As filed with the Securities and Exchange Commission on April 22, 2020

Registration Statement No. 333-217914

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 9

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE KOREA DEVELOPMENT BANK

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Registrant and Guarantor)

Names and Addresses of Authorized Representatives in the United States:

Byung Soo Kim or Eun Young Kim Duly Authorized Representatives of The Korea Development Bank 320 Park Avenue, 32nd Floor New York, NY 10022	Minsik Shin Duly Authorized Representative of The Republic of Korea 460 Park Avenue, 9th Floor New York, NY 10022

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

c/o 19F, Ferrum Tower

19, Eulji-ro 5-gil, Jung-gu

Seoul 04539, Korea

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$6,000,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Korea Development Bank to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering, (ii) guarantees that may be issued by The Korea Development Bank in respect of obligations of other parties on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance and (iii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Korea Development Bank on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) and guarantees to be issued by The Korea Development Bank, registered hereunder, (ii) guarantees to be issued by The Republic of Korea, registered hereunder and (iii) US$1,847,380,000 aggregate principal amount of debt securities (with or without warrants) and guarantees registered under Registration Statement No. 333-203739 (including an aggregate principal amount of US$200,000,000 of debt securities that may be sold by us from time to time in a continuous offering of designated Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue, or the Series C Notes). Of such securities, The Korea Development Bank has sold US$300,000,000 floating rate notes due 2022, US$500,000,000 floating rate notes due 2020, US$150,000,000 floating rate notes due 2022, US$350,000,000 2.750% notes due 2023, US$500,000,000 floating rate notes due 2021, US$500,000,000 3.375% notes due 2023, US$500,000,000 3.00% notes due 2022, US$500,000,000 3.25% notes due 2024, US$500,000,000 floating rate notes due 2022, US$500,000,000 2.125% notes due 2024, US$750,000,000 floating rate notes due 2023 and US$750,000,000 1.750% notes due 2025, and US$2,047,380,000 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K-1 to this registration statement, together with the supplement to that prospectus supplement filed as Exhibit K-2 to this registration statement, to be used in connection with the sale by us of the Series C Notes in a continuous offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2020

PROSPECTUS

$7,847,380,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2020

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway, references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Indian Rupee” or “INR” are to the currency of India and references to “Swedish Krona” or “SEK” are to the currency of Sweden.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2019 and 2018 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea, or Korean IFRS or K-IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus. As permitted by the transition rules of K-IFRS 1109, our separate financial information as of and for the year ended December 31, 2017 included in this prospectus has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our separate financial information as of and for the years ended December 31, 2019 and 2018.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended, or the KDB Act. Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Youngdeungpo-gu, Seoul, The Republic of Korea. Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2019, we had ~~W~~142,986.1 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~217,835.3 billion and total equity of ~~W~~25,802.8 billion, as compared to ~~W~~137,775.6 billion of loans outstanding, ~~W~~209,774.8 billion of total assets and ~~W~~24,985.2 billion of total equity as of December 31, 2018. In 2019, we recorded interest income of ~~W~~5,101.2 billion, interest expense of ~~W~~4,038.9 billion and net income of ~~W~~445.7 billion, as compared to ~~W~~5,145.9 billion of interest income, ~~W~~3,763.1 billion of interest expense and ~~W~~2,509.8 billion of net income in 2018. See “—Selected Financial Statement Data.”

Currently, the Government directly holds 100% of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	40% or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)

any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)

any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry Economy and Finance to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•

the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

The Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2019, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

	December 31, 2019(1)
	(billions of Won)
Long-term debt:
Won currency borrowings	~~W~~	3,600.3
Industrial finance bonds		122,361.9
Foreign currency borrowings		3,356.4

Total long-term debt		129,318.6	(2)(3)

Capital:
Paid-in capital		18,663.1
Capital surplus		2,494.5
Retained earnings(4)		4,733.3
Accumulated other comprehensive income (loss)		(88.1)

Total capital		25,802.8

Total capitalization	~~W~~	155,121.4

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2019.

(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,157.80 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2019.

(3)

As of December 31, 2019, we had confirmed acceptances and guarantees totaling ~~W~~7,628.6 billion under outstanding guarantees issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 40.”

(4)

Includes regulatory reserve for credit losses of ~~W~~1,227.7 billion as of December 31, 2019. If our provision for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 24.”

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. Since our establishment, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ~~W~~2 trillion in the form of shares of common stock of Korea Land & Housing Corporation and KEPCO, ~~W~~40 billion in cash and ~~W~~15 billion in cash in April 2015, July 2015 and September 2015, respectively, (ii) ~~W~~50 billion in cash, ~~W~~247.7 billion in cash and ~~W~~10 billion in cash in July 2016, September 2016 and November 2016, respectively,

(iii) ~~W~~250 billion in the form of shares of common stock of Incheon Port Authority and Yeosu Gwangyang Port Authority, ~~W~~80 billion in cash and ~~W~~65 billion in cash in May 2017, September 2017 and December 2017, respectively, (iv) ~~W~~170 billion in cash in June 2018 and (v) ~~W~~500 billion in cash and ~~W~~55 billion in cash in March 2019 and September 2019, respectively. Taking into account these capital contributions, as of December 31, 2019, our total paid-in capital was ~~W~~18,663.1 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 24.”

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

We have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Statements of Financial Position Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2019 and 2018, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018.

	As of December 31,
	2018	2019
	(billions of Won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	144,980.2	151,808.0
Total Borrowings(2)	185,668.7	188,956.1
Total Assets	260,076.2	268,839.7
Total Liabilities	225,822.7	233,762.6
Equity	34,253.4	35,077.1

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

Consolidated Income Statement Data

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2018(1)	2019
	(billions of Won)
Income Statement Data
Total Interest Income	6,058.7	6,081.2
Total Interest Expense	3,883.9	4,210.7
Net Interest Income	2,174.8	1,870.5
Operating Income	1,689.2	926.0
Non-operating Income (Loss)	945.3	(847.2)
Income before Income Tax	2,634.5	78.8
Income Tax Expense	444.7	98.2
Net Income	706.0	279.1

(1)

Reflects the reclassification of profit or loss on Daewoo Shipbuilding and Marine Engineering Co., Ltd., or DSME, as profit or loss from discontinued operations, based on our agreement with Hyundai Heavy Industries Co., Ltd., or Hyundai Heavy Industries, in March 2019 to sell all of our shares in DSME to Hyundai Heavy Industries.

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2019 and 2018, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2018	2019
	(billions of Won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	137,775.6	142,986.1
Total Borrowings(2)	173,706.1	177,923.4
Total Assets	209,774.8	217,835.3
Total Liabilities	184,789.5	192,032.5
Equity	24,985.2	25,802.8

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

As of December 31, 2019, our total assets increased by 3.8% to ~~W~~217,835.3 billion from ~~W~~209,774.8 billion as of December 31, 2018, primarily due to an increase in loans measured at amortized cost to ~~W~~142,986.1 billion as of December 31, 2019 from ~~W~~137,775.6 billion as of December 31, 2018.

As of December 31, 2019, our total liabilities increased by 3.9% to ~~W~~192,032.5 billion from ~~W~~184,789.5 billion as of December 31, 2018, primarily due to an increase in deposits to ~~W~~34,664.0 billion as of December 31, 2019 from ~~W~~32,445.8 billion as of December 31, 2018 and an increase in debentures to ~~W~~120,623.4 billion as of December 31, 2019 from ~~W~~119,286.0 billion as of December 31, 2018, as well as an increase in derivative financial liabilities to ~~W~~4,171.7 billion as of December 31, 2019 from ~~W~~3,232.6 billion as of December 31, 2018.

As of December 31, 2019, our total equity increased by 3.3% to ~~W~~25,802.8 billion from ~~W~~24,985.2 billion as of December 31, 2018, primarily due to an increase in our paid-in capital to ~~W~~18,663.1 billion in 2019 from ~~W~~18,108.1 billion in 2018 as a result of the Government’s ~~W~~555 billion contribution to our capital in 2019.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus.

	Year Ended December 31,
	2018	2019
	(billions of Won)
Income Statement Data
Total Interest Income	5,145.9	5,101.2
Total Interest Expense	3,763.1	4,038.9
Net Interest Income	1,382.8	1,062.3
Operating Income	1,511.1	1,168.6
Income before Income Tax	2,890.9	602.1
Income Tax Expense	381.1	156.3
Net Income	2,509.8	445.7

2019

We had net income of ~~W~~445.7 billion in 2019 compared to net income of ~~W~~2,509.8 billion in 2018, on a separate basis. The principal factors for the decrease in net income included:

•

impairment loss on investments in subsidiaries and associates of ~~W~~542.9 billion in 2019 compared to a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~1,341.0 billion in 2018, primarily due to impairment losses of ~~W~~374.4 billion relating to DSME in 2019 compared to a reversal of impairment losses of ~~W~~2,014.7 billion relating to DSME in 2018 (See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 11”);

•

a decrease in net interest income to ~~W~~1,062.3 billion in 2019 from ~~W~~1,382.8 billion in 2018, primarily due to an increase in interest expense on debentures, which reflected an increase in the average cost of debentures in 2019 compared to 2018; and

•

provision for unused commitments of ~~W~~263.9 billion in 2019 compared to a reversal of provision for unused commitments of ~~W~~10.4 billion in 2018, primarily due to an increase in provision for unused commitments for DSME.

The above factors were partially offset by a decrease in provision for loan losses to ~~W~~59.8 billion in 2019 from ~~W~~377.4 billion in 2018, primarily due to a decrease in the amount of, and an improvement in the asset quality of, loans extended to Hanjin Heavy Industries and Construction Co., Ltd. and Dongbu Steel Co., Ltd. (See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 34”).

2018

We had net income of ~~W~~2,509.8 billion in 2018 compared to net income of ~~W~~434.8 billion in 2017, on a separate basis. The principal factors for the increase in net income included:

•

a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~1,341.0 billion in 2018 compared to impairment loss on investments in subsidiaries and associates of ~~W~~773.9 billion in 2017, primarily due to a recognition of reversal of impairment losses based on our agreement with Hyundai Heavy Industries Co., Ltd., or Hyundai Heavy Industries, in March 2019 to sell all of our shares in DSME to Hyundai Heavy Industries;

•

a decrease in provision for loan loss allowance to ~~W~~377.4 billion in 2018 from ~~W~~1,212.2 billion in 2017, primarily due to the recognition of a reversal of loan loss allowance in connection with the sale of Kumho Tire Co., Inc. in 2018; and

•

net foreign currency transaction gain of ~~W~~127.3 billion in 2018 compared to net foreign currency transaction loss of ~~W~~321.8 billion in 2017, primarily due to the depreciation of the Won against the U.S. dollar during 2018.

The above factors were partially offset by a decrease in net gain on securities measured at fair value through other comprehensive income under K-IFRS 1109 to ~~W~~12.0 billion in 2018, compared to net gain on available-for-sale financial assets under K-IFRS 1039 of ~~W~~885.0 billion in 2017, primarily due to the application of K-IFRS 1109 in 2018.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. Under K-IFRS 1109, for annual periods commencing on or after January 1, 2018, we establish allowances for credit losses based on expected credit losses instead of incurred losses (as was the case under K-IFRS 1039) by assessing changes in expected credit losses and recognizing such changes as impairment loss (or reversal of impairment loss) in profit or loss. Under K-IFRS 1109, the allowance required to be established with respect to a loan or receivable is the amount of the expected 12-month credit loss or the expected lifetime credit loss for the applicable loan or receivable, according to three stages of credit risk deterioration since initial recognition.

As of December 31, 2019, we established provisions of ~~W~~3,105.8 billion for possible loan losses, 12.2% lower than the provisions as of December 31, 2018 of ~~W~~3,539.1 billion, primarily due to a decrease in loans. The provisions for possible loan losses are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provisions for possible loan losses are deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which would be deducted from retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Notes 3(27), 9(1), 24(4) and 24(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2019, we have provided loans of ~~W~~902.5 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of December 31, 2019, we had established provisions of ~~W~~450.0 billion for such loans. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of December 31, 2018(1)				As of December 31, 2019(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(billions of Won)
Loan Classification	Normal(2)	~~W~~	130,199.6	~~W~~	334.4	~~W~~	135,947.4	~~W~~	368.5
	Precautionary		3,520.9		652.3		4,132.7		883.5
	Substandard		2,772.8		1,499.1		1,485.9		676.0
	Doubtful		250.0		142.8		204.5		159.7
	Expected Loss		1,032.3		910.5		1,215.6		1,018.1

	Total	~~W~~	137,775.6	~~W~~	3,539.1	~~W~~	142,986.1	~~W~~	3,105.8

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2019, our non-performing loans totaled ~~W~~2,906.1 billion, representing 2.0% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2019, our legal reserve was ~~W~~1,177.9 billion, representing 0.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, Hyundai Merchant Marine Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Daehan Shipbuilding Co., Ltd., Asiana Airlines Inc., STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd. and GM Korea Company. As of December 31, 2019, our credit extended to these companies totaled ~~W~~12,320.5 billion, accounting for 5.7% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

	As of December 31,
Company	2018		2019		Primary Reason for Change
	(billions of Won)
DSME	~~W~~	6,278.0	~~W~~	5,277.1	Decrease due to a decline in the value of the shares of DSME
Hyundai Merchant Marine		1,818.6		1,685.2	Decrease due to a decrease in loans
Hanjin Heavy Industries and Construction		1,233.1		1,089.4	Decrease due to a decrease in, and reclassification of, loans
Daehan Shipbuilding		986.0		1,087.4	Increase due to an increase in loans
Asiana Airlines Inc.		484.4		1,017.9	Increase due to purchase of perpetual bonds issued by Asiana in April 2019
STX Offshore & Shipbuilding		1,029.9		998.5	Decrease due to a decrease in loans
Dongbu Steel		1,189.9		755.4	Decrease due to a decrease in, and reclassification of, loans
GM Korea Company		450.6		409.6	Decrease due to a decline in the value of the shares of GM Korea

Total	~~W~~	13,470.5	~~W~~	12,320.5

As of December 31, 2019, we established provisions of ~~W~~1,292.4 billion for our exposure to DSME, ~~W~~120.9 billion for Hyundai Merchant Marine, ~~W~~183.4 billion for Hanjin Heavy Industries and Construction, ~~W~~385.0 billion for Daehan Shipbuilding, ~~W~~2.8 billion for Asiana Airlines, ~~W~~833.6 billion for STX Offshore & Shipbuilding, ~~W~~151.9 billion for Dongbu Steel and none for GM Korea.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to

~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, Hyundai Heavy Industries entered into a definitive agreement with us to acquire DSME. Pursuant to such agreement, we plan to transfer all of our shares in DSME amounting to approximately ~~W~~2 trillion (in the form of contributions-in-kind) to Korea Shipbuilding & Offshore Engineering, a newly established sub-holding company spun off from Hyundai Heavy Industries to control its shipbuilding companies, in return for an equity stake in Korea Shipbuilding & Offshore Engineering. It is expected that, following the execution of this agreement, Hyundai Heavy Industries will become the largest shareholder of DSME, followed by us holding the second largest stake in DSME. The completion of this transaction is subject to various conditions, including due diligence and approval from the anti-trust authorities of the European Union and applicable countries.

In July 2016, Hyundai Merchant Marine executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in Hyundai Merchant Marine, which resulted in us becoming the largest shareholder of Hyundai Merchant Marine. In October 2018, we injected ~~W~~1 trillion in emergency aid into Hyundai Merchant Marine in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by Hyundai Merchant Marine. As of December 31, 2019, our equity interest in Hyundai Merchant Marine amounted to 12.9%.

In January 2019, Hanjin Heavy Industries and Construction Philippines, a subsidiary of Hanjin Heavy Industries and Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for Hanjin Heavy Industries and Construction, as a result of which we have become the largest shareholder of Hanjin Heavy Industries and Construction.

STX Offshore & Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. STX Offshore & Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. As of December 31, 2019, our exposure to STX Offshore & Shipbuilding was classified as expected loss.

Dongbu Steel has also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Dongbu Steel entered into a voluntary workout agreement with its creditors, including us, in October 2015, which is scheduled to expire in 2020. In April 2019, a consortium formed by KG Group and Cactus Private Equity was selected as the preferred bidder for the sale of Dongbu Steel, and in September 2019, KG Steel, a subsidiary of KG Group established in May 2019, became the largest shareholder of Dongbu Steel.

In 2019, we sold non-performing loans worth ~~W~~464.1 billion to UAMCO Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally. For example, the impact of the ongoing outbreak of a global pandemic caused by a new strain of coronavirus, or COVID-19, on the Korean economy could disrupt the business, activities and operations of many of our borrowers, including large business groups, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” A continued deterioration in the financial condition of our borrowers could result in a deterioration in the quality of our loan portfolio, which in turn could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 1.8% over our prime rate, although we provide a discount between 0.2% and 1.0% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

In recent months, many of our corporate borrowers have experienced financial difficulties due to the ongoing global outbreak of the COVID-19 pandemic. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” We have significant exposure to certain industries particularly affected by the ongoing outbreak of the COVID-19 pandemic, such as the transportation (including airlines), hotel and leisure industries, the banking and insurance industries, the retail and wholesale industries and the manufacturing industry, among others. In the event that the financial condition of these companies to which we extended credits deteriorates in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and impairment losses or losses on disposal, which may have a material adverse impact on our results of operations and financial condition.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 49.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2018		2019
	(billions of Won)
Equipment Capital Loans:
Domestic Currency	~~W~~	46,634.0	~~W~~	45,877.9
Foreign Currency		6,307.1		7,022.5

		52,941.1		52,900.4
Working Capital Loans:
Domestic Currency(2)		51,158.3		53,545.5
Foreign Currency		7,011.0		8,528.6

		58,169.3		62,074.1
Other Loans(3)		26,665.2		28,011.6

Total Loans	~~W~~	137,775.6	~~W~~	142,986.1

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2019, we had ~~W~~142,986.1 billion in outstanding loans, which represents a 3.8% increase from ~~W~~137,775.6 billion of outstanding loans as of December 31, 2018.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2019 Total
	2018		2019
	(billions of Won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	47,734.6	~~W~~	3,708.6	3.2%
Loans with Remaining Maturities of More Than One Year		63,375.8		111,265.9	96.8

Total	~~W~~	111,110.4	~~W~~	114,974.5	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2019 Total
	2018		2019
	(billions of Won, except percentages)
Manufacturing	~~W~~	54,563.5	~~W~~	56,197.4	48.9%
Banking and Insurance		26,142.6		27,362.6	23.8
Transportation		7,020.6		7,653.5	6.7
Public Administration		692.0		685.8	0.6
Electric, Gas and Water Supply Industry		4,018.9		3,277.1	2.9
Others(2)		18,672.8		19,798.1	17.2

Total	~~W~~	111,110.4	~~W~~	114,974.5	100.0%

Percentage increase (decrease) from previous period		(0.4)%		3.5%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.9% of our outstanding equipment capital and working capital loans as of December 31, 2019. As of December 31, 2019, loans to the transportation equipment manufacturing businesses and the metal product manufacturing businesses accounted for 12.2% and 11.7%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of December 31, 2019, accounting for 5.5% of our outstanding equipment capital and working capital loans. As of December 31, 2019, our five largest borrowers and 20 largest borrowers accounted for 13.2% and 22.9%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2019 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2019 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	33.1%
Banking and Insurance	56.8
Transportation	6.9
Others(1)	3.2

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2019 Total
	2018		2019
	(billions of Won, except percentages)
Manufacturing	~~W~~	28,898.7	~~W~~	31,646.0	52.7%
Banking and Insurance		4,813.9		10,651.7	17.7
Transportation		3,161.2		4,105.8	6.8
Electric, Gas and Water Supply Industry		1,360.8		2,082.9	3.5
Public Administration		—		211.0	0.4
Others(1)		9,423.5		11,403.9	18.9

Total	~~W~~	47,658.1	~~W~~	60,101.3	100.0%

Percentage increase (decrease) from previous period		2.3%		26.1%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2019:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2019%			December 31, 2019%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	40,703.3	76.9%	~~W~~	39,825.6	64.2%
On-lending loans		2,797.3	5.3		12,613.9	20.3
Foreign currency loans		4,817.4	9.1		1,742.0	2.8
Local currency loans denominated in foreign currencies		9.5	0.0		28.3	0.0
Offshore loans in foreign currencies		1,603.1	3.0		5,907.2	9.5
Government fund loans		153.0	0.3		0.0	0.0
Overdraft		0.0	0.0		140.1	0.2
Others(1)		2,816.8	5.4		1,817.1	3.0

Total	~~W~~	52,900.4	100.0%	~~W~~	62,074.1	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years and, working capital foreign currency loans, of up to three years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2018		2019
	(billions of Won)
Acceptances	~~W~~	631.3	~~W~~	325.2
Guarantees on local borrowing		1,104.6		1,046.3
Guarantees on foreign borrowing		6,057.4		6,205.6
Letter of guarantee for importers		54.5		51.5

Total	~~W~~	7,847.8	~~W~~	7,628.6

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to ~~W~~36,616.5 billion as of December 31, 2019 from ~~W~~34,823.2 billion as of December 31, 2018.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2018, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~12,276.9 billion, equal to 31.2% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2019:

Equity Investments

	Book Value as of December 31, 2019
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	17,986.7
Construction		1,040.8
Banking and Insurance		10,070.3
Real Estate Business		3,767.9
Manufacturing		443.7
Transportation		2,336.1
Others		971.0

Total	~~W~~	36,616.5

As of December 31, 2019, we held total equity investments, on a book value basis, of ~~W~~556.2 billion in one of our five largest borrowers and ~~W~~2,382.9 billion in four of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2019, the aggregate value of our equity investments accounted for approximately 90.9% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyzes and managerial assistance; and

•	offering trust services.

As of December 31, 2019, we held in trust cash and other assets totaling ~~W~~36,600.1 billion, and we generated in 2019 trust fee income equaling ~~W~~157.3 billion. As of December 31, 2018, we held in trust cash and other assets totaling ~~W~~32,564.9 billion, and we generated in 2018 trust fee income equaling ~~W~~136.7 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2018 and 2019, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2019:

Type of Funds Borrowed	As of December 31, 2019
	(billions of Won)
General Purpose	~~W~~	154.7
Special Purpose		3,670.0

Total	~~W~~	3,824.7

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2019:

Outstanding Balance	As of December 31, 2019
	(billions of Won)
Denominated in Won	~~W~~	95,017.5
Denominated in Other Currencies		27,860.9

Total	~~W~~	122,878.4

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2019, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2019) was ~~W~~133,740.9 billion, equal to 21.2% of our authorized amount under the KDB Act, which was ~~W~~632,059.5 billion.

In 2019, we issued ~~W~~45.8 trillion in Won-denominated industrial finance bonds and ~~W~~6.0 trillion in industrial finance bonds denominated in other currencies. In 2020, we are targeting to issue approximately ~~W~~50.0 trillion in Won-denominated industrial finance bonds and approximately ~~W~~8.0 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2019, the outstanding amount of our foreign currency borrowings was US$12.3 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~14,275.2 billion as of December 31, 2019 from ~~W~~13,609.5 billion as of December 31, 2018.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2019, demand deposits held by us totaled ~~W~~2,455.3 billion and time and savings deposits held by us totaled ~~W~~29.180.6 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2019:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2020		2021		2022		2023		Thereafter
	(billions of Won)
Won	~~W~~	40,490.8	~~W~~	28,059.1	~~W~~	9,848.6	~~W~~	5,706.6	~~W~~	14,686.3
Foreign		19,431.3		5,543.7		6,057.7		3,418.4		7,659.1

Total Won Equivalent	~~W~~	59,922.1	~~W~~	33,602.8	~~W~~	15,906.3	~~W~~	9,125.0	~~W~~	22,345.4

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2019, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2015	100,119.6
2016	92,692.8
2017	103,339.2
2018	103,443.1
2019	97,087.8

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2015	37,341.4
2016	38,264.9
2017	34,772.6
2018	41,873.4
2019	41,640.2

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2019:

External Bonds

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$16,979.7	US$16,979.7
Japanese yen (¥)	¥ 50,000.0	459.3
Euro (EUR)	EUR 1,519.3	1,702.5
Singapore dollar (SGD)	SGD 70.0	51.9
Hong Kong dollar (HKD)	HKD 4,365.0	560.5
Chinese offshore renminbi (CNH)	CNH 7,510.0	1,075.4
Swiss franc (CHF)	CHF 300.0	309.8
Brazilian real (BRL)	BRL 3,460.5	861.0
Australian dollar (AUD)	AUD 1,378.9	965.1
Great Britain Sterling (GBP)	GBP 492.0	645.4
New Zealand dollar (NZD)	NZD 100.0	67.3
Norwegian Krone (NOK)	NOK 700.0	79.4
Indonesian Rupiah(IDR)	IDR 670,000.0	48.2
Indian Rupee(INR)	INR 4,482.2	62.7
Swedish Krona(SEK)	SEK 1,410.0	150.8
Mexican Peso (MXN)	MXN 390.0	20.6

Total		US$24,039.6

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2019.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain nine branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao and Shenyang and nine overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Yangon, Moscow, Manila, Sydney, Bangkok and Jakarta.

Property

Our head office is located at 14 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 73 branches in major cities throughout the Republic, including 18 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Dong Gull Lee	September 10, 2020
Chief Operating Officer and Vice Chairman of the Board of Directors	Joo Yung Sung	January 2, 2022
Auditor	Cheol Hwan Seo	February 25, 2021
Independent Non-executive Directors	Nam Joon Kim	June 27, 2020
	Jung Sik Kim	June 27, 2020
	Yoon Lee	July 31, 2020
	Chae Yeol Yang	May 25, 2020
	Kyo Deog Son	March 30, 2022

As of December 31, 2019, we employed 3,410 persons with 1,908 persons located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2019
USD	750,000,000	4.625	November 16, 2011	November 16, 2021	750,000,000
USD	300,000,000	3.000	September 14, 2012	September 14, 2022	300,000,000
USD	350,000,000	3.000	September 14, 2012	September 14, 2022	350,000,000
USD	100,000,000	3.000	September 14, 2012	September 14, 2022	100,000,000
USD	40,000,000	3.810	October 30, 2013	October 30, 2023	40,000,000
USD	30,000,000	4.000	November 1, 2013	November 1, 2023	30,000,000
USD	50,000,000	3.740	November 5, 2013	November 5, 2023	50,000,000
USD	50,000,000	3.700	November 6, 2013	November 6, 2023	50,000,000
USD	50,000,000	3.800	November 13, 2013	November 13, 2023	50,000,000
USD	30,000,000	3.790	November 13, 2013	November 13, 2023	30,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2019
USD	50,000,000	3.750	November 15, 2013	November 15, 2023	50,000,000
USD	30,000,000	3.680	November 26, 2013	November 26, 2023	30,000,000
USD	30,000,000	3.680	November 26, 2013	November 26, 2023	30,000,000
USD	20,000,000	3.660	November 26, 2013	November 26, 2023	20,000,000
USD	50,000,000	3.800	December 12, 2013	December 12, 2023	50,000,000
USD	20,000,000	3.810	December 18, 2013	December 18, 2023	20,000,000
USD	20,000,000	3.800	December 18, 2013	December 18, 2023	20,000,000
USD	750,000,000	3.750	January 22, 2014	January 22, 2024	750,000,000
USD	200,000,000	3.850	February 20, 2014	February 20, 2024	200,000,000
USD	20,000,000	3.720	April 9, 2014	April 9, 2024	20,000,000
USD	30,000,000	3.720	April 10, 2014	April 10, 2024	30,000,000
USD	30,000,000	3.700	April 11, 2014	April 11, 2024	30,000,000
USD	50,000,000	3.700	April 11, 2014	April 11, 2024	50,000,000
USD	50,000,000	3.620	April 29, 2014	April 29, 2024	50,000,000
USD	30,000,000	3.605	April 29, 2014	April 29, 2024	30,000,000
USD	20,000,000	3.615	April 30, 2014	April 30, 2024	20,000,000
USD	400,000,000	2.500	September 11, 2014	March 11, 2020*	400,000,000
USD	350,000,000	2.500	September 11, 2014	March 11, 2020*	350,000,000
USD	50,000,000	3.250	November 14, 2014	November 14, 2024	50,000,000
USD	10,000,000	3M USD Libor + 0.55	February 3, 2015	February 3, 2020*	10,000,000
USD	50,000,000	2.730	February 6, 2015	February 6, 2027	50,000,000
USD	20,000,000	3M USD Libor + 0.65	March 26, 2015	March 26, 2020*	20,000,000
USD	500,000,000	2.250	May 18, 2015	May 18, 2020	500,000,000
USD	30,000,000	3.010	June 24, 2015	June 24, 2025	30,000,000
USD	50,000,000	3.376	July 9, 2015	July 9, 2025	50,000,000
USD	50,000,000	3.330	July 22, 2015	July 22, 2025	50,000,000
USD	50,000,000	3.200	August 6, 2015	August 6, 2025	50,000,000
USD	350,000,000	3.375	September 16, 2015	September 16, 2025	350,000,000
USD	400,000,000	3.375	September 16, 2015	September 16, 2025	400,000,000
USD	10,000,000	3M USD Libor + 0.7	November 6, 2015	November 6, 2020	10,000,000
USD	1,000,000,000	3.000	January 13, 2016	January 13, 2026	1,000,000,000
USD	500,000,000	2.500	January 13, 2016	January 13, 2021	500,000,000
USD	50,000,000	2.690	March 30, 2016	March 30, 2026	50,000,000
USD	150,000,000	3M USD Libor + 0.95	April 12, 2016	April 12, 2021	150,000,000
USD	11,700,000	1.530	July 5, 2016	July 5, 2022	11,700,000
USD	53,000,000	2.180	August 10, 2016	August 10, 2026	53,000,000
USD	500,000,000	2.000	September 12, 2016	September 12, 2026	500,000,000
USD	50,000,000	2.530	November 10, 2016	November 10, 2028	50,000,000
USD	20,000,000	2.625	December 14, 2016	December 14, 2021	20,000,000
USD	50,000,000	3.088	January 17, 2017	January 17, 2027	50,000,000
USD	500,000,000	3M USD Libor + 0.705	February 27, 2017	February 27, 2022	500,000,000
USD	500,000,000	3M USD Libor + 0.45	February 27, 2017	February 27, 2020*	500,000,000
USD	500,000,000	2.625	February 27, 2017	February 27, 2022	500,000,000
USD	10,000,000	3M USD Libor + 0.40	March 23, 2017	March 23, 2020*	10,000,000
USD	50,000,000	2.760	March 31, 2017	March 31, 2022	50,000,000
USD	30,000,000	2.580	June 16, 2017	June 16, 2022	30,000,000
USD	25,000,000	3M USD Libor + 0.47	June 30, 2017	June 30, 2020	25,000,000
USD	300,000,000	3M USD Libor + 0.725	July 6, 2017	July 6, 2022	300,000,000
USD	50,000,000	4.500	July 13, 2017	July 13, 2037	50,000,000
USD	50,000,000	4.510	August 10, 2017	August 10, 2037	50,000,000
USD	150,000,000	3M USD Libor + 0.705	September 19, 2017	February 27, 2022	150,000,000
USD	500,000,000	3M USD Libor + 0.675	September 19, 2017	September 19, 2020	500,000,000
USD	350,000,000	2.750	September 19, 2017	March 19, 2023	350,000,000
USD	300,000,000	3M USD Libor + 0.8	October 30, 2017	October 30, 2022	300,000,000
USD	100,000,000	3M USD Libor + 0.55	November 27, 2017	November 27, 2020	100,000,000
USD	200,000,000	3M USD Libor + 0.56	December 19, 2017	June 19, 2020	200,000,000
USD	50,000,000	3.800	January 29, 2018	January 29, 2038	50,000,000
USD	20,000,000	2.890	January 29, 2018	January 29, 2021	20,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2019
USD	20,000,000	3M USD Libor + 0.6	February 12, 2018	February 12, 2023		20,000,000
USD	20,000,000	3M USD Libor + 0.52	March 6, 2018	March 6, 2021		20,000,000
USD	500,000,000	3M USD Libor + 0.55	March 12, 2018	March 12, 2021		500,000,000
USD	500,000,000	3.375	March 12, 2018	March 12, 2023		500,000,000
USD	50,000,000	3M USD Libor + 0.45	March 13, 2018	March 13, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.45	March 14, 2018	March 14, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.45	March 15, 2018	March 15, 2021		50,000,000
USD	50,000,000	4.100	March 19, 2018	March 19, 2048		50,000,000
USD	10,000,000	3M USD Libor + 0.45	March 28, 2018	March 30, 2020*		10,000,000
USD	50,000,000	3M USD Libor + 0.45	April 16, 2018	April 16, 2020*		50,000,000
USD	20,000,000	3M USD Libor + 0.61	May 14, 2018	May 14, 2023		20,000,000
USD	50,000,000	3.220	June 1, 2018	June 1, 2020		50,000,000
USD	50,000,000	3.260	July 20, 2018	July 20, 2020		50,000,000
USD	150,000,000	3M USD Libor + 0.43	September 14, 2018	September 14, 2021		150,000,000
USD	100,000,000	3M USD Libor + 0.395	December 3, 2018	December 3, 2020		100,000,000
USD	250,000,000	3M USD Libor + 0.28	December 3, 2018	December 3, 2020		250,000,000
USD	50,000,000	3M USD Libor + 0.37	December 4, 2018	December 4, 2020		50,000,000
USD	50,000,000	3M USD Libor + 0.40	January 4, 2019	January 11, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.375	January 22, 2019	January 22, 2021		50,000,000
USD	500,000,000	3.250	February 19, 2019	February 19, 2024		500,000,000
USD	500,000,000	3.000	February 19, 2019	March 19, 2022		500,000,000
USD	50,000,000	3M USD Libor + 0.37	March 4, 2019	March 4, 2021		50,000,000
USD	100,000,000	3M USD Libor + 0.42	March 28, 2019	March 28, 2022		100,000,000
USD	50,000,000	3M USD Libor + 0.42	April 1, 2019	April 1, 2022		50,000,000
USD	50,000,000	3M USD Libor + 0.38	May 31, 2019	May 31, 2022		50,000,000
USD	50,000,000	3M USD Libor + 0.15	June 14, 2019	June 15, 2020		50,000,000
USD	50,000,000	3M USD Libor + 0.37	July 5, 2019	July 5, 2022		50,000,000
USD	100,000,000	3M USD Libor + 0.15	July 17, 2019	July 17, 2020		100,000,000
USD	50,000,000	3M USD Libor + 0.15	July 19, 2019	July 19, 2020		50,000,000
USD	50,000,000	3M USD Libor + 0.29	July 26, 2019	July 26, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.4	August 15, 2019	August 15, 2022		50,000,000
USD	100,000,000	3M USD Libor + 0.41	August 30, 2019	August 30, 2022		100,000,000
USD	100,000,000	3M USD Libor + 0.3	September 17, 2019	September 17, 2021		100,000,000
USD	50,000,000	3M USD Libor + 0.3	September 17, 2019	September 17, 2021		50,000,000
USD	48,000,000	3M USD Libor + 0.475	October 1, 2019	October 1, 2022		48,000,000
USD	452,000,000	3M USD Libor + 0.475	October 1, 2019	October 1, 2022		452,000,000
USD	500,000,000	2.125	October 1, 2019	October 1, 2024		500,000,000
USD	50,000,000	3M USD Libor + 0.32	October 15, 2019	October 15, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.405	October 21, 2019	October 21, 2022		50,000,000
USD	50,000,000	3M USD Libor + 0.32	October 31, 2019	October 29, 2021		50,000,000
USD	20,000,000	3M USD Libor + 0.31	November 7, 2019	November 7, 2021		20,000,000
USD	50,000,000	3M USD Libor + 0.45	November 13, 2019	November 14, 2022		50,000,000
USD	50,000,000	3M USD Libor + 0.45	November 14, 2019	November 14, 2022		50,000,000
USD	50,000,000	3M USD Libor + 0.24	November 14, 2019	December 14, 2020		50,000,000
USD	50,000,000	3M USD Libor + 0.24	November 14, 2019	December 14, 2020		50,000,000
USD	50,000,000	3M USD Libor + 0.23	November 20, 2019	November 20, 2020		50,000,000
USD	100,000,000	3M USD Libor + 0.2	December 6, 2019	December 6, 2020		100,000,000

		Subtotal in Original Currency			USD	16,979,700,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	19,659,096,660,000

SGD	70,000,000	2.01	January 26, 2017	January 16, 2020*		70,000,000

		Subtotal in Original Currency			SGD	70,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	60,098,500,000

JPY	50,000,000,000	0.230	September 4, 2018	September 3, 2021		50,000,000,000

		Subtotal in Original Currency			JPY	50,000,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	531,735,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2019
HKD	388,000,000	4.420	April 4, 2011	April 12, 2021		388,000,000
HKD	89,000,000	3.600	September 16, 2011	September 16, 2021		89,000,000
HKD	303,000,000	4.300	October 21, 2011	October 21, 2021		303,000,000
HKD	1,042,000,000	3.200	April 3, 2014	October 3, 2021		1,042,000,000
HKD	113,000,000	1.980	April 7, 2016	March 30, 2021		113,000,000
HKD	350,000,000	2.060	October 25, 2016	October 25, 2023		350,000,000
HKD	160,000,000	2.080	October 17, 2017	October 19, 2020		160,000,000
HKD	140,000,000	2.170	October 25, 2017	October 25, 2020		140,000,000
HKD	205,000,000	2.570	October 27, 2017	October 27, 2022		205,000,000
HKD	162,000,000	2.685	December 19, 2017	December 19, 2022		162,000,000
HKD	390,000,000	2.710	May 18, 2018	May 18, 2020		390,000,000
HKD	390,000,000	2.710	May 25, 2018	May 25, 2020		390,000,000
HKD	390,000,000	2.053	November 8, 2019	November 8, 2024		390,000,000
HKD	243,000,000	2.214	November 26, 2019	November 26, 2024		243,000,000

		Subtotal in Original Currency			HKD	4,365,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	648,900,900,000

CNH	150,000,000	4.45	November 8, 2013	November 8, 2023		150,000,000
CNH	210,000,000	4.1	December 18, 2013	December 18, 2023		210,000,000
CNH	150,000,000	5.45	February 14, 2017	February 14, 2021		150,000,000
CNH	150,000,000	5.3	February 14, 2017	February 14, 2020*		150,000,000
CNH	150,000,000	5.265	February 21, 2017	February 21, 2021		150,000,000
CNH	200,000,000	5.3	March 6, 2017	March 6, 2020*		200,000,000
CNH	200,000,000	4.19	July 27, 2017	July 27, 2020		200,000,000
CNH	220,000,000	4.3	July 31, 2017	July 31, 2020		220,000,000
CNH	230,000,000	4.355	August 29, 2017	August 29, 2020		230,000,000
CNH	1,400,000,000	4.5	November 10, 2017	November 10, 2020		1,400,000,000
CNH	300,000,000	4.585	February 13, 2018	February 13, 2021		300,000,000
CNH	120,000,000	4.6	February 22, 2018	February 22, 2021		120,000,000
CNH	130,000,000	4.65	February 27, 2018	February 27, 2021		130,000,000
CNH	190,000,000	4.65	March 12, 2018	March 12, 2021		190,000,000
CNH	150,000,000	4.55	May 21, 2018	May 21, 2021		150,000,000
CNH	300,000,000	4.41	June 11, 2018	June 11, 2020		300,000,000
CNH	300,000,000	4.31	June 12, 2018	June 12, 2020		300,000,000
CNH	1,750,000,000	4.6	July 3, 2018	July 3, 2021		1,750,000,000
CNH	200,000,000	4.22	July 24, 2018	July 23, 2021		200,000,000
CNH	310,000,000	4.03	September 12, 2018	September 12, 2020		310,000,000
CNH	330,000,000	3.05	February 22, 2019	February 22, 2020*		330,000,000
CNH	70,000,000	3	February 27, 2019	February 27, 2020*		70,000,000
CNH	300,000,000	3.03	May 31, 2019	May 27, 2020		300,000,000

		Subtotal in Original Currency			CNH	7,510,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	1,244,707,400,000

EUR	10,000,000	3M Euribor + 0.35	June 12, 2015	June 12, 2020		10,000,000
EUR	64,000,000	0.240	November 25, 2016	November 25, 2021		64,000,000
EUR	40,290,000	0.160	December 1, 2016	December 1, 2021		40,290,000
EUR	70,000,000	0.000	November 13, 2017	August 13, 2020		70,000,000
EUR	500,000,000	0.625	July 17, 2018	July 17, 2023		500,000,000
EUR	300,000,000	0.625	November 6, 2018	July 17, 2023		300,000,000
EUR	300,000,000	0.000	July 10, 2019	July 10, 2024		300,000,000
EUR	200,000,000	0.000	July 10, 2019	July 10, 2024		200,000,000
EUR	10,000,000	3M Euribor + 0.7	December 12, 2019	December 12, 2024		10,000,000
EUR	25,000,000	0.000	December 23, 2019	December 23, 2021		25,000,000

		Subtotal in Original Currency			EUR	1,519,290,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,971,172,424,700

CHF	200,000,000	0.303	June 14, 2018	June 14, 2023		200,000,000
CHF	100,000,000	0.050	August 2, 2018	December 23, 2022		100,000,000

		Subtotal in Original Currency			CHF	300,000,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	358,656,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2019
BRL	378,000,000	5.900	February 21, 2019	February 23, 2021		378,000,000
BRL	370,000,000	5.820	February 22, 2019	January 28, 2021		370,000,000
BRL	186,000,000	5.480	February 28, 2019	June 30, 2020		186,000,000
BRL	385,000,000	5.300	April 9, 2019	April 29, 2020		385,000,000
BRL	959,500,000	5.226	April 22, 2019	April 22, 2020		959,500,000
BRL	191,500,000	5.020	July 2, 2019	December 15, 2020		191,500,000
BRL	990,500,000	4.608	August 14, 2019	December 14, 2020		990,500,000

		Subtotal in Original Currency			BRL	3,460,500,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	996,797,025,000

AUD	20,000,000	3.370	February 11, 2015	February 11, 2022		20,000,000
AUD	22,900,000	2.550	July 5, 2016	July 5, 2022		22,900,000
AUD	100,000,000	3.966	November 30, 2016	November 30, 2026		100,000,000
AUD	60,000,000	3.760	January 18, 2018	January 18, 2028		60,000,000
AUD	100,000,000	3M BBSW + 0.98	October 19, 2018	October 19, 2023		100,000,000
AUD	300,000,000	3M BBSW + 0.98	October 19, 2018	October 19, 2023		300,000,000
AUD	100,000,000	3M BBSW + 0.78	August 29, 2019	August 29, 2024		100,000,000
AUD	400,000,000	3M BBSW + 0.78	August 29, 2019	August 29, 2024		400,000,000
AUD	200,000,000	1.500	August 29, 2019	August 29, 2024		200,000,000
AUD	50,000,000	1.515	November 19, 2019	November 19, 2022		50,000,000
AUD	26,000,000	1.510	November 19, 2019	November 19, 2022		26,000,000

		Subtotal in Original Currency			AUD	1,378,900,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	1,117,377,826,000

IDR	670,000,000,000	7.00	November 30, 2017	November 30, 2022		670,000,000,000

		Subtotal in Original Currency			IDR	670,000,000,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	55,677,000,000

INR	1,282,200,000	5.80	September 1, 2017	September 1, 2020		1,282,200,000
INR	3,200,000,000	6.90	February 20, 2018	February 20, 2023		3,200,000,000

		Subtotal in Original Currency			INR	4,482,200,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	72,746,106,000

NOK	300,000,000	4.00	October 23, 2013	April 23, 2020		300,000,000
NOK	400,000,000	2.905	July 21, 2015	July 21, 2025		400,000,000

		Subtotal in Original Currency			NOK	700,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	91,917,000,000

NZD	100,000,000	5.125	November 13, 2014	November 13, 2020		100,000,000

		Subtotal in Original Currency			NZD	100,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	77,908,000,000

GBP	250,000,000	1.75	October 31, 2017	December 15, 2022		250,000,000
GBP	35,000,000	1.267	November 21, 2019	November 21, 2022		35,000,000
GBP	35,000,000	1.267	November 21, 2019	November 21, 2022		35,000,000
GBP	35,000,000	1.230	November 22, 2019	November 22, 2022		35,000,000
GBP	35,000,000	1.230	November 22, 2019	November 22, 2022		35,000,000
GBP	30,000,000	1.230	November 22, 2019	November 22, 2022		30,000,000
GBP	36,000,000	1.279	November 26, 2019	November 26, 2022		36,000,000
GBP	36,000,000	1.270	November 26, 2019	November 26, 2022		36,000,000

		Subtotal in Original Currency			GBP	492,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	747,195,480,000

SEK	400,000,000	1.83	August 10, 2017	August 10, 2027		400,000,000
SEK	400,000,000	1.815	August 16, 2017	August 16, 2027		400,000,000
SEK	410,000,000	1.74	November 30, 2017	November 30, 2027		410,000,000
SEK	200,000,000	2.01	February 27, 2018	February 27, 2028		200,000,000

		Subtotal in Original Currency			SEK	1,410,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	174,642,600,000

MXN	390,000,000	7.200	September 19, 2019	September 19, 2020		390,000,000
		Subtotal in Original Currency			MXN	390,000,000
		Subtotal in Equivalent Amount of Won(16)			~~W~~	23,832,900,000
Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	27,832,460,821,700

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,157.80, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(2)

Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 858.55, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 10.64, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 148.66, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(5)

Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 165.74, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,297.43, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.
(7)

Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,195.52, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(8)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 288.05, the prevailing market rate on December 31, 2019.
(9)

Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 810.34, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(10)

Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.31, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(11)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 16.23, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(12)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 131.31, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(13)

New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 779.08, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(14)

Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,518.69, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 123.86, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(16)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 61.11, the market average exchange rate in effect on December 31, 2019, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2019(1)
		(%)			(millions of Won)
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.25~3M Libor + 0.78	2016~2019	2020~2021		694,680
Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22~ 3M Libor + 0.74	2014~2015	2020~2024		653,613
Central Bank of the Republic of Uzbekistan and others	Off-shore short-term borrowings	1.79~2.80	2019	2020		1,487,621
HSBC and others	Off-shore long-term borrowings	3M Libor + 0.36 ~ +0.62	2018	2021		226,062
Others	Short-term borrowings in foreign currency	0.00~5.50	2018~2019	2020		9,465,368
	Long-term borrowings in foreign currency	0.12~3.34	2016~2019	2020~2022		1,280,441

Total External Borrowings of KDB					~~W~~	13,807,785

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2019 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2019
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	1.59~2.28	2019	2020		464,991
Long-term Industrial Finance Bonds	1.22~6.6	2005~2019	2020~2046		94,552,511

Total Bonds	1.22~6.6	2005~2019	2020~2046		95,017,502
2. Borrowings
Borrowings from the Ministry of Economy and Finance	0.34~0.87	2001~2012	2020~2032	~~W~~	154,667
Borrowings from Industrial Bank of Korea	0.10~1.00	2015	2020		190
Borrowings from Small & Medium Business Corp.	0.55~3.04	2010~2019	2020~2032		73,709
Borrowings from the Ministry of Culture and Tourism	0.05~2.50	2010~2019	2020~2031		2,578,317
Borrowings from Korea Energy Management Corporation	0.25~3.10	2005~2019	2020~2032		387,943
Others(1)	0.00~3.15	2003~2019	2018~2044		629,873

Total Borrowings(2)					3,824,699
3. Other Debt(3)					2,070,284

Total Internal Floating Debt(4)					689,347
Total Internal Funded Debt(5)					96,398,439

Total Internal Debt				~~W~~	97,087,786

(1)	Includes borrowings from local governments, The Bank of Korea, the petroleum enterprises support fund and others.
(2)	Consist of short term borrowings in the amount of ~~W~~224,356 million and long term borrowings in the amount of ~~W~~3,600,343 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Cheol-Hwan Seo, who was appointed by the Financial Services Commission for a three-year term on February 26, 2018.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12F, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03145, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus.

K-IFRS 1116, Leases, is aimed at facilitating a more faithful representation of, and improving the transparency of information relating to, lease-related assets and liabilities, and is effective for annual periods beginning on or after January 1, 2019. K-IFRS 1116, which replaces K-IFRS 1017, Leases, requires a lessee to recognize a right-of-use asset representing the lessee’s right to use the underlying leased asset and a lease liability representing the present value of the lessee’s obligation to make future lease payments. We have applied K-IFRS 1116 in our separate financial statements beginning with the year ended December 31, 2019. For additional information relating to K-IFRS 1116, see “—Notes to Separate Financial Statements of December 31, 2019 and 2018—Note 2(2).”

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Economy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

12th Floor S&S Bldg. 48 Ujeongguk-ro, Jongno-ku, Seoul, 03145, Korea T: +82 2 397 6700 F : +82 2 730 9559 www.samdukcpa.co.kr

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

Opinion

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as of December 31, 2019 and 2018 and the separate statements of comprehensive income, the separate statements of changes in equity and the separate statements of cash flows for the years then ended, and notes to the separate financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2019 and 2018, and its separate financial performance and its separate cash flows for the years then ended in accordance with International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”)

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements of the Republic of Korea that are relevant to our audit of the separate financial statements and we have fulfilled our other ethical responsibilities in accordance with the ethical requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with Korean IFRS, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Korean Standards on Auditing will always detect a material misstatement when it exists.

Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with Korean Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

March 27, 2020

This report is effective as of March 27, 2020, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

A member of Nexia International

Nexia International is a leading worldwide network of independent accounting and consulting firms, providing comprehensive portfolio of audit, accountancy, tax and advisory services.

Korea Development Bank

Separate Statements of Financial Position

December 31, 2019 and 2018

(In millions of Won)	Notes	December 31, 2019		December 31, 2018
Assets
Cash and due from banks	4,45,46,49	~~W~~	6,592,174	7,175,229
Securities measured at FVTPL	5,45,46,49		7,822,359	8,509,187
Securities measured at FVOCI	6,39,45,46,49		24,249,160	22,805,676
Securities measured at amortized cost	7,39,45,46,49		1,501,947	1,695,927
Loans measured at FVTPL	8,45,46,49		604,380	778,884
Loans measured at amortized cost	9,45,46,49		139,871,642	134,245,132
Derivative financial assets	10,45,46,47,49		5,432,807	3,875,908
Investments in subsidiaries and associates	11,48		24,190,102	25,430,930
Property and equipment, net	12,48		832,851	698,602
Investment property, net	13,48		66,409	71,119
Intangible assets, net	14,48		230,929	173,886
Current tax assets			5,107	4,813
Assets held for sale	16		1,655,406	—
Other assets	15,45,46,49		4,780,051	4,309,467

Total assets		~~W~~	217,835,324	209,774,760

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	2,465,541	2,164,538
Deposits	18,45,46,49		34,663,952	32,445,775
Borrowings	19,45,46,49		20,170,513	19,809,741
Debentures	20,45,46,49		120,623,388	119,286,001
Derivative financial liabilities	10,45,46,47,49		4,171,668	3,232,628
Defined benefit liabilities	21		53,141	62,151
Provisions	22		1,519,864	1,388,718
Deferred tax liabilities	37		931,368	1,088,171
Current tax liabilities			150,435	46,953
Other liabilities	23,45,46,49		7,282,623	5,264,857

Total liabilities			192,032,493	184,789,533

Equity
Issued capital	1,24		18,663,099	18,108,099
Capital surplus	24		2,494,504	2,497,177
Accumulated other comprehensive income	24		(88,092)	(32,698)
Retained earnings	24		4,733,320	4,412,649
(Regulatory reserve for credit losses of ~~W~~1,227,700 million and ~~W~~1,372,030 million as of December 31, 2019 and 2018, respectively)
(Required reversal of regulatory reserve for credit losses of ~~W~~(81,662) million and ~~W~~(144,330) million as of December 31, 2019 and 2018, respectively)
(Planned reversal of regulatory reserve for credit losses of ~~W~~(81,662) million and ~~W~~(144,330) million as of December 31, 2019 and 2018, respectively)

Total equity			25,802,831	24,985,227

Total liabilities and equity		~~W~~	217,835,324	209,774,760

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

Years ended December 31, 2019 and 2018

(In millions of Won, except earnings per share information)	Notes	2019		2018
Interest income	25	~~W~~	5,101,244	5,145,852
Interest expense	25		(4,038,922)	(3,763,066)

Net interest income	48		1,062,322	1,382,786
Net fees and commission income	26		378,200	337,389
Dividend income	27		678,092	730,434
Net gain (loss) on securities measured at FVTPL	28		175,168	(5,872)
Net loss on financial liabilities measured at FVTPL	29		(7,466)	(43,767)
Net gain on securities measured at FVOCI	30		86,679	12,026
Net gain (loss) on derivatives	31		(8,344)	177,604
Net foreign currency transaction gain (loss)	32		(23,744)	127,284
Other operating expense, net	33		(341,699)	(58,593)

Non-interest income, net			936,886	1,276,505

Provision for credit losses	34		83,641	472,548

General and administrative expenses	35,48		746,930	675,684

Operating income	48		1,168,637	1,511,059

Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			(542,890)	1,340,951
Other non-operating income	36		293,507	60,826
Other non-operating expense	36		(317,199)	(21,932)

Non-operating income (expense), net			(566,582)	1,379,845

Profit before income taxes			602,055	2,890,904

Income tax expense	37		156,327	381,059

Profit for the year	24		445,728	2,509,845

(Profit for the year adjusted for regulatory reserve for credit losses: ~~W~~527,390 million and ~~W~~2,645,913 million for the years ended December 31, 2019 and 2018, respectively)
Other comprehensive income for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:	24		(35,586)	(129,111)
Net loss on securities measured at FVOCI			(65,843)	(103,311)
Exchange differences on translation of foreign operations			25,859	36,403
Valuation gain on cash flow hedge			1,578	3,139
Net gain on hedges of net investments in foreign operations			4,015	—

			(34,391)	(63,769)

Items that will not be reclassified to profit or loss:
Net loss on securities measured at FVOCI			(1,290)	(54,612)
Fair value changes on financial liabilities designated at fair value due to credit risk			(7,760)	(6,342)
Remeasurements of defined benefit liabilities			7,855	(4,388)

			(1,195)	(65,342)

Total comprehensive income for the year		~~W~~	410,142	2,380,734

Earnings per share
Basic and diluted earnings per share (in Won)	38	~~W~~	120	696

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

Years ended December 31, 2019 and 2018

(In millions of Won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2018	~~W~~	17,938,099	2,498,001	436,749	1,743,282	22,616,131
Changes in accounting policy		—	—	(324,629)	290,907	(33,722)

Restated balance at January 1, 2018		17,938,099	2,498,001	112,120	2,034,189	22,582,409

Profit for the year		—	—	—	2,509,845	2,509,845
Net gain (loss) on securities measured at FVOCI		—	—	(173,630)	15,707	(157,923)
Exchange differences on translation of foreign operations		—	—	36,403	—	36,403
Valuation gain on cash flow hedge		—	—	3,139	—	3,139
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(6,342)	—	(6,342)
Remeasurements of defined benefit liabilities		—	—	(4,388)	—	(4,388)

Total comprehensive income for the year		—	—	(144,818)	2,525,552	2,380,734

Dividends		—	—	—	(147,092)	(147,092)
Paid in capital increase		170,000	(824)	—	—	169,176

Transaction with owners		170,000	(824)	—	(147,092)	22,084

Balance at December 31, 2018	~~W~~	18,108,099	2,497,177	(32,698)	4,412,649	24,985,227

Balance at January 1, 2019	~~W~~	18,108,099	2,497,177	(32,698)	4,412,649	24,985,227
Profit for the year		—	—	—	445,728	445,728
Net gain (loss) on securities measured at FVOCI		—	—	(86,941)	19,808	(67,133)
Exchange differences on translation of foreign operations		—	—	25,859	—	25,859
Valuation gain on cash flow hedge		—	—	1,578	—	1,578
Net gain on hedges of net investments in foreign operations		—	—	4,015	—	4,015
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(7,760)	—	(7,760)
Remeasurements of defined benefit liabilities		—	—	7,855	—	7,855

Total comprehensive income for the year		—	—	(55,394)	19,808	(35,586)

Dividends		—	—	—	(144,865)	(144,865)
Paid in capital increase		555,000	(2,673)	—	—	552,327

Transaction with owners		555,000	(2,673)	—	(144,865)	407,462

Balance at December 31, 2019	~~W~~	18,663,099	2,494,504	(88,092)	4,733,320	25,802,831

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

Years ended December 31, 2019 and 2018

(In millions of Won)	Notes	2019		2018
Cash flows from operating activities
Profit for the year		~~W~~	445,728	2,509,845
Adjustments for:
Income tax expense	37		156,327	381,059
Interest income	25		(5,101,244)	(5,145,852)
Interest expense	25		4,038,922	3,763,066
Dividend income	27		(678,092)	(730,434)
Loss on valuation of securities measured at FVTPL	28		48,438	32,139
Gain on disposal of securities measured at FVTPL			(166,941)	(40,025)
Loss on valuation of financial liabilities measured at FVTPL	29		7,466	43,767
Gain on disposal of securities measured at FVOCI	30		(84,594)	(5,380)
Reversal of loss allowance for securities measured at FVOCI	30		(2,085)	(6,646)
Impairment loss on securities measured at amortized cost			2	—
Gain on valuation of loans measured at FVTPL	33		(42,921)	(32,457)
Gain on valuation of derivatives			(533,539)	(99,487)
Net loss on fair value hedged items	31		659,546	36,062
Loss (gain) on foreign exchange translations	32		26,965	(114,855)
Gain on disposal of investments in subsidiaries and associates	33		(2,806)	(256,639)
Impairment loss (reversal of impairment loss) on investments in subsidiaries and associates			542,890	(1,340,951)
Provision for loan loss allowance	34		59,805	377,405
Increase (reversal) of provision for other assets	34		(22,915)	22,686
Increase (reversal) of provision for payment guarantees	22		(140,830)	121,728
Increase (reversal) of provision for unused commitments	22		263,930	(10,438)
Reversal of financial guarantee provision	22		(76,349)	(38,833)
Reversal of provision for possible losses from lawsuits	22		—	(11)
Increase of provision for restoration	22		1,154	—
Increase of other provisions	22		31,250	—
Defined benefit costs	21		41,007	40,515
Depreciation of property and equipment	12		69,628	32,939
Gain on disposal of assets held for sale	36		—	(52,344)
Impairment loss on assets held for sale	36		5,914	—
Loss (gain) on disposal of property and equipment	36		(1,591)	726
Depreciation of investment property	13		1,446	2,011
Amortization of intangible assets	14		27,935	17,999
Loss (gain) on redemption of debentures			(11)	(8)

			(871,293)	(3,002,258)

Changes in operating assets and liabilities:
Due from banks			1,225,021	(1,286,439)
Securities measured at FVTPL			391,410	(2,474,785)
Loans measured at FVTPL			217,425	386,261
Loans measured at amortized cost			(8,039,681)	48,974
Derivative financial instruments			(76,607)	(336,008)
Other assets			(461,439)	3,055,245
Deposits			2,181,026	(616,964)
Defined benefit liabilities			(39,183)	(30,064)
Other liabilities			2,286,962	(3,839,223)

			(2,315,066)	(5,093,003)

(Continued)

Korea Development Bank

Separate Statements of Cash Flows, Continued

Years ended December 31, 2019 and 2018

(In millions of Won)	Notes	2019		2018
Income taxes paid			(186,610)	(482,267)
Interest received			5,136,893	5,091,330
Interest paid			(4,309,752)	(3,096,862)
Dividends received			684,214	731,948

Net cash used in operating activities		~~W~~	(1,415,886)	(3,341,267)

Cash flows from investing activities
Net decrease (increase) of securities measured at FVTPL		~~W~~	197,029	(1,368,215)
Disposal of securities measured at FVOCI	6		22,804,618	14,574,207
Acquisition of securities measured at FVOCI	6		(24,034,431)	(9,560,772)
Redemption of securities measured at amortized cost	7		745,101	12,236
Acquisition of securities measured at amortized cost	7		(552,563)	(1,694,688)
Disposal of property and equipment	12		4,896	352
Acquisition of property and equipment	12		(121,594)	(132,418)
Acquisition of investment property	13		—	(1,908)
Disposal of intangible assets	14		460	—
Acquisition of intangible assets	14		(85,401)	(101,355)
Disposal of investments in subsidiaries and associates			1,559,944	1,099,577
Acquisition of investments in subsidiaries and associates			(2,385,510)	(2,187,278)
Disposal of non-current assets held for sale			—	110,817

Net cash provided by (used in) investing activities			(1,867,451)	750,555

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			282,834	528,310
Proceeds from borrowings			32,064,820	33,355,729
Repayment of borrowings			(31,758,031)	(34,535,527)
Proceeds from issuance of debentures			99,401,077	109,476,097
Repayment of debentures			(98,922,905)	(108,125,823)
Decrease in lease liabilities			(23,737)	—
Dividends			(144,865)	(147,092)
Paid in capital increase			552,327	169,176

Net cash provided by financing activities			1,451,520	720,870

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			235,307	132,964
Net decrease in cash and cash equivalents			(1,596,510)	(1,736,878)
Cash and cash equivalents at beginning of the year			6,849,335	8,586,213

Cash and cash equivalents at end of the year	43	~~W~~	5,252,825	6,849,335

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~18,663,099 million with 3,732,619,768 shares of issued and outstanding as of December 31, 2019 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2019 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	74	9	5	9	98

2. Basis of Preparation

(1) Application of accounting standards

These separate financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

In the current year, the Bank has applied K-IFRS 16 “Leases” and other K-IFRSs that are effective for annual periods that begin on or after January 1, 2019 have no impact on the separate financial statements of the Bank.

With application of K-IFRS 1116 Lease, the Bank has changed accounting policy. The Bank has applied K-IFRS 1116 retrospectively, as permitted under the transitional provisions in the standard and recognized the cumulative impact of initially applying the standard as of January 1, 2019, the date of initial application. The Bank has not restated comparative financial statements for the year ended December 31, 2018.

Details of changes in accounting policy are as follows applying K-IFRS 1116 and disclosure requirements of K-IFRS 1116 is not applied to the Bank’s comparative information.

Enactment of K-IFRS 1116 ‘Leases’

K-IFRS 1116 ‘Leases’ replaced K-IFRS 1017 ‘Leases’, K-IFRS 2104 ‘Determining whether an Arrangement contains a Lease’, K-IFRS 2015 ‘Operating Leases-Incentives’, and K-IFRS 2027 ‘Evaluating the Substance of Transactions Involving the Legal Form of a Lease’.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

2. Basis of Preparation, Continued

(a) Definition of lease

The definition of a lease in K-IFRS 2104 has been applied to contracts entered or modified before January 1, 2019 and that of a lease and related guidance set out in K-IFRS 1116 is applied to all contracts entered into or changed on or after January 1, 2019 assessing whether the contracts are or contains a lease, at inception of the contracts.

Under the K-IFRS 1116, with implementation of a single lease model, the Bank as a lessee is required to recognize a right-of-use asset and a lease liability representing its obligation to make lease payments. Lessor accounting under K-IFRS 1116 is substantially unchanged from the previous accounting policy.

The Bank elected to use the transition practical expedient to not reassess whether a contract is, or contains, a lease at January 1, 2019. Instead, the Bank applied the standard only to contracts that were previously identified as leases applying K-IFRS 1017 and K-IFRS 2104 at the date of initial application. Therefore, definition of a lease set out in K-IFRS 1116 is applied to all contracts entered into or changed on or after 1 January 2019.

(b) Accounting for a lessee

The Bank has lease contracts for various items of properties, vehicles and other systems used in its operations. The Bank previously classified leases as either finance leases or operating leases assessing whether it transfers substantially all the risks and rewards incident to ownership. Under K-IFRS 1116, the Bank recognises a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee. For a contract that contains a lease component and one or more additional lease or non-lease components, a lessee shall allocate the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The Bank previously classified lease contracts of properties and vehicles as operating leases in accordance with K-IFRS 1017. Applying K-IFRS 1116 at January 1, 2019, the lease liability is initially measured at the present value of the future lease payments, discounted by using its incremental borrowing rate. Right-of-use assets are the same as the lease liabilities and additional adjustments are recognized due to the amount of any prepaid or accrued lease payments relating to that lease recognised in the statement of financial position immediately before the date of initial application.

When the Bank applied K-IFRS 1116, the Bank applied the following practical expedient to leases classified as operating leases in accordance with K-IFRS 1017:

•	Applied the short-term leases exemptions to leases with lease term that ends within 12 months of the date of initial application

•	Applied the exemptions for leases of low-value assets

•	Exclusion of initial direct costs in measuring right-of-use assets

•	Use of hindsight in determining the lease term if the contract contains options to extend or terminate the lease

(c) Accounting for a lessor

The lease accounting as the lessor dose not significantly change comparing with K-IFRS 1017. As a lessor, the enactment of K-IFRS 1116 does not have a significant impact on the Bank’s financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

2. Basis of Preparation, Continued

(d) Adjustments on K-IFRS 1116

With application of K-IFRS 1116, the Bank recognized right-of-use assets including investment properties and lease liabilities and the cumulative effect of adopting K-IFRS 1116 is recognized in equity as an adjustment to the opening balance of retained earnings for the current period. The effects of the application of K-IFRS 1116 are as follows (Korean won in millions):

Impact on assets, liabilities and equity as of January 1, 2019

Description	K-IFRS 1116 adjustments
Assets:
Right-of-use assets	~~W~~	56,477
Prepaid expenses (discounted present value on guarantee deposits)		(2,680)

Total assets	~~W~~	53,797

Liabilities:
Lease liabilities	~~W~~	39,784
Provision for restoration		14,013

Total liabilities	~~W~~	53,797

Equity:
Retained earnings	~~W~~	—

Total equity	~~W~~	—

Details of lease liabilities recognized as of January 1, 2019

Description	K-IFRS 1116 adjustments
Operating lease commitments as of December 31, 2018 discounted using the lessee’s incremental borrowing rate at the date of initial application	~~W~~	40,197
Less: low-value and short-term leases recognized on a straight-line basis as expense		(413)
Lease liabilities as of January 1, 2019		39,784

The Bank discounted lease liabilities using the incremental borrowing rate of the Bank as of January 1, 2019, when measuring lease liabilities for leases that were classified as operating leases in accordance with K-IFRS 1017. The incremental borrowing rate applied is 1.46% to 2.01%.

According to K-IFRS 1116, the Bank recognizes depreciation and interest expense on behalf of rent expenses. The Bank recognized depreciation of property and equipment amounting to ~~W~~32,897 million and interest expense amounting to ~~W~~746 million relating to lease accounting treatments.

Amendments to K-IFRS 1109 ‘Financial Instruments’

The narrow-scope amendments made to K-IFRS 1109 “Financial Instruments” enable entities to measure certain prepayable financial assets with negative compensation at amortized cost. When a modification of a

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

2. Basis of Preparation, Continued

financial liability measured at amortized cost that does not result in the derecognition, a modification gain or loss shall be recognized in profit or loss. The amendments do not have a significant impact on the Bank’s financial statements.

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments require that an entity shall calculate current service cost and net interest for the remainder of the reporting period after a plan amendment, curtailment or settlement based on updated actuarial assumptions from the date of the change. The amendments also require that a reduction in a surplus must be recognized in profit or loss even if that surplus was not previously recognized because of the impact of the asset ceiling. The amendments do not have a significant impact on the Bank’s financial statements.

Amendments to K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

The amendments clarify that an entity shall apply K-IFRS 1109 to financial instruments in an associate or joint venture to which the equity method is not applied. These include long-term interests that, in substance, form part of the entity’s net investment in an associate or joint venture. The amendments do not have a significant impact on the Bank’s financial statements.

Enactment of Interpretation of K-IFRS 2123 ‘Uncertainty over Income Tax Treatments’

The interpretation explains how to recognize and measure deferred and current income tax assets and liabilities where there is uncertainty over a tax treatment, and includes guidance on how to determine whether each uncertain tax treatment is considered separately or together. It also presents examples of circumstances where a judgement or estimate is required to be reassessed. The enactment does not have a significant impact on the Bank’s financial statements.

Annual Improvements to K-IFRSs 2015-2017 Cycle

The annual improvements to K-IFRS 1103 ‘Business Combination’ clarify that when a party to a joint arrangement obtains control of a business that is a joint operation, and had rights to the assets and obligations for the liabilities relating to that joint operation immediately before the acquisition date, the transaction is a business combination achieved in stages. Additionally, the annual improvements to K-IFRS 1111 ‘Joint Agreements’, K-IFRS 1012 ‘Income Tax’ and K-IFRS 1023 ‘Borrowing Cost’ are newly applied. The improvements do not have a significant impact on the Bank’s financial statements.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2019, and the Bank has not early adopted them. The Bank is currently in progress of analyzing the potential impact on the financial statements resulting from the application of these standards, interpretations and amendments.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

2. Basis of Preparation, Continued

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’ and K-IFRS 1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’—Definition of Material

The amendments to K-IFRS 1001 and K-IFRS 1008 are issued to align the definition of ‘material’ across the standards and to clarify certain aspects of the definition. The new definition states that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity. The amendments are applied prospectively for annual periods beginning on or after 1 January 2020, with earlier application permitted.

Amendments to K-IFRS 1103 ‘Business Combinations’—Definition of a Business

To consider the integration of the required activities and assets as a business, the amended definition of a business requires an acquisition to include an input and a substantive process that together significantly contribute to the ability to create outputs and excludes economic benefits from the lower costs. An entity can apply a concentration test, an optional test, where substantially all of the fair value of gross assets acquired is concentrated in a single asset or a group of similar assets, the assets acquired would not represent a business. These amendments should be applied for annual periods beginning on or after January 1, 2020, and earlier application of permitted.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These separate financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

2. Basis of Preparation, Continued

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes allowances for losses on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for guarantees, and unused loan commitments. Accuracy of provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

2. Basis of Preparation, Continued

salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

(6) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 25, 2020, which will be submitted for approval to the shareholders’ meeting to be held on March 30, 2020.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period,

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognised in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognised in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in the statement of comprehensive income.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in income as interest income or expense, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(8) Expected Credit Loss of Financial Assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating.

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value upon agreement of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the 4-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to Short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the EIR.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the reporting period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1109 ‘Financial Instruments’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Cash	~~W~~	53,529	59,835
Due from banks in Korean Won:
Due from Bank of Korea		1,824,440	3,375,325
Other due from banks in Korean Won		132,311	127,203

		1,956,751	3,502,528

Due from banks in foreign currencies / off-shores		4,581,894	3,612,866

	~~W~~	6,592,174	7,175,229

(2)	Restricted due from banks as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Reserve deposit	~~W~~	1,885,915	2,070,742
Deposit of monetary stabilization account		150,000	1,460,000
Others		239,788	186,875

	~~W~~	2,275,703	3,717,617

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

5. Securities Measured at FVTPL

(1)	Details of securities in financial assets at fair value through profit or loss as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean Won:
Stocks	~~W~~	—	534,558	422,297
Equity investments		—	192,546	235,946
Beneficiary certificates		—	3,738,987	3,760,541
Government and public bonds		1,408,000	1,405,998	1,405,368
Financial bonds		1,470,000	1,464,593	1,462,557

		2,878,000	7,336,682	7,286,709
Securities denominated in foreign currencies/off-shores:
Stocks		—	3,885	3,957
Equity investments		—	12,301	13,293
Beneficiary certificates		—	391,190	412,457
Debt securities		105,500	106,556	105,943

		105,500	513,932	535,650

	~~W~~	2,983,500	7,850,614	7,822,359

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean Won:
Stocks	~~W~~	—	503,426	395,502
Equity investments		—	304,584	384,667
Beneficiary certificates		—	4,319,278	4,338,988
Government and public bonds		557,000	561,819	568,881
Financial bonds		1,820,000	1,808,285	1,808,254
Others		500,000	500,000	363,615

		2,877,000	7,997,392	7,859,907
Securities denominated in foreign currencies/off-shores:
Stocks		—	569	2,694
Equity investments		—	23,769	23,877
Beneficiary certificates		—	452,002	465,515
Debt securities		97,007	97,787	96,785

		97,007	574,127	588,871
Loaned securities:
Debt securities		60,000	60,455	60,409

	~~W~~	3,034,007	8,631,974	8,509,187

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

5. Securities Measured at FVTPL, Continued

(2)	Equity securities with disposal restrictions in financial assets at fair value through profit or loss as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	73,320	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Undecided

	41,758	~~W~~	73,320

	December 31, 2018
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	68,757	Undecided

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean Won:
Stocks and equity investments	~~W~~	—	9,990,765	10,094,512
Government and public bonds		919,000	925,392	924,846
Financial bonds		2,760,000	2,765,502	2,765,703
Corporate bonds		5,164,006	5,163,926	5,141,941
Others		1,342,650	1,342,649	1,024,299

		10,185,656	20,188,234	19,951,301
Securities denominated in foreign currencies/off-shores:
Equity securities		—	371	976
Debt securities		4,165,446	4,225,374	4,256,824

		4,165,446	4,225,745	4,257,800

Loaned securities:
Debt securities		40,000	40,005	40,059

	~~W~~	14,391,102	24,453,984	24,249,160

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean Won:
Stocks and equity investments	~~W~~	—	9,922,460	10,157,093
Government and public bonds		668,000	686,342	672,055
Financial bonds		1,532,000	1,530,624	1,531,580
Corporate bonds		6,317,929	6,317,848	6,295,050
Others		507,315	504,049	367,664

		9,025,244	18,961,323	19,023,442
Securities denominated in foreign currencies/off-shores:
Equity securities		—	2,429	1,229
Debt securities		3,852,605	4,786,306	3,781,005

		3,852,605	4,788,735	3,782,234

	~~W~~	12,877,849	23,750,058	22,805,676

Equity instruments that are held by acquisition due to conversion from debt instruments, investment in kind and investment in ventures and SMEs are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the years ended December 31, 2019 and 2018 are the amount of ~~W~~27,322 million of gain and ~~W~~21,665 million of gain, respectively, which is directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	22,805,676	27,820,915
Acquisition		24,034,431	9,560,772
Disposal		(22,683,403)	(14,584,271)
Change due to amortization		(9,846)	(18,231)
Change in fair value		(82,713)	(198,340)
Reclassification		(4,846)	2,050
Foreign exchange differences		147,463	165,494
Others(*)		42,398	57,287

Ending balance	~~W~~	24,249,160	22,805,676

(*)

For the year ended December 31, 2019, others represent the increase in securities measured at FVOCI including shares of Ecopro BM Co., Ltd., Kuk-Il Paper MFG Co., Ltd., TRUWIN Co., Ltd., Solid, Inc. and others acquired through exercise of conversion rights of the convertible bonds. For the year ended December 31, 2018, others represent the increase in securities measured at FVOCI including shares of STX Heavy Industries Co., Ltd., STX Engine Co., Ltd., Wooyang HC Co., Ltd. and Namkwang Engineering & Construction Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, shares of Ecomaister Co., Ltd., Aribio Co., Ltd. and others acquired through exercise

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

of conversion rights of the convertible bonds, and shares of DIB Co., Ltd. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in securities measured at FVOCI as of December 31, 2019 and 2018 are as follows:

Company	December 31, 2019
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050	~~W~~	122,850	Undecided
Engine Tech Co., Ltd	500,000		77	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,892,055		9,790	Undecided
CREA IN Co., Ltd.	14,383		56	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		89,518	Until July 6, 2023(*2)

	37,830,808	~~W~~	222,291

Company	December 31, 2018
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050	~~W~~	118,130	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,926,991		16,166	Undecided
EM-Tech.Co., Ltd.	81,621		1,396	Until February 7, 2019
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		2,000	Until December 31, 2019
Pyeongsan Co., Ltd.	222,222		—	Until December 31, 2019
HMR Co., Ltd.	35,972		—	Until December 31, 2019
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		113,312	Until July 6, 2023(*2)

	38,914,147	~~W~~	251,050

(*1)	Some shares were disposed of through the lifting of the restriction.
(*2)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the years ended December 31, 2019 and 2018 are as follows:

	2019
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,479	2,169	70,846	76,494
Transfer to 12-month expected credit loss		25	(25)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(116)	116	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Reversal of loss allowance		(238)	(42)	(1,805)	(2,085)
Write-offs		—	—	—	—
Disposal		(915)	(2,125)	—	(3,040)
Foreign currency translation, etc.		119	23	2,295	2,437

Ending balance	~~W~~	2,354	116	71,336	73,806

	2018
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	4,395	7,926	107,010	119,331
Transfer to 12-month expected credit loss		40	(40)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(2,111)	2,111	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for (reversal of) loss allowance		2,021	(7,825)	(842)	(6,646)
Write-offs		—	—	(4,848)	(4,848)
Disposal		(971)	(5)	—	(976)
Debt-to-equity swap		—	—	(30,950)	(30,950)
Foreign currency translation, etc.		105	2	476	583

Ending balance	~~W~~	3,479	2,169	70,846	76,494

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Amortized cost		Fair value
Securities denominated in Korean Won:
Government and public bonds	~~W~~	291,338	291,339
Financial bonds		1,210,611	1,210,608

		1,501,949	1,501,947
Less: loss allowance		(2)	—

	~~W~~	1,501,947	1,501,947

	December 31, 2018
	Amortized cost		Fair value
Securities denominated in Korean Won:
Government and public bonds	~~W~~	494,518	494,518
Financial bonds		1,201,409	1,201,409

	~~W~~	1,695,927	1,695,927

(2)	Changes in available-for-sale financial assets for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	1,695,927	12,312
Acquisition		552,563	1,694,688
Redemption		(745,101)	(12,236)
Change due to amortization		(1,440)	1,127
Impairment loss		(2)	—
Reversal of impairment loss		—	1
Foreign exchange differences		—	35

Ending balance	~~W~~	1,501,947	1,695,927

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of December 31, 2019 and 2018 are as follows:

	December 31, 2019			December 31, 2018
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean Won:
Loans for facility development	~~W~~	—	—	1,639	1,620
Privately placed corporate bonds		600,845	604,380	794,682	777,264

	~~W~~	600,845	604,380	796,321	778,884

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

8. Loans Measured at FVTPL, Continued

(2)	Gains (losses) related to loans measured at FVTPL for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	23,456	17,507
Transaction losses		(27,231)	(29,456)

		(3,775)	(11,949)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		59,719	80,597
Valuation losses		(16,798)	(48,140)

		42,921	32,457

	~~W~~	39,146	20,508

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and allowance for loan losses as of December 31, 2019 and 2018 are as follows:

	December 31, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean Won:
Loans for working capital	~~W~~	53,197,392	51,817,885	50,493,477	48,967,004
Loans for facility development		45,905,137	45,694,511	46,668,325	46,543,611
Loans for households		320,911	323,902	648,026	661,355
Inter-bank loans		2,340,737	2,209,054	2,376,183	2,194,341

		101,764,177	100,045,352	100,186,011	98,366,311
Loans in foreign currencies:
Loans		15,902,373	16,262,859	13,396,054	13,840,164
Inter-bank loans		2,607,758	2,603,090	2,379,965	2,380,172
Loans borrowed from overseas financial institutions		—	—	139,187	142,882
Off-shore loans		14,509,257	14,427,037	11,570,036	12,042,473

		33,019,388	33,292,986	27,485,242	28,405,691
Other loans:
Bills bought in foreign currency		1,908,750	1,903,395	1,336,852	1,323,601
Advances for customers on acceptances and guarantees		181,219	21,865	103,499	7,595
Privately placed corporate bonds		560,909	343,314	717,852	434,455
Others		5,551,613	5,497,315	7,946,159	7,927,061

		8,202,491	7,765,889	10,104,362	9,692,712

		142,986,056	141,104,227	137,775,615	136,464,714

Less:
Loss allowance for loan		(3,105,782)		(3,539,074)
Present value discount		(15,820)		(6,723)
Deferred loan origination costs and fees		7,188		15,314

	~~W~~	139,871,642		134,245,132

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in allowance for loan losses for the years ended December 31, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	169,303	1,756,622	1,613,149	3,539,074
Transfer to 12-month expected credit loss		14,989	(14,868)	(121)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(53,755)	56,706	(2,951)	—
Transfer to credit-impaired loans		(135,492)	(293,151)	428,643	—
Provision for (reversal of) loss allowance		173,638	(516,153)	402,320	59,805
Write-offs		—	—	(149,932)	(149,932)
Recovery		—	—	23,960	23,960
Sale		—	—	(238,518)	(238,518)
Debt-to-equity swap		—	—	(231,880)	(231,880)
Foreign currency translation		1,083	13,513	10,376	24,972
Other		(473)	43,273	35,501	78,301

Ending balance	~~W~~	169,293	1,045,942	1,890,547	3,105,782

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	226,114	1,292,255	2,030,954	3,549,323
Transfer to 12-month expected credit loss		5,085	(5,085)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(68,053)	535,451	(467,398)	—
Transfer to credit-impaired loans		(110,021)	(91,151)	201,172	—
Provision for loss allowance		114,415	11,864	251,126	377,405
Write-offs		—	—	(235,303)	(235,303)
Recovery		—	—	72,895	72,895
Sale		(215)	—	(114,954)	(115,169)
Debt-to-equity swap		—	—	(120,236)	(120,236)
Foreign currency translation		1,658	26,091	11,657	39,406
Other		320	(12,803)	(16,764)	(29,247)

Ending balance	~~W~~	169,303	1,756,622	1,613,149	3,539,074

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Provision for allowance for loan losses	~~W~~	(59,805)	(377,405)
Losses on disposal of loan		(99,525)	(103,589)

	~~W~~	(159,330)	(480,994)

(4)	Changes in net deferred loan origination costs and fees for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	15,314	5,230
New deferrals		6,937	22,658
Amortization		(15,063)	(12,574)

Ending balance	~~W~~	7,188	15,314

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	1,885,190	—	—
Swaps		221,240,309	221,240,869	1,210,141	704,385
Options		7,480,126	12,736,326	246,636	312,188

		228,720,435	235,862,385	1,456,777	1,016,573

Currency
Futures		17,367	—	—	—
Forwards		91,778,527	85,052,344	1,743,010	1,519,732
Swaps		50,446,341	56,239,865	1,347,902	1,444,421
Options		214,646	171,284	1,134	2,813

		142,456,881	141,463,493	3,092,046	2,966,966

Stock
Futures		—	3,564	—	—
Options		59,964	89,672	10,054	641

		59,964	93,236	10,054	641

Allowance and other adjustments		—	—	(32,691)	(628)

		371,237,280	377,419,114	4,526,186	3,983,552

Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		21,931,900	21,931,900	827,596	17,071
Currency
Swaps		7,681,686	7,869,665	79,333	175,833
Allowance and other adjustments		—	—	(308)	(4,788)

		29,613,586	29,801,565	906,621	188,116

	~~W~~	400,850,866	407,220,679	5,432,807	4,171,668

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2018
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	689,556	—	—
Swaps		225,288,933	225,286,744	1,023,803	770,507
Options		3,522,037	9,170,743	78,355	143,062

		228,810,970	235,147,043	1,102,158	913,569

Currency
Futures		16,772	—	—	—
Forwards		62,436,615	54,638,533	719,837	726,742
Swaps		45,150,654	49,795,131	1,244,551	1,157,205
Options		185,957	80,891	771	1,643

		107,789,998	104,514,555	1,965,159	1,885,590

Stock
Futures		1,515	—	—	—
Forwards		—	500,000	128,063	—
Options		182,777	335,551	11,590	763

		184,292	835,551	139,653	763

Allowance and other adjustments		—	—	(13,515)	(483)

		336,785,260	340,497,149	3,193,455	2,799,439

Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		24,015,803	24,015,803	608,887	160,612
Currency
Swaps		7,065,363	7,339,952	73,769	277,798
Allowance and other adjustments		—	—	(203)	(5,221)

		31,081,166	31,355,755	682,453	433,189

	~~W~~	367,866,426	371,852,904	3,875,908	3,232,628

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(2)	The notional amounts outstanding for the hedging instruments by period as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	30,103	1,059,731	3,562,271	10,354,523	6,925,272	21,931,900
Currency:
Notional amounts outstanding	~~W~~	60,099	58,009	1,734,965	5,410,430	418,183	7,681,686

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	151,977	1,151,615	1,899,050	11,752,405	9,060,756	24,015,803
Currency:
Notional amounts outstanding	~~W~~	—	53,711	1,777,382	4,821,900	412,370	7,065,363

(3)	Details of the balances of the hedging instruments by risk type as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Notional amounts			Balances		Changes in fair value for 2019
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Swaps	~~W~~	340,000	340,000	—	508	302
Fair value hedge accounting:
Interest rate risk Swaps		21,591,900	21,591,900	827,596	16,563	493,545
Currency risk Swaps		7,681,686	7,869,665	79,333	175,833	(19,778)

		29,273,586	29,461,565	906,929	192,396	473,767

	~~W~~	29,613,586	29,801,565	906,929	192,904	474,069

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2018
	Notional amounts			Balances		Changes in fair value for 2018
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Swaps	~~W~~	1,250,000	1,250,000	65	3,831	4,392
Fair value hedge accounting:
Interest rate risk Swaps		22,765,803	22,765,803	608,822	156,781	78,830
Currency risk Swaps		7,065,363	7,339,952	73,769	277,798	(240,893)

		29,831,166	30,105,755	682,591	434,579	(162,063)

	~~W~~	31,081,166	31,355,755	682,656	438,410	(157,671)

(4)	Details of the balances of the hedged items by risk type as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2019	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Debt debentures	~~W~~	—	340,000	—	—	—	(403)
Fair value hedge accounting:
Interest rate risk Securities measured at FVOCI		1,775,986	—	7,089	—	34,518	—
Debt debentures		—	29,448,480	—	288,378	(513,063)	—
Other liabilities (Deposits, etc.)		—	118,785	—	3,005	(9,424)	—

		1,775,986	29,567,265	7,089	291,383	(487,969)	—

Currency risk
Debt debentures		—	9,384,387	—	43,847	15,932	—

		1,775,986	38,951,652	7,089	335,230	(472,037)	—

	~~W~~	1,775,986	39,291,652	7,089	335,230	(472,037)	(403)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2018
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2018	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Debt debentures	~~W~~	—	1,250,000	—	—	—	(2,579)
Fair value hedge accounting:
Interest rate risk Securities measured at FVOCI		1,430,733	—	(6,070)	—	(1,682)	—
Debt debentures		—	22,750,065	—	(238,234)	(74,840)	—
Other liabilities (Deposits, etc.)		—	105,611	—	(6,199)	4,386	—

		1,430,733	22,855,676	(6,070)	(244,433)	(72,136)	—

Currency risk
Debt debentures		—	7,184,750	—	(227,240)	236,445	—

		1,430,733	30,040,426	(6,070)	(471,673)	164,309	—

	~~W~~	1,430,733	31,290,426	(6,070)	(471,673)	164,309	(2,579)

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the years ended December 31, 2019 and 2018 is as follows:

	2019		2018
Interest rate risk	~~W~~	5,576	6,694
Currency risk		(3,846)	(4,448)

	~~W~~	1,730	2,246

(6)	The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the years ended December 31, 2019 and 2018 is as follows:

	2019
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	300	2	1,876

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2018
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	4,283	109	47

(*)	Recognized in gains or losses related to hedging purpose derivatives.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(7)	Details of net investments in foreign operations for the year ended December 31, 2019 are as follows and the hedge of net investment in a foreign operation was not applied in 2018:

	2019
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	(5,538)	5,538

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of December 31, 2019 are as follows and the hedge of net investments in foreign operations was not applied in 2018:

	December 31, 2019
	Book value		Changes in fair value for 2019	Change in the value of the hedging instrument recognized in other comprehensive income for 2019	Hedge ineffectiveness recognized in profit or loss for 2019
Debentures in foreign currencies	~~W~~	734,718	5,538	5,538	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*1)		45,548	43,642
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*2)		—	2,029,845
KDB Investment Co., Ltd.		70,000	—
KDB Biz Co., Ltd.		1,500	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		169,106	181,840
Korea Railroad Financing 1		96,015	101,667
Korea Education Financing		54,759	59,843
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*3)		4,584	6,663
KDB Investment PEF No.1(*4)		948,758	—
KDB Value PEF VI(*4)		—	385,017
KDB Consus Value PEF(*5)		334,086	411,154
KDB Sigma PEF II		116,445	129,330
KDB Value PEF VII		16,031	50,680
KDB-IAP OBOR PEF		34,140	34,140
Nvestor 2016 PEF(*6)		—	24,280
KDB Asia PEF		15,157	22,571
KDB Small Medium Mezzanine PEF		47,741	12,140
KDBC IP Investment Fund 2(*7)		—	2,357

		3,163,188	4,586,387

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Shipping and Maritime Transportation Co., Ltd.		—	500,000
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		220,394	220,850
Korea Ocean Business Corporation		631,777	134,307
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF		20,749	40,358
Shinbundang Railroad Co., Ltd. (*8)		9,422	8,821
Troika Resources Investment PEF(*9)		3,558	8,850
Hyundai Merchant Marine Co., Ltd.		78,835	78,835
GM Korea Company (*10)		401,512	450,585
Hanjin Heavy Industries & Construction Co., Ltd.(*11)		66,665	—
Others (*12)		2,277,157	2,085,092

		21,026,914	20,844,543

	~~W~~	24,190,102	25,430,930

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank recognized ~~W~~1,907 million and ~~W~~7,794 million of reversal of impairment losses for the years ended December 31, 2019 and 2018, respectively, considering increase in fair value due to improvement of expected cash flows from the shares held by the Bank.

(*2)

The Bank decided to sell off all of its shares in Daewoo Shipbuilding & Marine Engineering Co., Ltd. and entered into the agreement for the sell-off with Hyundai Heavy Industries Co., Ltd. on March 8, 2019. As a result of the decision, the Bank reclassified the shares to assets held for sale as described in Note 16. Additionally, measuring recoverable amounts of the shares as fair value less disposal costs based on the agreement, the Bank recognized ~~W~~374,439 million of impairment losses for the year ended December 31, 2019 and ~~W~~2,014,720 million of the reversal of impairment losses for the year ended December 31, 2018.

(*3)

The Bank recognized ~~W~~177 million and ~~W~~32 million of impairment losses for the years ended December 31, 2019 and 2018, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*4)

For the year ended December 31, 2019, KDB Value PEF VI was liquidated and KDB Investment PEF NO.1 is acquired. Through this transaction, the shares of Daewoo Engineering & Construction Co., Ltd. held by KDB Value PEF VI as sub-subsidiary were transferred to KDB Investment PEF NO.1 whereby the Bank maintained its control over Daewoo Engineering & Construction Co., Ltd. The Bank considered the transfer as a transaction between subsidiaries under common control and does not recognized gain or loss on the transfer in the separate financial statements. Additionally, the Bank recognized ~~W~~38,124 million of reversal of impairment losses for the year ended December 31, 2019 and ~~W~~250,793 million of impairment losses for the year ended December 31, 2018, considering the change in the value in use of cash-generating units based on its estimation of expected cash flows.

(*5)

The Bank invested in ~~W~~300,331 million of additional shares participating in right offering of KDB Life Insurance Co. referred to existing shareholders for the year ended December 31, 2018. Considering the decline in the value in use of KDB Life Insurance Co., Ltd. due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as objective evidence of impairment, the Bank recognized ~~W~~77,067 million of impairment losses for the year ended December 31, 2019.

(*6)	The shares are reclassified to investment in associates for the year ended December 31, 2019.
(*7)	As of December 31, 2019, the investees were excluded from the scope of consolidation due to liquidation.
(*8)

Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as objective evidence of impairment, the Bank recognized ~~W~~9,245 million of impairment losses for the year ended December 31, 2018. The Bank recognized ~~W~~602 million of reversal of impairment losses for the year ended December 31, 2019, considering increase in its recoverable amount due to improvement of estimated dividends from the shares held by the Bank.

(*9)

The Bank recognized ~~W~~5,292 million and ~~W~~185 million of impairment losses for the years ended December 31, 2019 and 2018, respectively, considering decrease in fair value due to deterioration of expected cash flows from the assets held as objective evidence of impairment.

(*10)

According to Agreement of Management normalization on GM Korea Company, the Bank acquired 23,813,762 preferred shares. Additionally considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~48,991 million and ~~W~~358,440 million of impairment losses for the years ended December 31, 2019 and 2018, respectively.

(*11)	Pursuant to debt-to-equity swap decision of the Council of Financial Creditors, the Bank acquired additional 12,231,957 shares of Hanjin Heavy Industries & Construction Co., Ltd. and recognized

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

~~W~~72,445 of impairment losses for the years ended December 31, 2019, considering decrease in fair value less costs to sell of the shares held by the Bank as objective evidence of impairment.
(*12)

The Bank recognized ~~W~~ 11,025 million of impairment losses for KBS KDB PEF and 18 other companies for the year ended December 31, 2019. The Bank recognized ~~W~~62,868 million of impairment losses for KoFC STIC Growth Champ No. 2010-2 PEF and 24 other companies for the year ended December 31, 2018.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2019 and 2018 are as follows:

	Market value			Carrying amounts
	December 31, 2019		December 31, 2018	December 31, 2019	December 31, 2018
Korea Electric Power Co., Ltd.	~~W~~	5,872,340	6,991,887	16,921,067	16,921,067
Hyundai Merchant Marine Co., Ltd.		146,258	152,231	78,835	78,835
Hanjin Heavy Industries & Construction Co., Ltd.		67,001	—	66,665	—
Dongbu Steel Co., Ltd.		103,622	68,880	81,746	19
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*)		—	2,040,060	—	2,029,845

(*)	The Bank reclassified the shares to assets held for sale as described in Note 16.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	2,777,476	2,287,958	489,518	123,138	18,871	30,694	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,274,243	1,188,166	86,077	68,749	7,584	4,532	100.00
KDB Ireland Ltd.	Ireland	December	Finance		436,368	335,440	100,928	31,404	6,818	14,164	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		466,389	395,726	70,663	29,555	11,291	5,403	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		304,220	225,841	78,379	76,423	6,099	5,933	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,276,079	7,521,182	3,754,897	8,358,745	(46,485)	(85,325)	55.72
Shinhan Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		310,463	328,024	(17,561)	235,832	(59,495)	(58,749)	89.22
Sam Woo Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		270,365	249,128	21,237	155,997	(11,542)	(12,036)	100.00
Daehan Shipbuilding Co., Ltd. (*1)	Korea	December	Manufacturing Specialized		637,978	786,612	(148,634)	642,586	(31,747)	(32,901)	70.04
KDB Capital Corporation	Korea	December	Credit Finance		5,884,821	4,924,781	960,040	454,281	104,141	104,287	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		433,060	284	432,776	40,240	38,966	38,966	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		197,732	9	197,723	10,965	10,459	10,459	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		114,228	6	114,222	7,173	6,871	6,871	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		57,428	11,676	45,752	35,291	19,478	19,422	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		74,223	2,673	71,550	4,556	1,737	1,675	100.00
KDB Biz Co., Ltd.	Korea	December	Services		5,135	3,438	1,697	12,966	197	197	100.00
Korea Infrastructure Financing Co.	Korea	December	Financial investment		5,526	5	5,521	663	595	595	85.00
KDB Investment PEF No.1	Korea	December	Financial investment		10,246,043	7,849,961	2,396,082	8,847,952	47,432	31,369	99.46
KDB Consus Value PEF	Korea	December	Financial investment		19,192,695	18,449,320	743,375	3,653,764	(157,839)	(33,496)	68.20
KDB Sigma PEF II	Korea	December	Financial investment		197,849	497	197,352	3,228	8,008	7,980	60.00
KDB Value PEF VII (*3)	Korea	December	Financial investment		41,729	163	41,566	32,913	21,502	21,502	50.00
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		151,973	51,756	100,217	—	7,371	10,749	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		30,112	191	29,921	—	(3,986)	2,401	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		75,726	756	74,970	5,018	4,754	4,880	66.67
Components and Materials M&A PEF	Korea	December	Financial investment		1,081	1,819	(738)	5	(62)	(62)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,910	(7,790)	—	—	—	57.56

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2019
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	197,597,792	128,708,143	68,889,649	59,172,890	(2,345,517)	(2,239,147)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,569,185	497,038	1,072,147	787,216	6,803	5,430	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		929,296	70,245	859,051	106,095	99,085	99,085	26.67
Korea Ocean Business Corporation	Korea	December	Financial investment		4,358,100	2,069,521	2,288,579	205,269	(167,419)	(167,181)	22.37
Korea Appraisal Board	Korea	December	Appraisal		261,541	50,658	210,883	162,458	6,210	4,420	30.60
GM Korea Company (*4)	Korea	December	Manufacturing		5,492,399	3,550,438	1,941,961	8,438,789	(356,831)	(356,831)	17.02
Hyundai Merchant Marine Co., Ltd. (*5)	Korea	December	Foreign cargo transportation		7,160,187	6,069,878	1,090,309	5,513,089	(589,927)	(612,482)	12.94
Hanjin Heavy Industries & Construction Co., Ltd. (*5)	Korea	December	Construction		2,470,222	2,225,228	244,994	1,628,751	305,753	267,121	16.14
Multi Asset Electronic Power PEF	Korea	December	Financial investment		64,187	256	63,931	28,674	28,489	28,489	50.00
Shinbundang Railroad Co., Ltd. (*6)	Korea	December	Other		704,546	975,027	(270,481)	103,015	(18,938)	(18,938)	10.98
Troika Resources Investment PEF (*7)	Korea	December	Financial investment		5,687	1,345	4,342	135	3,458	3,458	54.94

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,956,143	1,615,419	340,724	84,594	19,153	30,281	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		917,265	835,739	81,526	85,749	2,478	(398)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		460,344	373,580	86,764	26,832	7,245	7,190	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		633,731	568,471	65,260	26,901	8,993	10,400	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		328,486	256,040	72,446	149,042	11,764	2,641	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,918,522	8,078,300	3,840,222	9,644,384	344,722	332,469	55.72
Shinhan Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		331,754	290,565	41,189	252,022	13,592	12,284	89.22
Sam Woo Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		271,540	238,267	33,273	116,797	107	89	100.00
Daehan Shipbuilding Co., Ltd. (*1)	Korea	December	Manufacturing Specialized		620,478	736,212	(115,734)	521,071	(52,747)	(54,366)	70.04
KDB Capital Corporation	Korea	December	Credit Finance		5,594,986	4,694,534	900,452	480,479	121,616	121,110	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		439,795	301	439,494	17,279	15,913	15,913	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		203,497	9	203,488	5,635	5,081	5,081	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		120,183	7	120,176	4,938	4,614	4,614	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		47,347	8,617	38,730	31,468	17,705	17,655	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		7,655	6	7,649	671	580	580	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,358,161	7,578,192	1,779,969	10,733,868	(99,183)	(111,750)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		18,700,778	17,896,897	803,881	3,909,771	51,684	171,878	68.20
KDB Sigma PEF II	Korea	December	Financial investment		220,445	543	219,902	994	(1,215)	(1,958)	60.00
KDB Value PEF VII (*3)	Korea	December	Financial investment		96,390	3,226	93,164	40,487	12,973	18,127	50.00
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		146,697	49,982	96,715	—	6,870	10,885	33.52
Nvestor 2016 PEF	Korea	December	Financial investment		70,452	25,252	45,200	29,149	8,711	8,711	80.00
KDB Asia PEF (*3)	Korea	December	Financial investment		42,549	200	42,349	—	(4,643)	616	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		17,968	1,278	16,690	7	(1,520)	(1,520)	66.67
KoFC-KBIC Frontier Champ 2010-5 PEF (*3)	Korea	December	Financial investment		469	3	466	1,460	1,453	1,453	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,136	1,812	(676)	4	(26)	(26)	83.33

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Venture M&A PEF	Korea	December	Financial investment	~~W~~	120	7,910	(7,790)	—	—	—	57.56
KDBC IP Investment Fund 2 (*3)	Korea	December	Financial investment		10,096	3,085	7,011	1,143	712	712	33.33
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund (*3)	Korea	December	Financial investment		6,050	2	6,048	1,432	(394)	(394)	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		185,249,061	114,156,299	71,092,762	60,627,610	(1,314,567)	(1,426,477)	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing		1,062,673	9,060	1,053,614	24,840	199,796	189,062	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,428,674	370,333	1,058,341	738,061	9,053	5,690	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		850,334	32,069	818,265	61,021	54,008	54,008	26.67
Korea Ocean Business Corporation	Korea	December	Financial investment		2,715,960	344,344	2,371,616	30,663	(195,474)	(200,715)	4.62
Korea Appraisal Board	Korea	December	Appraisal		257,206	47,221	209,985	151,023	8,598	7,561	30.60
GM Korea Company (*4)	Korea	December	Manufacturing		6,128,492	3,862,366	2,266,126	9,341,988	(833,987)	(828,248)	17.02
Hyundai Merchant Marine Co., Ltd. (*5)	Korea	December	Foreign cargo transportation		4,121,440	3,081,769	1,039,671	5,222,124	(790,739)	(807,995)	13.05
Multi Asset Electronic Power PEF	Korea	December	Financial investment		79,224	743	78,481	5,686	5,468	5,468	50.00
Shinbundang Railroad Co., Ltd. (*6)	Korea	December	Other		725,065	976,609	(251,544)	87,340	(33,762)	(33,762)	10.98
Troika Resources Investment PEF (*7)	Korea	December	Financial investment		21,201	6,228	14,973	65	(2,482)	(2,482)	54.94

(*1)

The Bank consolidates directly the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has control over the investees through the commencement of the administrative proceeding for the year ended December 31, 2017.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)

Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*5)	Although the Bank’s shareholding is less than 20%, the Bank is considered to have significant influence as the principal creditor bank.
(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the years ended December 31, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Changes in accounting policy	January 1, 2019 (Restated)	Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2019
Acquisition cost:
Land	~~W~~	312,925	—	312,925	5,134	(2,128)	3,009	—	318,940
Buildings and structures		398,567	—	398,567	7,988	(1,241)	201,720	2	607,036
Leasehold improvements		40,892	—	40,892	2,267	—	—	(101)	43,058
Vehicles		831	—	831	162	(258)	—	5	740
Equipment		52,680	—	52,680	4,635	(4,456)	—	311	53,170
Construction in progress		108,587	—	108,587	93,393	—	(200,392)	—	1,588
Right-of-use assets (Real estate)		—	52,619	52,619	24,106	(1,931)	—	(2)	74,792
Right-of-use assets (Vehicles)		—	3,829	3,829	1,288	(110)	—	—	5,007
Right-of-use assets (Others)		—	29	29	—	—	—	—	29
Others		172,478	—	172,478	8,015	(15,489)	—	28	165,032

		1,086,960	56,477	1,143,437	146,988	(25,613)	4,337	243	1,269,392

Accumulated depreciation:
Buildings and structures(*)		178,467	—	178,467	12,783	(852)	1,073	2	191,473
Leasehold improvements		32,501	—	32,501	3,746	—	—	(169)	36,078
Vehicles		809	—	809	14	(246)	—	19	596
Equipment(*)		44,747	—	44,747	2,684	(4,363)	—	280	43,348
Right-of-use assets (Real estate)		—	—	—	30,777	(1,721)	—	3	29,059
Right-of-use assets (Vehicles)		—	—	—	2,107	(110)	—	—	1,997
Right-of-use assets
(Others)		—	—	—	13	—	—	—	13
Others		126,450	—	126,450	17,504	(15,016)	—	(345)	128,593

		382,974	—	382,974	69,628	(22,308)	1,073	(210)	431,157

Accumulated impairment losses:
Land		3,023	—	3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	2,361	—	—	—	—	2,361

		5,384	—	5,384	—	—	—	—	5,384

	~~W~~	698,602	56,477	755,079	77,360	(3,305)	3,264	453	832,851

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

12. Property and Equipment, Continued

	2018
	January 1, 2018		Acquisition/ depreciation	Disposal	Reclassifi -cation	Foreign exchange differences	December 31, 2018
Acquisition cost:
Land	~~W~~	250,461	557	(82)	61,973	16	312,925
Buildings and structures		388,423	7,697	(276)	2,683	40	398,567
Leasehold improvements		39,870	4,270	(3,141)	—	(107)	40,892
Vehicles		927	—	(108)	—	12	831
Equipment		51,773	2,515	(1,695)	—	87	52,680
Construction in progress		79,032	85,607	—	(56,052)	—	108,587
Others		141,822	31,772	(1,195)	—	79	172,478

		952,308	132,418	(6,497)	8,604	127	1,086,960

Accumulated depreciation:
Buildings and structures(*)		165,607	11,474	(84)	1,435	35	178,467
Leasehold improvements		31,684	4,023	(3,030)	—	(176)	32,501
Vehicles		860	35	(97)	—	11	809
Equipment(*)		42,920	2,785	(1,017)	—	59	44,747
Others		112,969	14,622	(1,191)	—	50	126,450

		354,040	32,939	(5,419)	1,435	(21)	382,974

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	592,884	99,479	(1,078)	7,169	148	698,602

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

13. Investment Property

Changes in investment property for the years ended December 31, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Acquisition/ depreciation	Reclassification	December 31, 2019
Acquisition cost:
Land	~~W~~	52,922	—	(3,009)	49,913
Buildings and structures		41,802	—	(1,328)	40,474

		94,724	—	(4,337)	90,387

Accumulated depreciation:
Buildings and structures		20,630	1,446	(1,073)	21,003
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	71,119	(1,446)	(3,264)	66,409

	2018
	January 1, 2018		Acquisition/ depreciation	Reclassification	December 31, 2018
Acquisition cost:
Land	~~W~~	58,843	—	(5,921)	52,922
Buildings and structures		42,577	1,908	(2,683)	41,802

		101,420	1,908	(8,604)	94,724

Accumulated depreciation:
Buildings and structures		20,054	2,011	(1,435)	20,630
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	78,391	(103)	(7,169)	71,119

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~75,498 million and ~~W~~77,890 million as of December 31, 2019 and 2018, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the years ended December 31, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2019
Development expense	~~W~~	150,600	64,702	—	(20,622)	—	194,680
Equipment usage right		593	—	—	(57)	17	553
Other deposits provided		11,435	—	(460)	—	9	10,984
Others		11,258	20,699	—	(7,256)	11	24,712

	~~W~~	173,886	85,401	(460)	(27,935)	37	230,929

	2018
	January 1, 2018		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2018
Development expense	~~W~~	67,920	95,746	—	(13,066)	—	150,600
Equipment usage right		626	—	—	(55)	22	593
Other deposits provided		11,431	—	—	—	4	11,435
Others		10,525	5,609	—	(4,878)	2	11,258

	~~W~~	90,502	101,355	—	(17,999)	28	173,886

15. Other Assets

Other assets as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Accounts receivable	~~W~~	2,719,266	2,092,331
Unsettled domestic exchange receivables		1,623,482	1,741,236
Accrued income		405,113	433,207
Guarantee deposits		173,489	147,528
Financial guarantee asset		30,078	22,638
Prepaid expenses		12,429	3,461
Advance payments		8,386	16,029
Others		29,689	97,862

		5,001,932	4,554,292
Allowance for credit losses		(219,960)	(242,113)
Present value discount		(1,921)	(2,712)

	~~W~~	4,780,051	4,309,467

The carrying amounts of financial assets included in other assets above amounted to ~~W~~4,735,372 million and ~~W~~4,200,101 million as of December 31, 2019 and 2018, respectively, and their fair value amounted to ~~W~~4,955,648 million and ~~W~~4,203,448 million as of December 31, 2019 and 2018, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

16. Assets Held for Sale

For attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”), the Bank’s subsidiary, the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the basic agreement on January 31, 2019 and the contract on investment on March 8, 2019.

According to the contract, Hyundai Heavy Industries will make shipbuilding segment, special ship segment, industrial plant segment and engine & machinery segment into each new company and surviving company, Korea Shipbuilding & Offshore Engineering Co., Ltd. (“Korea Shipbuilding & Offshore Engineering”), into holding company defined in the Monopoly Regulation and Fair Trade Act. The Bank will invest the common shares of Daewoo Shipbuilding & Marine Engineering into the common shares and redeemable convertible preference shares of Korea Shipbuilding & Offshore Engineering. Also, Korea Shipbuilding & Offshore Engineering will finance new common shares of Daewoo Shipbuilding & Marine Engineering and be obliged to fund Daewoo Shipbuilding & Marine Engineering.

The Bank made the adjusted contract on investment with Korea Shipbuilding & Offshore Engineering Co., Ltd. on March 6, 2020, reflecting some adjustments to the previous contract on investment made between the Bank and Hyundai Heavy Industries on March 8, 2019.

The contract will be completed after the satisfaction of the contract’s precondition including governmental permission of different countries.

Assets held for sale as of December 31, 2019 are as follows:

	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in subsidiaries and associates(*)	~~W~~	2,244,664	1,655,406	1,655,406	5,914

(*)	~~W~~583,344 million of accumulated impairment losses was included upon classified as assets held for sale.

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Debentures	~~W~~	2,465,541	2,164,538

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

17. Financial Liabilities Measured at FVTPL, Continued

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Carrying amount	~~W~~	2,465,541	2,164,538
Contractual cash flow amounts		2,323,560	2,040,344

Difference	~~W~~	141,981	124,194

18. Deposits

Deposits as of December 31, 2019 and 2018 are as follows:

	December 31, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean Won:
Demand deposits	~~W~~	111,588	111,588	103,253	103,253
Time and savings deposits		26,977,874	26,983,467	25,150,481	25,162,058
Certificates of deposit		188,375	188,310	52,457	52,481

		27,277,837	27,283,365	25,306,191	25,317,792

Deposits in foreign currencies:
Demand deposits		1,583,184	1,583,184	1,227,972	1,227,972
Time and savings deposits		2,202,739	2,202,737	2,125,103	2,125,079
Certificates of deposit		2,839,700	2,836,162	3,224,849	3,219,921

		6,625,623	6,622,083	6,577,924	6,572,972

Off-shore deposits in foreign currencies:
Demand deposits		760,492	760,492	561,660	561,660

	~~W~~	34,663,952	34,665,940	32,445,775	32,452,424

19. Borrowings

(1)	Borrowings as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean Won	—	3.28	~~W~~	3,824,699	3,816,554
Borrowings in foreign currencies	—	5.49		12,094,102	12,074,960
Off-shore borrowings in foreign currencies	1.79	4.32		1,713,683	1,707,303
Others	0.01	3.66		2,538,134	2,537,824

				20,170,618	20,136,641

Deferred borrowing costs				(105)

			~~W~~	20,170,513

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

19. Borrowings, Continued

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean Won	—	3.28	~~W~~	3,988,353	3,989,389
Borrowings in foreign currencies	—	5.50		11,493,651	11,535,443
Off-shore borrowings in foreign currencies	1.46	4.32		1,332,718	1,335,672
Others	0.15	5.30		2,995,519	2,995,500

				19,810,241	19,856,004

Deferred borrowing costs				(500)

			~~W~~	19,809,741

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2019 and 2018 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2019		December 31, 2018
Ministry of Strategy and Finance	Borrowings from government fund (*1)	0.34 ~ 0.87	~~W~~	154,667	193,790

Industrial Bank of Korea	Borrowings from IT industry promotion fund	0.10 ~ 1.00		190	920

Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	0.55 ~ 3.04		73,709	87,023

Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		2,578,317	2,665,403

Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.10		387,943	551,411

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 3.28		47,834	53,420

The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		224,356	113,825

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		357,683	322,561

			~~W~~	3,824,699	3,988,353

(*1) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2019 and 2018 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2019		December 31, 2018
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	—	~~W~~	—	139,187

Mizuho and others	Bank loans from foreign funds	3M Libor + 0.25 ~ 3M Libor + 0.78		694,680	1,118,100
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		653,613	910,878
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	1.79 ~ 2.80		1,487,621	875,783

HSBC and others	Off-shore long term borrowings	3M Libor + 0.36 ~ 3M Libor +0.62		226,062	444,159

JBIC	Off-shore borrowings from JBIC	—		—	12,776

Others	Short-term borrowings in foreign currencies	0.00 ~ 5.50		9,465,368	7,881,995
	Long term borrowings in foreign currencies	0.12 ~ 3.34		1,280,441	1,443,491

			~~W~~	13,807,785	12,826,369

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

20. Debentures

Debentures as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean Won:
Debentures	1.22	6.60	~~W~~	92,789,345	93,864,631
Discount on debentures				(64,439)
Premium on debentures				24
Valuation adjustment for fair value hedges				100,969

				92,825,899

Debentures in foreign currencies:
Debentures	—	6.97		14,872,187	15,765,324
Discount on debentures				(34,587)
Premium on debentures				221
Valuation adjustment for fair value hedges				203,466

				15,041,287

Off-shore debentures:
Debentures	—	7.20		12,751,332	12,820,673
Discount on debentures				(23,075)
Premium on debentures				155
Valuation adjustment for fair value hedges				27,790

				12,756,202

			~~W~~	120,623,388	122,450,628

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

20. Debentures, Continued

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean Won:
Debentures	1.30	6.90	~~W~~	95,431,251	96,161,132
Discount on debentures				(53,254)
Premium on debentures				114
Valuation adjustment for fair value hedges				(35,014)

				95,343,097

Debentures in foreign currencies:
Debentures	0.02	6.97		13,811,420	13,615,184
Discount on debentures				(29,804)
Valuation adjustment for fair value hedges				(160,279)

				13,621,337

Off-shore debentures:
Debentures	—	7.73		10,617,785	10,349,626
Discount on debentures				(26,037)
Valuation adjustment for fair value hedges				(270,181)

				10,321,567

			~~W~~	119,286,001	120,125,942

21. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Present value of defined benefit liabilities	~~W~~	379,728	377,361
Fair value of plan assets		(326,587)	(315,210)

	~~W~~	53,141	62,151

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

21. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the years ended December 31, 2019 and 2018 are as follows:

	2019
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	377,361	(315,210)	62,151
Current service costs		39,747	—	39,747
Interest expense (income)		9,832	(8,572)	1,260
Remeasurements of defined benefit liabilities:
Demographic assumption		33	—	33
Financial assumption		3,410	3,789	7,199
Experience adjustment		(18,066)	—	(18,066)

		(14,623)	3,789	(10,834)

Payments from the plan		(32,589)	32,407	(182)
Contributions to the plan		—	(39,001)	(39,001)

Ending balance	~~W~~	379,728	(326,587)	53,141

	2018
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	343,887	(298,240)	45,647
Current service costs		39,440	—	39,440
Interest expense (income)		10,604	(9,529)	1,075
Remeasurements of defined benefit liabilities:
Financial assumption		8,460	5,255	13,715
Experience adjustment		(7,662)	—	(7,662)

		798	5,255	6,053

Payments from the plan		(17,368)	17,315	(53)
Contributions to the plan		—	(30,011)	(30,011)

Ending balance	~~W~~	377,361	(315,210)	62,151

(3)	Fair value of plan assets for each type as of December 31, 2019 and 2018 are as follows:

	December 31, 2019			December 31, 2018
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	326,587	—	315,210

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

21. Defined Benefit Liabilities, Continued

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Current service costs	~~W~~	39,747	39,440
Interest expense (income), net		1,260	1,075

	~~W~~	41,007	40,515

(5)	The principal actuarial assumptions used as of December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Discount rate (%)	2.44	2.77
Future salary increasing rate (%)	6.00	6.23

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2019 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.89% decrease	11.73% increase
Future salary increasing rate	10.99% increase	9.48% decrease

(7)

The weighted average duration of defined benefit liabilities is 11.82 years and 11.35 years as of December 31, 2019 and 2018, respectively. The expected contributions to the plan for the next annual reporting period amount to W38,467 million and W65,355 million as of December 31, 2019 and 2018, respectively.

22. Provisions

(1)	Details of provisions as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Provision for unused commitments	~~W~~	742,592	469,684
Provision for financial guarantee		35,892	111,181
Provision for payment guarantees		674,928	787,765
Provision for possible losses from lawsuits		12,302	12,302
Provision for restoration		15,167	—
Other provision		38,983	7,786

	~~W~~	1,519,864	1,388,718

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

22. Provisions, Continued

(2)	Changes in provision for unused commitments for the years ended December 31, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	288,778	180,906	—	469,684
Transfer to 12-month expected credit loss		349,455	(349,455)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(3,265)	3,265	—	—
Provision for (reversal of) unused commitments		(220,855)	484,785	—	263,930
Foreign currency translation		7,746	1,232	—	8,978

Ending balance	~~W~~	421,859	320,733	—	742,592

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	17,718	447,095	19	464,832
Transfer to 12-month expected credit loss		212,697	(212,697)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(2,899)	2,899	—	—
Provision for (reversal of) unused commitments		46,748	(57,167)	(19)	(10,438)
Foreign currency translation		14,514	776	—	15,290

Ending balance	~~W~~	288,778	180,906	—	469,684

(3)	Changes of financial guarantee provision for the years ended December 31, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,400	71,546	38,235	111,181
Transfer to 12-month expected credit loss		27	(27)	—	—
Transfer to lifetime expected credit losses:					—
Transfer to non credit-impaired exposures		(7)	7	—	—
Transfer to credit-impaired exposures		(909)	(633)	1,542	—
Provision for (reversal of) unused commitments		602	(48,822)	(28,129)	(76,349)
Foreign currency translation		10	1,050	—	1,060

Ending balance	~~W~~	1,123	23,121	11,648	35,892

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

22. Provisions, Continued

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,763	72,267	73,458	147,488
Transfer to 12-month expected credit loss		76	(7)	(69)	—
Transfer to lifetime expected credit losses:					—
Transfer to non credit-impaired exposures		(443)	493	(50)	—
Transfer to credit-impaired exposures		(474)	(3,343)	3,817	—
Provision for (reversal of) unused commitments		472	(49)	(39,256)	(38,833)
Foreign currency translation		6	2,185	335	2,526

Ending balance	~~W~~	1,400	71,546	38,235	111,181

(4)	Changes in provision for payment guarantees for the years ended December 31, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	292,946	247,521	247,298	787,765
Transfer to 12-month expected credit loss		41,125	(41,119)	(6)	—
Transfer to lifetime expected credit losses:					—
Transfer to non credit-impaired exposures		(59,838)	59,838	—	—
Transfer to credit-impaired exposures		(181,313)	(10,120)	191,433	—
Provision for (reversal of) unused commitments		74,589	(96,983)	(118,436)	(140,830)
Foreign currency translation		2,811	8,802	16,380	27,993

Ending balance	~~W~~	170,320	167,939	336,669	674,928

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,512	426,421	208,078	644,011
Transfer to 12-month expected credit loss		71,411	(71,411)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(421)	1,171	(750)	—
Transfer to credit-impaired exposures		(12,804)	(23,216)	36,020	—
Provision for (reversal of) unused commitments		222,157	(95,542)	(4,887)	121,728
Foreign currency translation		3,091	10,098	8,837	22,026

Ending balance	~~W~~	292,946	247,521	247,298	787,765

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

22. Provisions, Continued

(5)	Changes of lawsuit provision and other provision for the years ended December 31, 2019 and 2018 are as follows:

	2019
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	12,302	14,013	7,786
Reversal of provision		—	1,154	31,250
Provision used		—	—	(53)

Ending balance	~~W~~	12,302	15,167	38,983

	2018
	Lawsuit provision		Other provision
Beginning balance	~~W~~	135,497	8,965
Increase		(11)	—
Provision used		(123,184)	(1,179)

Ending balance	~~W~~	12,302	7,786

(6)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of December 31, 2019, the Bank is involved in 18 lawsuits as a plaintiff and 33 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~220,382 million and ~~W~~219,625 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2019 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial in progress
STX Offshore and shipbuilding Co., Ltd.	Objection for trial for determination of investigation		4,800	1st trial in progress
Korea Land and Housing Corporation	Claim for guaranteed debt		3,533	1st trial ruled against the Bank; 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st, 2nd trial ruled partially against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for disposal of debt		12,470	1st trial ruled in favor of the Bank; 2nd trial in progress

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

22. Provisions, Continued

	December 31, 2018
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial ruled partially against the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st, trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		13,898	1st trial ruled partially against the Bank, 2nd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

23. Other Liabilities

(1)	Other liabilities as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Accounts payable	~~W~~	2,524,985	1,857,585
Lease liabilities		43,362	—
Accrued expense		2,003,532	1,930,986
Advance received		42	—
Unearned income		48,484	41,298
Deposits withholding tax		24,414	30,918
Guarantee money received		557,385	213,286
Foreign exchanges payable		80,621	10,969
Domestic exchanges payable		363,546	312,911
Borrowing from trust accounts		1,535,048	792,364
Financial guarantee liability		31,426	28,628
Others		72,262	46,263

		7,285,107	5,265,208
Present value discount		(2,484)	(351)

	~~W~~	7,282,623	5,264,857

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~7,089,686 million and ~~W~~5,139,270 million as of December 31, 2019 and 2018, respectively, and their fair value amounted to ~~W~~7,085,427 million and ~~W~~5,139,289 million as of December 31, 2019 and 2018, respectively.

(2)	Details of lease liabilities as of December 31, 2019 are as follows:

	Face value		Discount	Carrying amounts
Real estate	~~W~~	40,381	(2,169)	38,212
Vehicles		2,876	(56)	2,820
Others		105	(1)	104

	~~W~~	43,362	(2,226)	41,136

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the year ended December 31, 2019 is as follows:

	2019
Depreciation of right-of-use assets	~~W~~
Real estate		30,777
Vehicles		2,107
Others		13

		32,897

Interest expenses on the lease liabilities		746
Expense relating to short-term leases		121
Expense relating to leases of low-value assets		292

	~~W~~	34,056

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

23. Other Liabilities, Continued

(4)	Cash flows used in lease liabilities for the year ended December 31, 2019 are as follows:

	2019
Decrease in lease liabilities	~~W~~	23,737
Lease payments relating to short-term leases		121
Lease payments relating to leases of low-value assets		292

	~~W~~	24,150

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of December 31, 2019 is as follows:

	2019
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	5,529	13,538	24,295	—	43,362

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,732,619,768 shares issued and 3,621,619,768 shares issued as of December 31, 2019 and 2018, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~18,663,099 million and ~~W~~18,108,099 million as of December 31, 2019 and 2018, respectively.

(2) Capital surplus

Capital surplus as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Paid-in capital in excess of par value	~~W~~	59,636	62,309
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,494,504	2,497,177

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

24. Equity, Continued

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	(210,918)	(93,687)
Loss allowance for securities measured at FVOCI (before tax)		73,806	76,494
Income tax effect		37,706	4,728

		(99,406)	(12,465)

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(7,158)	(33,017)
Income tax effect		—	—

		(7,158)	(33,017)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(403)	(2,579)
Income tax effect		111	709

		(292)	(1,870)

Net gain on hedges of net investments in foreign operations
Net gain on hedges of net investments in foreign operations (before tax)		5,538	—
Income tax effect		(1,523)	—

		4,015	—

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		26,662	15,828
Income tax effect		(7,331)	(4,352)

		19,331	11,476

Fair value changes on financial liabilities designated at fair value due to credit risk
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		(6,320)	4,384
Income tax effect		1,738	(1,206)

		(4,582)	3,178

	~~W~~	(88,092)	(32,698)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

24. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Increase (Decrease)	Tax Effect	December 31, 2019
Gain on Securities Measured at FVOCI	~~W~~	(12,465)	(119,919)	32,978	(99,406)
Exchange differences on translation of foreign operations		(33,017)	25,859	—	(7,158)
Valuation loss on cash flow hedge		(1,870)	2,176	(598)	(292)
Net gain on hedges of net investments in foreign operations		—	5,538	(1,523)	4,015
Remeasurements of defined benefit liabilities		11,476	10,834	(2,979)	19,331
Valuation gain on financial liabilities designated at fair value due to credit risk		3,178	(10,704)	2,944	(4,582)

	~~W~~	(32,698)	(86,216)	30,822	(88,092)

	2018
	January 1, 2018		Increase (Decrease)	Tax Effect	December 31, 2018
Gain on Securities Measured at FVOCI	~~W~~	161,165	(239,495)	65,865	(12,465)
Exchange differences on translation of foreign operations		(69,420)	36,403	—	(33,017)
Valuation loss on cash flow hedge		(5,009)	4,330	(1,191)	(1,870)
Remeasurements of defined benefit liabilities		15,864	(6,053)	1,665	11,476
Valuation gain on financial liabilities designated at fair value due to credit risk		9,520	(8,747)	2,405	3,178

	~~W~~	112,120	(213,562)	68,744	(32,698)

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

24. Equity, Continued

(i)	Retained earnings as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Legal reserve	~~W~~	1,177,851	173,913
Voluntary reserve
Regulatory reserve for loan losses		1,227,700	1,372,030
Unappropriated retained earnings		2,327,769	2,866,706

	~~W~~	4,733,320	4,412,649

(ii)	Changes in legal reserve for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	173,913	—
Transfer from retained earnings		1,003,938	173,913

Ending balance	~~W~~	1,177,851	173,913

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	2,866,706	434,782
Changes in accounting policy		—	290,907
Transfer from (contribution to) legal reserve		(1,003,938)	(173,913)
Transfer from (contribution to) regulatory reserve for credit losses		144,330	(63,530)
Dividends		(144,865)	(147,092)
Reclassification of gain or loss on equity securities measured at FVOCI		19,808	15,707
Profit for the year		445,728	2,509,845

Ending balance	~~W~~	2,327,769	2,866,706

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

24. Equity, Continued

(iv)	Statements of appropriation of retained earnings for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
I. Unappropriated retained earnings:
Unappropriated retained earning carried forward from the prior year	~~W~~	1,862,233	50,247
Changes in accounting policy		—	290,907
Gain on disposal of securities measured at FVOCI		19,808	15,707
Profit for the year		445,728	2,509,845

		2,327,769	2,866,706

II. Appropriation of retained earnings:
Contribution to legal reserve		178,291	1,003,938
Contribution to (Transfer from) regulatory reserve for credit losses		(81,662)	(144,330)
Dividends (~~W~~30 for 2019 and ~~W~~40 for 2018 per share)		111,978	144,865

		208,607	1,004,473

III. Unappropriated retained earnings to be carried over to subsequent year	~~W~~	2,119,162	1,862,233

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Beginning balance	~~W~~	1,227,700	1,372,030
Planned provision for (reversal of) reserve for credit losses
Changes in accounting policy		—	(8,262)
Planned provision for (reversal of) reserve for credit losses		(81,662)	(136,068)

		(81,662)	(144,330)

Ending balance	~~W~~	1,146,038	1,227,700

(ii)	Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Profit for the year	~~W~~	445,728	2,509,845
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		81,662	136,068

Profit after adjusting regulatory reserve for credit losses	~~W~~	527,390	2,645,913

Earnings per share after adjusting regulatory reserve for credit losses (in Won)	~~W~~	142	734

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

25. Net Interest Income

Net interest income for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Interest income:
Due from banks	~~W~~	104,586	93,883
Securities measured at FVTPL		58,860	51,702
Securities measured at FVOCI		371,777	390,754
Loans measured at amortized cost		40,903	21,569
Loans measured at FVTPL		17,291	37,497
Loans measured at amortized cost		4,507,827	4,550,447

		5,101,244	5,145,852

Interest expense:
Financial liabilities measured at FVTPL		(90,883)	(79,695)
Deposits		(606,671)	(517,250)
Borrowings		(442,679)	(426,776)
Debentures		(2,898,689)	(2,739,345)

		(4,038,922)	(3,763,066)

	~~W~~	1,062,322	1,382,786

Interest received from impaired assets relating to loans measured at amortized cost and loans for the years ended December 31, 2019 and 2018 were ~~W~~24,586 million and ~~W~~49,878 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

26. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Fees and commission income:
Loan commissions	~~W~~	145,612	144,321
Underwriting and investment consulting commissions		125,653	116,611
Brokerage and agency commissions		5,873	6,542
Trust and retirement pension plan commissions		31,660	30,553
Fees on asset management		3,370	2,870
Other fees		103,074	65,974

		415,242	366,871

Fees and commission expenses:
Brokerage and agency fees		(11,014)	(10,822)
Other fees		(26,028)	(18,660)

		(37,042)	(29,482)

	~~W~~	378,200	337,389

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

27. Dividend Income

Dividend income for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Securities measured at FVTPL	~~W~~	277,726	140,858
Securities measured at FVOCI		110,137	127,468
Investments in subsidiaries and associates		290,229	462,108

	~~W~~	678,092	730,434

28. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	253,588	82,711
Gains on valuation		127,147	196,582

		380,735	279,293

Losses on securities measured at FVTPL:
Losses on sale		(29,888)	(56,324)
Losses on valuation		(175,585)	(228,721)
Purchase related expense		(94)	(120)

		(205,567)	(285,165)

	~~W~~	175,168	(5,872)

29. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	799	—
Gains on valuation		15,927	12,260

		16,726	12,260

Losses on financial liabilities measured at FVTPL:
Losses on redemption		(2,986)	—
Losses on valuation		(21,206)	(56,027)

		(24,192)	(56,027)

	~~W~~	(7,466)	(43,767)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

30. Net Gain on Securities Measured at FVOCI

Net gain related to securities measured at FVOCI for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	106,220	31,432
Reversal of impairment losses		2,085	8,923

		108,305	40,355

Losses on securities measured at FVTPL:
Losses on sale		(21,626)	(26,052)
Impairment losses		—	(2,277)

		(21,626)	(28,329)

	~~W~~	86,679	12,026

31. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	2,348,820	2,223,623
Currency		9,712,251	6,729,067
Stock		21,844	176,965
Commodity		—	743
Embedded derivatives		32	638
Gains on adjustment of derivatives		1,498	2,001

		12,084,445	9,133,037

Losses on trading purpose derivatives:
Interest		(2,221,935)	(2,089,177)
Currency		(9,422,188)	(6,485,150)
Stock		(150,531)	(36,357)
Commodity		—	(743)
Losses on adjustment of derivatives		(28,811)	(12,522)

		(11,823,465)	(8,623,949)

		260,980	509,088

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

31. Net Gain (Loss) on Derivatives, Continued

	2019		2018
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		550,056	212,958
Currency		239,540	272,044
Gains on adjustment of derivatives		22	140

		789,618	485,142

Losses on hedging purpose derivatives:
Interest		(63,906)	(139,828)
Currency		(334,901)	(640,231)
Losses on adjustment of derivatives		(589)	(505)

		(399,396)	(780,564)

		390,222	(295,422)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		105,168	286,811
Gains on redemption		155,601	301,620

		260,769	588,431

Losses on fair value hedged items:
Losses on valuation		(741,191)	(290,118)
Losses on redemption		(179,124)	(334,375)

		(920,315)	(624,493)

		(659,546)	(36,062)

	~~W~~	(8,344)	177,604

Related with cash flow hedge, the Bank recognized ~~W~~2 million and ~~W~~109 million of gain in the statements of comprehensive income as the ineffective portion for the years ended December 31, 2019 and 2018, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

32. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Net gain on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	487,002	503,558
Losses on foreign exchange transactions		(483,781)	(491,129)

		3,221	12,429

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		4,005,597	1,525,047
Losses on foreign exchange translations		(4,032,562)	(1,410,192)

		(26,965)	114,855

	~~W~~	(23,744)	127,284

33. Other Operating Expense, net

Other operating income and expense for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Other operating income:
Gains on sale of loans	~~W~~	78,523	44,406
Gains on disposal of loans measured at FVTPL		23,456	17,507
Gains on valuation of loans measured at FVTPL		59,719	80,597
Gains on disposal of investments in subsidiaries and associates		3,350	273,110
Reversal of provisions		—	11
Others		11,107	13,653

		176,155	429,284

Other operating expenses:
Losses on sale of loans		(178,048)	(147,995)
Losses on disposal of loans measured at FVTPL		(27,231)	(29,456)
Losses on valuation of loans measured at FVTPL		(16,798)	(48,140)
Losses on disposal of investments in subsidiaries and associates		(544)	(16,471)
Increase in provisions		(31,508)	—
Insurance expenses		(49,618)	(46,533)
Credit guarantee fund salary		(146,440)	(139,914)
Educational taxes		(30,223)	(31,085)
Foreign security contributions		(10,888)	(6,095)
Others		(26,556)	(22,188)

		(517,854)	(487,877)

	~~W~~	(341,699)	(58,593)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

34. Provision for Credit Losses

Provision for credit losses for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Provision for loan loss allowance	~~W~~	59,805	377,405
Provision for other assets		(22,915)	22,686
Provision for (reversal of) unused commitments		263,930	(10,438)
Reversal of financial guarantee provision		(76,349)	(38,833)
Provision for (reversal of) payment guarantees		(140,830)	121,728

	~~W~~	83,641	472,548

35. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Payroll costs:
Short-term employee benefits	~~W~~	363,231	349,299
Defined benefit costs		41,007	40,515
Defined contribution costs		6,829	4,609

		411,067	394,423

Depreciation and amortization:
Depreciation of property and equipment		69,628	32,939
Amortization of intangible assets		27,935	17,999

		97,563	50,938

Other:
Employee welfare benefits		31,123	29,390
Rent expenses		7,450	29,276
Taxes and dues		29,352	25,436
Advertising expenses		18,010	17,344
Electronic data processing expenses		68,016	58,567
Fees and charges		30,748	23,848
Others		53,601	46,462

		238,300	230,323

	~~W~~	746,930	675,684

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	—	54,943
Reversal of impairment loss on assets held for sale		282,323	—
Gain on disposal of property and equipment		1,596	88
Rental income on investment property		1,862	1,443
Others		7,726	4,352

		293,507	60,826

Other non-operating expense:
Losses on disposal of non-current assets held for sale		—	(2,599)
Impairment loss on assets held for sale		(288,237)	—
Losses on disposal of property and equipment		(5)	(814)
Depreciation of investment property		(1,446)	(2,011)
Donations		(18,458)	(12,147)
Others		(9,053)	(4,361)

		(317,199)	(21,932)

	~~W~~	(23,692)	38,894

37. Income Tax Expense

(1)	Income tax expense for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Current income tax(*)	~~W~~	289,822	203,599
Changes in deferred income taxes on temporary differences		(156,803)	114,674
Deferred income tax recognized directly to equity
Other comprehensive income		30,822	68,744
Retained earnings		(7,514)	(5,958)

Income tax expense	~~W~~	156,327	381,059

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

37. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Profit before income taxes	~~W~~	602,055	2,890,904
Income taxes calculated using enacted tax rates		165,565	794,999
Adjustments:
Non-deductible losses and tax-free gains		(13,197)	(19,682)
Non-recognition effect of deferred income taxes		(3,590)	(434,076)
Net adjustments for prior years		(7,298)	26,319
Others		14,847	13,499

		(9,238)	(413,940)

Income tax expense	~~W~~	156,327	381,059

Effective tax rate (%)		25.97	13.18

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2019 and 2018 are as follows:

	2019
	January 1, 2019(*)		Decrease	Increase	December 31, 2019	Deferred tax assets (liabilities)
Derivatives	~~W~~	(304,011)	(304,011)	(773,504)	(773,504)	(212,714)
Investments in subsidiaries and associates		(7,669,849)	7,837	548,804	(7,128,882)	(2,278,811)
Gains on fair value hedged items valuation		(429,827)	(429,827)	268,983	268,983	73,970
Losses on foreign exchange translation for hedged liabilities		264,036	264,036	45,211	45,211	12,433
Impairment losses on debt securities		65,933	—	—	65,933	18,132
Impairment losses on equity securities		64,528	(1,271)	—	65,799	18,095
Defined benefit obligation		346,904	32,407	49,579	364,076	100,121
Plan assets		(309,822)	(32,407)	(49,172)	(326,587)	(89,811)
Financial assets held for trading		60,931	121,743	2,742	(58,070)	(15,969)
Available-for-sale financial assets		(157,234)	(11,782)	—	(145,452)	436
Write-off		3,020,839	100,875	215,274	3,135,238	687,997
Provisions		783,999	1,278,398	1,488,848	994,449	273,473
Property impairment losses		6,803	173	—	6,630	1,823
Loan origination fees		(15,814)	(15,814)	(7,293)	(7,293)	(2,006)
Gains on sales of loans		(52,812)	10,478	(264)	(63,554)	(17,477)
Others		2,432,162	1,191,885	842,559	2,082,836	498,940

		(1,893,234)	2,212,720	2,631,767	(1,474,187)	(931,368)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		1,957,997	45,390	—	1,912,607	—

	~~W~~	64,763	2,258,110	2,631,767	438,420	(931,368)

(*)	Temporary differences as of January 1, 2019 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

37. Income Tax Expense, Continued

	2018
	January 1, 2018		Decrease	Increase	December 31, 2018	Deferred tax assets (liabilities)
Derivatives	~~W~~	24,078	24,241	(331,160)	(331,323)	(91,114)
Investments in subsidiaries and associates		(6,292,226)	36,673	(1,340,951)	(7,669,850)	(2,367,842)
Gains on fair value hedged items valuation		(791,376)	(791,376)	(429,827)	(429,827)	(118,202)
Losses on foreign exchange translation for hedged liabilities		515,299	515,299	264,036	264,036	72,610
Impairment losses on debt securities		64,768	(1,165)	—	65,933	18,132
Impairment losses on equity securities		113,846	65,233	13,285	61,898	17,022
Defined benefit obligation		313,403	17,315	50,816	346,904	95,399
Plan assets		(298,240)	(17,315)	(22,928)	(303,853)	(83,560)
Financial assets held for trading		(67,245)	(6,433)	121,743	60,931	16,756
Available-for-sale financial assets		(158,946)	(1,712)	—	(157,234)	(2,804)
Write-off		3,805,312	931,033	105,086	2,979,365	575,484
Provisions		753,208	1,259,909	1,290,700	783,999	215,600
Property impairment losses		6,976	173	—	6,803	1,871
Loan origination fees		(6,527)	(6,527)	(15,814)	(15,814)	(4,349)
Gains on sales of loans		(31,409)	15,356	(6,046)	(52,811)	(14,523)
Others		2,391,156	1,201,492	1,202,193	2,391,857	581,349

		342,077	3,242,196	901,133	(1,998,986)	(1,088,171)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		3,572,906	1,614,909	—	1,957,997	—

	~~W~~	3,914,983	4,857,105	901,133	(40,989)	(1,088,171)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

37. Income Tax Expense, Continued

(4)	Changes in income tax expense recognized directly to equity for the years ended December 31, 2019 and 2018 are as follows:

	2019
	December 31, 2019			January 1, 2019		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	(99,406)	37,706	(12,465)	4,728	32,978
Exchange differences on translation of foreign operations		(7,158)	—	(33,017)	—	—
Losses on valuation of cash flow hedge		(292)	111	(1,870)	709	(598)
Net gain on hedges of net investments in foreign operations		4,015	(1,523)			(1,523)
Remeasurements of defined benefit liabilities		19,331	(7,331)	11,476	(4,352)	(2,979)
Fair value changes on financial liabilities designated at fair value due to credit risk		(4,582)	1,738	3,178	(1,206)	2,944

	~~W~~	(88,092)	30,701	(32,698)	(121)	30,822

Income tax benefit recognized direct to retained earnings amounting to ~~W~~7,514 million is the tax effect of realized income amounting to ~~W~~27,322 million from disposal of equity securities measured at FVOCI.

	2018
	December 31, 2018			January 1, 2018		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	(12,465)	4,728	161,165	(61,137)	65,865
Exchange differences on translation of foreign operations		(33,017)	—	(69,420)	—	—
Losses on valuation of cash flow hedge		(1,870)	709	(5,009)	1,900	(1,191)
Remeasurements of defined benefit liabilities		11,476	(4,352)	15,864	(6,017)	1,665
Fair value changes on financial liabilities designated at fair value due to credit risk		3,178	(1,206)	9,520	(3,611)	2,405

	~~W~~	(32,698)	(121)	112,120	(68,865)	68,744

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the years ended December 31, 2019 and 2018 are computed as follows:

(i) Basic earnings per share

	2019		2018
Profit attributable to ordinary shareholders of the Bank (A) (in Won)	~~W~~	445,728,174,656	2,509,845,232,262
Weighted-average number of ordinary shares outstanding (B)		3,703,721,138	3,605,597,850

Basic earnings per share (A/B) (in Won)	~~W~~	120	696

(ii) Weighted-average number of ordinary shares outstanding

	2019
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,621,619,768	365	1,321,891,215,320
Increased paid-in capital (B)	100,000,000	289	28,900,000,000
Increased paid-in capital (C)	11,000,000	97	1,067,000,000

Cumulative shares (D = A+B+C)			1,351,858,215,320

Weighted-average number of ordinary shares outstanding (D/365)			3,703,721,138

	2018
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,587,619,768	365	1,309,481,215,320
Increased paid-in capital (B)	34,000,000	193	6,562,000,000

Cumulative shares (C = A+B)			1,316,043,215,320

Weighted-average number of ordinary shares outstanding (C/365)			3,605,597,850

(2) Diluted earnings per share

Diluted and basic earnings per share for the years ended December 31, 2019 and 2018 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2019 and 2018 are as follows:

	December 31, 2019			December 31, 2018
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	4,886,371	2,070,284	6,012,532	2,211,955
Securities measured at amortized cost(*)		1,108,791	224,356	1,093,314	113,825

	~~W~~	5,995,162	2,294,640	7,105,846	2,325,780

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	325,218	631,298
Guarantees for bond issuance		2,427,525	2,069,094
Guarantees for loans		355,619	408,907
Letter of guarantee		51,461	54,522
Guarantees for on-lending debt		11,908	17,910
Others		4,456,862	4,666,096

		7,628,593	7,847,827

Unconfirmed acceptances and guarantees:
Letter of credit		1,662,658	1,890,514
Others		1,707,426	1,584,031

		3,370,084	3,474,545

Commitments:
Commitments on loans		30,936,286	27,777,491
Others		2,100,258	2,175,793

		33,036,544	29,953,284

Bills endorsed:
With recourse		515	7,469

	~~W~~	44,035,736	41,283,125

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

41. Trust Accounts

(1)	Trust accounts as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Accrued trust fee	~~W~~	7,037	9,452
Deposits		665	9,082
Borrowings from trust accounts		1,498,878	741,805
Accrued interest on deposits		1,612	2,422

(2)	Transactions with trust accounts for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Trust management fee	~~W~~	29,250	28,404
Interest expenses on deposits		198	300
Interest expenses of borrowings from trust accounts		22,491	15,952

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Principals guaranteed money trust	~~W~~	257,268	261,997
Principals and interest guaranteed money trust		238,097	236,339

	~~W~~	495,365	498,336

Principal of money and property trust	~~W~~	456,890	462,156
Accrued trust profit		38,475	36,180

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2019 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 8 others, KDB Investment PEF No.1, KDB Value PEF VII, KDB Consus Value PEF, Components and Materials M&A PEF and 4 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, Ubest 4th Securitization Specialty Co., Ltd. and 7 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 28 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, \Korea Appraisal Board, GM Korea Company, Hyundai Merchant Marine Co., Ltd., Hanjin Heavy Industries & Construction Co., Ltd. , Korea Ocean Business Corporation and 77 others, Troika Resources Investment PEF and 100 others, KIP Overseas Expansion Platform Fund and 109 others
Others	Key management personnel

(2)	Significant balances with related parties as of December 31, 2019 and 2018 are as follows:

	Account	December 31, 2019		December 31, 2018
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	36,427	5,878
	Allowance for loan losses		(5)	(1)
	Derivative financial assets		1,008	1,044
	Other assets		8	8
	Deposits		82	57
	Derivative financial liabilities		2,516	1,924
	Other liabilities		528	511
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		40,038	34,639
	Other liabilities		338	1
KDB Ireland Ltd.	Loans		326,968	368,099
	Allowance for loan losses		(33)	(37)
	Derivative financial assets		5,841	1,688
	Other assets		685	714
	Borrowings		—	1,677
	Derivative financial liabilities		40	1,789

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2019		December 31, 2018
KDB Bank Europe Ltd.	Cash and due from banks	~~W~~	440,762	373,965
	Loans		96,813	23,979
	Allowance for loan losses		(12)	(6)
	Derivative financial assets		731	1,611
	Other assets		404	566
	Derivative financial liabilities		—	259
Banco KDB Do Brazil S.A.	Cash and due from banks		75,257	72,677
	Loans		115,780	111,810
	Allowance for loan losses		(24)	(29)
	Other assets		2,074	82
	Allowance of other assets		—	(1)
KDB Asia Ltd.	Cash and due from banks		567,322	268,344
	Loans		312,606	234,801
	Allowance for loan losses		(24)	(18)
	Derivative financial assets		849	15
	Other assets		1,888	820
	Deposits		2	2
	Derivative financial liabilities		144	547
KDB Investment PEFNo.1(*)	Loans		749,207	1,261,496
	Allowance for loan losses		(1,226)	(2,305)
	Derivative financial assets		—	520
	Other assets		9,001	22,026
	Allowance of other assets		(13)	(27)
	Deposits		45,870	64,196
	Borrowings		—	4,521
	Derivative financial liabilities		4,810	2,000
	Other liabilities		105	111
	Other provisions		362	399
KDB Consus Value PEF	Securities		40,431	129,812
	Derivative financial assets		1,477	1,979
	Other assets		345	483
	Deposits		66	9
	Derivative financial liabilities		2,459	3,513
	Other liabilities		1,057	1,160
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,422,406	1,499,157
	Allowance for loan losses		(475,992)	(359,448)
	Derivative financial assets		105,017	38,978
	Other assets		4,200	3,100
	Deposits		627,963	660,082
	Derivative financial liabilities		5,814	15,044
	Other liabilities		65,790	3,544
	Other provisions		827,258	584,663

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2019		December 31, 2018
Others	Loans	~~W~~	1,157,368	1,191,767
	Allowance for loan losses		(347,970)	(572,487)
	Derivative financial assets		8,369	3,472
	Other assets		18,307	18,310
	Allowance of other assets		(4,907)	(10,629)
	Deposits		90,729	37,457
	Borrowings		64,767	38,943
	Derivative financial liabilities		3,960	1,983
	Other liabilities		866	418
	Other provisions		177,474	80,771
Associates:
Korea Electric Power Co., Ltd.	Securities		26,263	29,484
	Loans		138,845	151,947
	Allowances for loan losses		(844)	(2,769)
	Derivative financial assets		10,719	37,760
	Other assets		11,777	65
	Deposits		82,202	36,148
	Borrowings		63,680	4,355
	Derivative financial liabilities		96,504	36,277
	Other liabilities		1,773	—
	Other provisions		3	14
Dongbu Steel Co., Ltd.	Loans		625,249	978,743
	Allowances for loan losses		(117,356)	(454,726)
	Other assets		369	—
	Deposits		—	10,391
	Borrowings		59	—
	Other liabilities		415	261
	Other provisions		34,592	47,451
Hyundai Merchant Marine Co., Ltd.	Securities		694,832	363,615
	Loans		513,801	500,156
	Allowances for loan losses		(97,777)	(35,423)
	Other assets		5,308	—
	Deposits		371,965	561,979
	Other liabilities		1,965	—
Hanjin Heavy Industries & Construction Co., Ltd.	Loans		217,764	—
	Other assets		522	—
	Deposits		88,240	—
	Other liabilities		1,802	—
	Other provisions		119,882	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2019		December 31, 2018
Korea Ocean Business Corporation	Loans	~~W~~	18,031	—
	Other assets		45	—
Others	Securities		5,665	6,139
	Loans		1,006,600	1,049,129
	Allowances for loan losses		(734,729)	(769,269)
	Other assets		161,575	152,478
	Deposits		632,700	704,376
	Other liabilities		2,183	—
	Other provisions		105,880	121,468

(*)

For the year ended December 31, 2019, KDB Value PEF VI was liquidated and KDB INVESTMENT PRIVATE EQUITY FUND NO.1 is acquired. Through this transaction, the shares of Daewoo Engineering & Construction Co., Ltd. held by KDB Value PEF VI as sub-subsidiary were transferred to KDB INVESTMENT PRIVATE EQUITY FUND NO.1 whereby the Bank maintains its control over Daewoo Engineering & Construction Co., Ltd. The Bank considered the transfer as a transaction between subsidiaries under common control and does not recognized gain or loss on the transfer in the separate financial statements.

(3)	Significant profit or loss with related parties for the years ended December 31, 2019 and 2018 are as follows:

	Account	2019		2018
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	205	834
	Dividend income		45,351	44,109
	Reversal of allowance for loan losses		9	—
	Fees and commission income, other income		6,889	5,502
	Interest expenses		(6)	—
	Provision for loan losses		(13)	—
	Other operating expenses		(3,399)	(2,261)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		10,436	9,258
	Fees and commission income, other income		—	55
	Interest expenses		(473)	(440)
KDB Ireland Ltd.	Interest income		7,763	5,337
	Reversal of allowance for loan losses		72	—
	Fees and commission income, other income		9,220	1,835
	Interest expenses		(6)
	Provision for loan losses		(66)	(5)
	Other operating expenses		(3,776)	(1,258)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	2019		2018
KDB Bank Europe Ltd.	Interest income	~~W~~	8,233	8,025
	Reversal of allowance for loan losses		13	—
	Fees and commission income, other income		1,174	1,574
	Provision for loan losses		(19)	(1)
	Other operating expenses		(443)	(786)
Banco KDB Do Brazil S.A.	Interest income		5,518	4,040
	Reversal of allowance for loan losses		30	—
	Provision for loan losses		(24)	(11)
	Other operating expenses		(1)	(58)
KDB Asia Ltd.	Interest income		12,841	6,579
	Reversal of allowance for loan losses		24	—
	Fees and commission income, other income		1,574	746
	Provision for loan losses		(30)	(8)
	Other operating expenses		(1,628)	(2,774)
KDB Investment PEF No.1	Interest income		38,884	49,717
	Fees and commission income, other income		1,294	3,469
	Interest expenses		(668)	(317)
	Other operating expenses		(12,995)	(9,214)
KDB Consus Value PEF	Interest income		4,350	3,636
	Fees and commission income, other income		32,306	66,091
	Interest expenses		(14)	—
	Other operating expenses		(4,262)	(4,423)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		43,674	35,048
	Reversal of allowance for loan losses		48,389	233,754
	Fees and commission income, other income		704,956	165,111
	Interest expenses		(8,612)	(7,588)
	Provision for loan losses		(141,208)	—
	Other operating expenses		(619,249)	9,073
Others	Interest income		50,009	59,111
	Dividend income		128,453	33,061
	Reversal of allowance for loan losses		353,511	—
	Fees and commission income, other income		230,540	22,989
	Interest expenses		(897)	(503)
	Provision for loan losses		(126,431)	(402,315)
	Other operating expenses		(285,324)	(89,022)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	2019		2018
Associates:
Korea Electric Power Co., Ltd.	Interest income	~~W~~	4,830	4,860
	Dividend income		—	166,876
	Reversal of allowance for loan losses		1,931	—
	Fees and commission income, other income		15,479	13,179
	Interest expenses		(2,152)	(4,984)
	Provision for loan losses		(6)	(2,738)
	Other operating expenses		(146,873)	(54,992)
Dongbu Steel Co., Ltd.	Interest income		39,387	54,236
	Reversal of allowance for loan losses		337,370	—
	Fees and commission income, other income		50,879	2,712
	Interest expenses		(345)	(126)
	Provision for loan losses		—	(225,435)
	Other operating expenses		(32,610)	(35,268)
Hyundai Merchant Marine Co., Ltd.	Interest income		28,822	4,687
	Reversal of allowance for loan losses		8,942	37,011
	Fees and commission income, other income		188,357	38,845
	Interest expenses		(4,529)	(4,463)
	Provision for loan losses		(71,296)	—
	Other operating expenses		(1,118)	(38,440)
Hanjin Heavy Industries & Construction Co., Ltd.	Interest income		6,181	—
	Reversal of allowance for loan losses		62,892	—
	Fees and commission income, other income		121,534	—
	Interest expenses		(588)	—
	Other operating expenses		(993)	—
Korea Ocean Business Corporation	Interest income		419	—
	Fees and commission income, other income		45	—
	Other operating expenses		(297)	—
Others	Interest income		12,228	19,658
	Dividend income		217,290	171,696
	Reversal of allowance for loan losses		38,194	24
	Fees and commission income, other income		31,434	8,611
	Interest expenses		(6,442)	(6,102)
	Provision for loan losses		(3,719)	(39,427)
	Other operating expenses		(4,934)	(887)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of December 31, 2019 and 2018 are as follows:

	Account	December 31, 2019		December 31, 2018
Subsidiaries:
KDB Investment PEF No.1	Confirmed acceptances and guarantees	~~W~~	176,000	120,333
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		1,692,241	2,112,081
	Unconfirmed acceptances and guarantees		516,491	602,205
	Loan commitments		1,450,000	—
Others	Confirmed acceptances and guarantees		357,473	251,401
	Unconfirmed acceptances and guarantees		232,989	—
	Loan commitments		534,448	206,100
Associates:
Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		37,111	178,752
	Unconfirmed acceptances and guarantees		11,285	32,411
	Loan commitments		320,588	—
Hanjin Heavy Industries & Construction Co., Ltd.	Confirmed acceptances and guarantees		358,785	—
	Unconfirmed acceptances and guarantees		3,062	—
	Loan commitments		2,148	—
Others	Confirmed acceptances and guarantees		113,256	128,836
	Unconfirmed acceptances and guarantees		106,422	124,797
	Loan commitments		347,391	18,591

		~~W~~	6,259,690	3,775,507

(5)	Details of compensation to key management personnel for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Short-term employee benefits	~~W~~	1,234	1,072
Post-employment benefits		81	2

	~~W~~	1,315	1,074

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of December 31, 2019 and 2018.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Cash and due from banks:
Cash and foreign currencies	~~W~~	53,529	59,835
Due from banks in Korean Won		1,956,751	3,502,528
Due from banks in foreign currencies / off-shores		4,581,894	3,612,866

		6,592,174	7,175,229

Less: Restricted due from banks, others		(3,366,549)	(4,591,570)
Add: Financial instruments reaching maturity within three months from date of acquisition
Government and public bonds		—	218,981
Call-loans		1,423,090	3,137,889
Inter-bank loans		604,110	908,806

		2,027,200	4,265,676

	~~W~~	5,252,825	6,849,335

(2)	Significant transactions not involving cash flows for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Decrease in loans due to write-offs	~~W~~	149,932	235,303
Increase in securities measured at FVOCI due to debt-to-equity swap, etc		42,398	57,287
Increase in investments in subsidiaries and associates due to debt-to-equity swap, etc.		134,264	—
Decrease in accumulated other comprehensive income due to securities valuation		(119,919)	(239,495)
Deferred income tax effect due to securities valuation		32,978	65,865
Reclassification of investments in subsidiaries and associates to assets held for sale		1,661,320	—
Reclassification of investments in subsidiaries and associates to securities measured at FVOCI		—	2,050
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		4,100	1,700
Transfer from investment property to property and equipment		3,264	7,169
Initial adoption of K-IFRS 1116		56,477	—
Recognition of right-of-use assets and lease liabilities		25,394	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities sold and loaned debt securities that do not qualify for derecognition as of December 31, 2019 and 2018 are as follows:

	December 31, 2019			December 31, 2018
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	3,273,273	2,070,284	4,702,089	2,211,955
Loaned securities		40,059	—	60,409	—

	~~W~~	3,313,332	2,070,284	4,762,498	2,211,955

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,409,326	1,608,875	4,804,158	7,822,359
Securities measured at FVOCI		1,219,680	12,164,468	10,865,012	24,249,160
Loans measured at FVTPL		—	—	604,380	604,380
Derivative financial assets		47	5,422,753	10,007	5,432,807

	~~W~~	2,629,053	19,196,096	16,283,557	38,108,706

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,465,541	—	2,465,541
Derivative financial liabilities		342	4,171,251	75	4,171,668

	~~W~~	342	6,636,792	75	6,637,209

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	631,983	2,840,076	5,037,128	8,509,187
Securities measured at FVOCI		1,006,091	11,607,635	10,191,950	22,805,676
Loans measured at FVTPL		—	—	778,884	778,884
Derivative financial assets		275	3,736,256	139,377	3,875,908

	~~W~~	1,638,349	18,183,967	16,147,339	35,969,655

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,164,538	—	2,164,538
Derivative financial liabilities		364	3,232,198	66	3,232,628

	~~W~~	364	5,396,736	66	5,397,166

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2019 and 2018 are as follows:

	2019
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2019	~~W~~	5,037,128	10,191,950	778,884	139,377	16,147,339	66
Profit or loss		(38,761)	—	42,921	(1,307)	2,853	9
Other comprehensive income		—	(215,862)	—	—	(215,862)	—
Acquisition / Issue		727,192	1,017,490	33,500	—	1,778,182	—
Sale / Settlement		(910,575)	(261,613)	(250,925)	(128,063)	(1,551,176)	—
Transfer in(*)		—	334,100	—	—	334,100	—
Transfer out(*)		(10,826)	(201,053)	—	—	(211,879)	—

December 31, 2019	~~W~~	4,804,158	10,865,012	604,380	10,007	16,283,557	75

	2018
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2018	~~W~~	3,956,264	9,859,935	1,132,688	—	14,948,887	3,931
Profit or loss		(27,395)	—	32,458	139,258	144,321	(3,865)
Other comprehensive income		—	(183,337)	—	—	(183,337)	—
Acquisition / Issue		1,365,564	569,102	31,078	—	1,965,744	—
Sale / Settlement		(257,305)	(36,790)	(417,340)	—	(711,435)	—
Transfer out(*)		—	(16,960)	—	119	(16,841)	—

December 31, 2018	~~W~~	5,037,128	10,191,950	778,884	139,377	16,147,339	66

(*)	When significant inputs become observable market data, the level 3 financial instruments are transferred to (from) other levels.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Changes in deferred day one profit or loss for the years ended December 31, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	5,149	5,538
Amortization		(386)	(389)

Ending balance	~~W~~	4,763	5,149

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2019 and 2018 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2019 and 2018 are as follows:

December 31, 2019
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	3.91 ~ 9.69
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	16.02 ~ 34.72

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2019
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	3.04 ~ 16.59
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	14.51 ~ 26.98
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	12.70 ~ 36.32
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	20.41 ~ 34.21
		Correlation coefficient	0.89 ~ 0.97
Interest rate options	Modified Black model	Volatility	20.41 ~ 34.21
Stock index options	Black-Scholes model	Volatility	12.77 ~ 21.80
Equity options	Discounted cash flow	Volatility	14.51 ~ 21.85
method and others

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	4.03 ~ 18.22
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	20.54 ~ 40.70
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	3.87 ~ 18.36
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	21.51 ~ 38.07
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	17.79 ~ 48.97
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	17.80 ~ 24.20
		Correlation coefficient	0.81 ~ 0.92
Interest rate options	Modified Black model	Volatility	17.80 ~ 24.20
Stock index options	Black-Scholes model	Volatility	14.70 ~ 26.50
Equity options	Discounted cash flow	Volatility	24.11 ~ 25.29
method and others
Equity forward	Discounted cash flow	Volatility	21.93
method and others

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2019 and 2018 is as follows:

	December 31, 2019
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	11,703	(9,400)	—	—
Securities measured at FVOCI(*1)		—	—	3,041,744	(425,615)
Loans measured at FVTPL(*2)		6,521	(5,924)	—	—
Derivative financial assets(*2)		1,259	(940)	—	—

	~~W~~	19,483	(16,264)	3,041,744	(425,615)

	December 31, 2018
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	10,253	(8,937)	—	—
Securities measured at FVOCI(*1)		—	—	1,696,241	(362,295)
Loans measured at FVTPL		15,364	(13,617)	—	—
Derivative financial assets(*2)		10,781	(48,074)	—	—

	~~W~~	36,398	(70,628)	1,696,241	(362,295)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 in 2019 and 2018, ~~W~~ 12,555,495 million and ~~W~~ 13,004,416 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	3,225,625	3,366,549	—	6,592,174
Securities measured at amortized cost		291,339	1,210,608	—	1,501,947
Loans measured at amortized cost(*)		—	1,423,090	139,681,137	141,104,227
Other financial assets(*)		—	4,042,106	913,542	4,955,648

	~~W~~	3,516,964	10,042,353	140,594,679	154,153,996

Financial liabilities:
Deposits(*)	~~W~~	—	2,455,470	32,210,470	34,665,940
Borrowings(*)		—	467,850	19,668,791	20,136,641
Debentures		—	122,450,628	—	122,450,628
Other financial liabilities(*)		—	2,781,527	4,303,900	7,085,427

	~~W~~	—	128,155,475	56,183,161	184,338,636

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,583,659	4,591,570	—	7,175,229
Securities measured at amortized cost		494,518	1,201,409	—	1,695,927
Loans measured at amortized cost(*)		—	4,046,695	132,418,019	136,464,714
Other financial assets(*)		—	3,547,645	655,803	4,203,448

	~~W~~	3,078,177	13,387,319	133,073,822	149,539,318

Financial liabilities:
Deposits(*)	~~W~~	—	1,892,885	30,559,539	32,452,424
Borrowings(*)		—	783,563	19,072,441	19,856,004
Debentures		—	120,125,942	—	120,125,942
Other financial liabilities(*)		—	2,119,990	3,019,299	5,139,289

	~~W~~	—	124,922,380	52,651,279	177,573,659

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2019 and 2018 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,225,625	—	—	—	—	3,366,549	—	6,592,174
Securities measured at FVTPL		—	7,822,359	—	—	—	—	—	7,822,359
Securities measured at FVOCI		—	—	—	13,129,373	11,119,787	—	—	24,249,160
Securities measured at amortized cost		—	—	—	—	—	1,501,947	—	1,501,947
Loans measured at FVTPL		—	604,380	—	—	—	—	—	604,380
Loans measured at amortized cost		2,027,200	—	—	—	—	137,844,442	—	139,871,642
Derivative financial assets		—	4,526,186	—	—	—	—	906,621	5,432,807
Other financial assets		—	—	—	—	—	4,735,372	—	4,735,372

	~~W~~	5,252,825	12,952,925	—	13,129,373	11,119,787	147,448,310	906,621	190,809,841

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,465,541	—	—	—	—	2,465,541
Deposits		—	—	—	—	—	34,663,952	—	34,663,952
Borrowings		—	—	—	—	—	20,170,513	—	20,170,513
Debentures		—	—	—	—	—	120,623,388	—	120,623,388
Derivative financial liabilities		—	3,983,552	—	—	—	—	188,116	4,171,668
Other financial liabilities		—	—	—	—	—	7,089,686	—	7,089,686

	~~W~~	—	3,983,552	2,465,541	—	—	182,547,539	188,116	189,184,748

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

46. Categories of Financial Assets and Liabilities, Continued

	December 31, 2018
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,583,659	—	—	—	—	4,591,570	—	7,175,229
Securities measured at FVTPL		218,981	8,290,206	—	—	—	—	—	8,509,187
Securities measured at FVOCI		—	—	—	12,647,354	10,158,322	—	—	22,805,676
Securities measured at amortized cost		—	—	—	—	—	1,695,927	—	1,695,927
Loans measured at FVTPL		—	778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		4,046,695	—	—	—	—	130,198,437	—	134,245,132
Derivative financial assets		—	3,193,455	—	—	—	—	682,453	3,875,908
Other financial assets		—	—	—	—	—	4,200,101	—	4,200,101

	~~W~~	6,849,335	12,262,545	—	12,647,354	10,158,322	140,686,035	682,453	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,164,538	—	—	—	—	2,164,538
Deposits		—	—	—	—	—	32,445,775	—	32,445,775
Borrowings		—	—	—	—	—	19,809,741	—	19,809,741
Debentures		—	—	—	—	—	119,286,001	—	119,286,001
Derivative financial liabilities		—	2,799,439	—	—	—	—	433,189	3,232,628
Other financial liabilities		—	—	—	—	—	5,139,270	—	5,139,270

	~~W~~	—	2,799,439	2,164,538	—	—	176,680,787	433,189	182,077,953

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	5,432,807	—	5,432,807	3,580,419	232,372	1,620,016
Unsettled spot exchange receivables(*)		2,418,623	—	2,418,623	2,417,633	—	990
Unsettled domestic exchange receivables		2,971,680	1,348,198	1,623,482	—	—	1,623,482
Security pledged as collateral for repurchase agreements		3,273,273	—	3,273,273	2,070,284	—	1,202,989
Reverse repurchase agreements		940,000	—	940,000	940,000	—	—
Loaned securities		40,059	—	40,059	40,059	—	—
Receivables from securities transaction		19,520	—	19,520	19,520	—	—

	~~W~~	15,095,962	1,348,198	13,747,764	9,067,915	232,372	4,447,477

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2019
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*)	~~W~~	4,171,668	—	4,171,668	3,158,950	48,392	964,326
Unsettled spot exchange payables(*)		2,417,981	—	2,417,981	2,417,633	—	348
Unsettled domestic exchange payables		1,711,744	1,348,198	363,546	—	—	363,546
Repurchase agreements		2,070,284	—	2,070,284	2,070,284	—	—
Payables from securities transaction		31,023	—	31,023	31,023	—	—

	~~W~~	10,402,700	1,348,198	9,054,502	7,677,890	48,392	1,328,220

	December 31, 2018
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*)	~~W~~	3,875,908	—	3,875,908	2,572,600	38,581	1,264,727
Unsettled spot exchange receivables(*)		1,806,409	—	1,806,409	1,806,156	—	253
Unsettled domestic exchange receivables		2,911,679	1,170,443	1,741,236	—	—	1,741,236
Security pledged as collateral for repurchase agreements		4,702,089	—	4,702,089	2,211,955	—	2,490,134
Reverse repurchase agreements		1,300,000	—	1,300,000	1,300,000	—	—
Loaned securities		60,409	—	60,409	60,409	—	—
Receivables from securities transaction		37	—	37	37	—	—

	~~W~~	14,656,531	1,170,443	13,486,088	7,951,157	38,581	5,496,350

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2018
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*)	~~W~~	3,232,628	—	3,232,628	2,502,877	7,849	721,902
Unsettled spot exchange payables(*)		1,807,079	—	1,807,079	1,806,156	—	923
Unsettled domestic exchange payables		1,483,354	1,170,443	312,911	—	—	312,911
Repurchase agreements		2,211,955	—	2,211,955	2,211,955	—	—
Payables from securities transaction		1,054	—	1,054	1,054	—	—

	~~W~~	8,736,070	1,170,443	7,565,627	6,522,042	7,849	1,035,736

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

48. Operating Segments, Continued

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2019 and 2018 are as follows:

	2019
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	1,090,563	602,962	28,028	(552,916)	1,168,637
Operating income (loss) from intersegment sales		(57,654)	(512,936)	—	570,590	—

	~~W~~	1,032,909	90,026	28,028	17,674	1,168,637

	2018
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	985,690	(137,207)	42,633	619,943	1,511,059
Operating income (loss) from intersegment sales		52,980	59,589	—	(112,569)	—

	~~W~~	1,038,670	(77,618)	42,633	507,374	1,511,059

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2019 and 2018 are as follows:

	2019
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,496,342	(518,643)	6,407	78,216	1,062,322
Non-interest income Income related to securities(*1)		10,629	244,021	—	7,197	261,847
Other non-interest income		329,547	451,904	33,832	(55,760)	759,523

		340,176	695,925	33,832	(48,563)	1,021,370
Provision for loan losses and others(*2)		(188,465)	20,239	—	101	(168,125)
General and administrative expenses		(615,144)	(107,495)	(12,211)	(12,080)	(746,930)

Operating income	~~W~~	1,032,909	90,026	28,028	17,674	1,168,637

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

48. Operating Segments, Continued

	2018
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,515,000	(669,023)	20,715	516,094	1,382,786
Non-interest income Income related to securities(*1)		85,091	(106,628)	—	27,692	6,155
Other non-interest income		202,058	1,144,553	32,358	(26,585)	1,352,384

		287,149	1,037,925	32,358	1,107	1,358,539
Provision for loan losses and others(*2)		(205,849)	(348,368)	—	(365)	(554,582)
General and administrative expenses		(557,630)	(98,152)	(10,440)	(9,462)	(675,684)

Operating income	~~W~~	1,038,670	(77,618)	42,633	507,374	1,511,059

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2019 and 2018 and the geographical non-current asset information as of December 31, 2019 and 2018 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2019		2018	December 31, 2019	December 31, 2018
Domestic	~~W~~	23,768,565	18,125,443	25,292,696	26,369,930
Overseas		915,673	816,723	27,595	4,607

	~~W~~	24,684,238	18,942,167	25,320,291	26,374,537

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2019, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2019

•	Setting and managing exposure limits by country for 2019

•	Contingency funding plan for 2019

•	Change in measurement method of internal capital for credit risk

•	Major reporting

•	Management plan of credit portfolio for 2019

•	Management plan of exposure by industry for supporting shipbuilding companies through refund guarantee

•	Allocation of internal capital limits for 2019

•	Verification of BIS ratio as of December 31, 2018

•	Resolution of Credit Committee on a quarterly basis

•	The result of the verification on suitability of Credit Rating System, PD and internal purpose risk components

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the application system for Interest Rate Risk In The Banking Book by the Basel Committee in September 2018

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Credit Risk Measurement System	Credit Metrics	Nov. 2007 Dec. 2013	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by
Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR

Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OP VaR, etc.
	AMA	May. 2009

BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk-weighted assets

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

(*)	Systems not used as of December 31, 2019 are excluded.

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, which will be effective on January 2022, the Bank has a plan to obtain the approval of its management, receive the consultation and establish the relevant systems at the beginning of 2020.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as four stages of ‘normal-aggravation-pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements (BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of December 31, 2019 and 2018 are as follows:

< Corporate >
	December 31, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	110,616,343	108,584,384	2,027,955	4,004
BBB2 ~ CCC		29,080,587	17,954,042	11,022,602	103,943
Below CC		2,968,215	—	81,603	2,886,612

	~~W~~	142,665,145	126,538,426	13,132,160	2,994,559

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	103,949,845	101,908,193	2,041,652	—
BBB2 ~ CCC		29,087,682	18,078,425	10,903,401	105,856
Below CC		4,090,062	—	1,802,024	2,288,038

	~~W~~	137,127,589	119,986,618	14,747,077	2,393,894

< Retail >

	December 31, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	314,643	297,795	16,848	—
Grade 7 ~ Grade 8		4,952	—	4,680	272
Grade 9 ~ Grade 10		1,316	—	—	1,316

	~~W~~	320,911	297,795	21,528	1,588

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	634,659	599,333	35,030	296
Grade 7 ~ Grade 8		11,975	—	11,947	28
Grade 9 ~ Grade 10		1,392	—	—	1,392

	~~W~~	648,026	599,333	46,977	1,716

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of December 31, 2019 and 2018 are as follows:

< Corporate >

	December 31, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	26,612,525	26,400,729	211,796	—
BBB2 ~ CCC		4,349,843	1,891,393	2,458,450	—
Below CC		985	—	—	985

	~~W~~	30,963,353	28,292,122	2,670,246	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	5,742,384	5,706,379	36,005	—
BBB2 ~ CCC		4,339,343	1,993,030	2,340,173	6,140
Below CC		917,465	—	—	917,465

	~~W~~	10,999,192	7,699,409	2,376,178	923,605

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	24,367,025	24,164,769	202,256	—
BBB2 ~ CCC		3,279,084	1,294,582	1,984,502	—
Below CC		199,897	88,524	110,388	985

	~~W~~	27,846,006	25,547,875	2,297,146	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	4,841,683	4,806,169	35,436	78
BBB2 ~ CCC		4,914,971	2,346,844	2,568,127	—
Below CC		1,573,186	585,025	482,805	505,356

	~~W~~	11,329,840	7,738,038	3,086,368	505,434

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

< Retail >

	December 31, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	52,585	52,252	333	—
Grade 7 ~ Grade 8		11	—	11	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	52,596	52,252	344	—

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	86,652	84,417	2,235	—
Grade 7 ~ Grade 8		31	—	31	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	86,683	84,417	2,266	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.00%	0.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%
B+ ~ B-	150.00%	100.00%	100.00%
Below B-	150.00%	150.00%	150.00%
Unrated	100.00%	100.00%	100.00%

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2019.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	—Countries, public institutions and banks
	SA	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Credit Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Securities measured at FVOCI	~~W~~	71,336	70,845
Loans measured at amortized cost		3,035,401	2,422,074
Other assets		174,418	175,146

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,863,113	229,164	182,661	484,564	4,759,502
Securities measured at FVOCI:
Bonds (excluding government bonds)		6,984,720	823,813	651,947	1,634,971	10,095,451
Loans		130,256,488	1,371,473	1,099,845	9,025,911	141,753,717
Derivative financial assets		899,141	103	—	7,977	907,221
Other assets		4,826,675	64,086	18,819	77,013	4,986,593

		146,830,137	2,488,639	1,953,272	11,230,436	162,502,484

Guarantees		10,874,769	—	88,031	36,392	10,999,192
Commitments		31,235,187	251,884	186,714	1,362,759	33,036,544

		42,109,956	251,884	274,745	1,399,151	44,035,736

	~~W~~	188,940,093	2,740,523	2,228,017	12,629,587	206,538,220

	December 31, 2018
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,963,080	176,732	93,649	484,210	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,104,236	726,131	622,036	553,182	10,005,585
Loans		127,656,437	1,147,917	964,356	4,944,729	134,713,439
Derivative financial assets		677,407	3,283	—	1,853	682,543
Other assets		4,345,101	68,792	17,254	60,128	4,491,275

		143,746,261	2,122,855	1,697,295	6,044,102	153,610,513

Guarantees		11,231,087	—	81,357	17,397	11,329,841
Commitments		28,960,273	267,710	105,588	619,713	29,953,284

		40,191,360	267,710	186,945	637,110	41,283,125

	~~W~~	183,937,621	2,390,565	1,884,240	6,681,212	194,893,638

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,343,929	415,573	4,759,502
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,475,329	6,110,639	1,509,483	10,095,451
Loans		63,704,865	67,711,892	10,336,960	141,753,717
Derivative financial assets		—	907,221	—	907,221
Other assets		129,268	201,700	4,655,625	4,986,593

		66,309,462	79,275,381	16,917,641	162,502,484

Guarantees		8,310,671	2,147,739	540,782	10,999,192
Commitments		28,183,356	4,572,876	280,312	33,036,544

		36,494,027	6,720,615	821,094	44,035,736

	~~W~~	102,803,489	85,995,996	17,738,735	206,538,220

	December 31, 2018
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	1,264,970	2,452,701	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,390,829	6,367,151	1,247,605	10,005,585
Loans		60,756,349	63,944,732	10,012,358	134,713,439
Derivative financial assets		—	682,543	—	682,543
Other assets		124,653	208,618	4,158,004	4,491,275

		63,271,831	72,468,014	17,870,668	153,610,513

Guarantees		9,194,253	1,695,077	440,511	11,329,841
Commitments		286,735	4,875,573	24,790,976	29,953,284

		9,480,988	6,570,650	25,231,487	41,283,125

	~~W~~	72,752,819	79,038,664	43,102,155	194,893,638

Credit exposures of debt securities by credit rating as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	14,582,903	14,550,867	32,036	—
BBB2 ~ CCC		48,417	48,417	—	—
Below CC		—	—	—	—

	~~W~~	14,631,320	14,599,284	32,036	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	13,963,900	13,874,950	88,950	—
BBB2 ~ CCC		11,717	11,654	63	—
Below CC		—	—	—	—

	~~W~~	13,975,617	13,886,604	89,013	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfils supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2019 and 2018 are as follows:

BIS capital adequacy ratio

	December 31, 2019		December 31, 2018
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	30,215,602	29,522,899
Additional Tier 1 capital		—	—

		30,215,602	29,522,899
Tier 2 capital		4,785,803	4,909,582

	~~W~~	35,001,405	34,432,481

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	242,573,920	226,000,042
Market risk-weighted assets		1,933,641	2,005,094
Operational risk-weighted assets		4,574,554	4,621,678

	~~W~~	249,082,115	232,626,814

BIS capital adequacy ratio (A/B):		14.05%	14.80%
Tier 1 capital ratio:		12.13%	12.69%
Common Equity Tier 1 ratio		12.13%	12.69%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.92%	2.11%

Equity capital based on BIS

	December 31, 2019		December 31, 2018
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	18,663,099	18,108,099
Capital surplus, etc.		979,359	1,496,704
Retained earnings		10,642,865	9,796,197
Accumulated other comprehensive income		310,138	335,744
Common stock deductibles		(379,859)	(213,845)

		30,215,602	29,522,899

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		951,624	977,343
Qualified capital securities		3,060,000	2,900,000
Non-qualified capital securities		774,179	1,032,239

		4,785,803	4,909,582

Equity capital (A+B)	~~W~~	35,001,405	34,432,481

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks 1 and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Market risk required capital

The Bank’s Market risk required capital as of December 31, 2019 and 2018 are as follows:

	December 31, 2019		December 31, 2018
Interest rate	~~W~~	69,317	65,146
Stock price		848	510
Foreign exchange rate		14,184	18,241
Option		61,742	61,800

	~~W~~	146,091	145,697

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. To disclose the Bank’s interest risk, interest rate VaR and interest rate EaR are disclosed calculating change in economic value of equity (“ΔEVE”) and in net interest income (“ΔNII”) based on the application of IRRBB (“Interest Rate Risk in Banking Book”) method.

ΔEVE and ΔNII of the Bank’s non-trading positions as of December 31, 2019 are as follows:

	December 31, 2019
ΔEVE	~~W~~	1,154,413
ΔNII		91,538

The Bank’s interest rate VaR and EaR of non-trading positions as of December 31, 2018 are as follows:

December 31, 2018
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 655,432	63,847

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,992,662	4,428,131	16,091	27,901	14,060	113,329	6,592,174
Securities measured at FVTPL		7,286,709	468,477	3,836	391	—	62,946	7,822,359
Securities measured at FVOCI		19,991,360	4,057,585	24	200,191	—	—	24,249,160
Securities measured at amortized cost		1,501,947	—	—	—	—	—	1,501,947
Loans measured at FVTPL		604,380	—	—	—	—	—	604,380
Loans measured at amortized cost		101,349,420	34,594,315	1,479,850	1,128,442	496,257	823,358	139,871,642
Derivative financial assets		4,522,100	807,276	62,777	558	26,090	14,006	5,432,807
Other financial assets		2,818,075	1,833,030	45,636	28,173	21	10,437	4,735,372

		140,066,653	46,188,814	1,608,214	1,385,656	536,428	1,024,076	190,809,841

Financial liabilities:
Financial liabilities measured at FVTPL		2,228,158	237,383	—	—	—	—	2,465,541
Deposits		27,277,837	7,086,072	8,978	288,531	58	2,476	34,663,952
Borrowings		5,895,462	13,098,074	268,544	745,687	155,984	6,762	20,170,513
Debentures		92,869,745	19,589,528	1,954,226	499,506	737,037	4,973,346	120,623,388
Derivative financial liabilities		3,573,527	568,059	12,604	3,296	1,436	12,746	4,171,668
Other financial liabilities		5,114,505	1,853,159	15,052	34,318	2,746	69,906	7,089,686

		136,959,234	42,432,275	2,259,404	1,571,338	897,261	5,065,236	189,184,748

Net financial position	~~W~~	3,107,419	3,756,539	(651,190)	(185,682)	(360,833)	(4,041,160)	1,625,093

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,545,017	3,423,903	22,007	40,910	7,741	135,651	7,175,229
Securities measured at FVTPL		7,920,316	498,126	26,074	45	—	64,626	8,509,187
Securities measured at FVOCI		19,023,442	3,614,327	24	167,883	—	—	22,805,676
Securities measured at amortized cost		1,695,927	—	—	—	—	—	1,695,927
Loans measured at FVTPL		778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		99,266,540	32,081,124	1,172,793	1,035,489	285,038	404,148	134,245,132
Derivative financial assets		3,169,723	668,497	23,333	3,214	7,175	3,966	3,875,908
Other financial assets		3,503,783	553,615	11,442	44,919	325	86,017	4,200,101

		138,903,632	40,839,592	1,255,673	1,292,460	300,279	694,408	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL		1,905,252	259,286	—	—	—	—	2,164,538
Deposits		25,306,191	6,798,287	5,160	334,374	185	1,578	32,445,775
Borrowings		6,154,890	12,668,379	125,215	855,910	—	5,347	19,809,741
Debentures		95,115,858	16,725,220	1,446,877	650,818	369,533	4,977,695	119,286,001
Derivative financial liabilities		2,402,018	813,032	10,414	1,653	2,706	2,805	3,232,628
Other financial liabilities		3,059,512	1,845,302	38,281	17,069	290	178,816	5,139,270

		133,943,721	39,109,506	1,625,947	1,859,824	372,714	5,166,241	182,077,953

Net financial position	~~W~~	4,959,911	1,730,086	(370,274)	(567,364)	(72,435)	(4,471,833)	1,208,091

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,065,652	282,897	329,130	803,600	40,959	6,522,238
Securities measured at FVTPL		484,770	661,617	504,044	1,385,041	7,448,954	10,484,426
Securities measured at FVOCI		277,092	725,605	4,061,877	6,515,165	12,845,290	24,425,029
Securities measured at amortized cost		40,000	430,002	900,000	130,000	—	1,500,002
Loans		9,282,526	12,642,049	47,936,243	52,723,675	16,477,990	139,062,483
Other financial assets		4,043,265	—	—	—	698,865	4,742,130

	~~W~~	19,193,305	14,742,170	53,731,294	61,557,481	37,512,058	186,736,308

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	70,044	318,570	617,318	935,081	287,145	2,228,158
Deposits		16,302,374	4,719,336	10,402,593	3,112,615	122,435	34,659,353
Borrowings		2,761,940	5,156,150	8,125,070	2,923,577	1,197,682	20,164,419
Debentures		3,996,137	9,589,472	35,032,030	63,490,945	8,493,328	120,601,912
Other financial liabilities		4,335,854	2,128,782	—	—	634,148	7,098,784

	~~W~~	27,466,349	21,912,310	54,177,011	70,462,218	10,734,738	184,752,626

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,907,412	353,616	260,971	632,526	37,127	7,191,652
Securities measured at FVTPL		11,050,975	—	—	—	—	11,050,975
Securities measured at FVOCI		316,917	1,300,685	3,482,140	6,740,967	12,537,079	24,377,788
Securities measured at amortized cost		779	5,308	772,481	958,878	—	1,737,446
Loans		11,797,900	13,603,631	48,137,262	54,905,886	16,736,033	145,180,712
Other financial assets		3,550,822	—	—	—	660,913	4,211,735

	~~W~~	32,624,805	15,263,240	52,652,854	63,238,257	29,971,152	193,750,308

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	74,835	388,921	736,432	695,138	638,192	2,533,518
Deposits		14,854,184	4,042,772	10,658,282	3,409,477	136,453	33,101,168
Borrowings		2,965,383	4,902,196	7,305,243	3,667,532	1,330,094	20,170,448
Debentures		6,115,172	10,279,224	41,075,240	57,634,034	11,581,284	126,684,954
Other financial liabilities		2,930,288	2,006,912	—	—	214,750	5,151,950

	~~W~~	26,939,862	21,620,025	59,775,197	65,406,181	13,900,773	187,642,038

Remaining contractual maturity risks of derivative financial instruments as of December 31, 2019 and 2018 are as follows:

Net settlement of derivative financial instruments

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	37	256	566	—	—	859
Interest rate		(5,662)	9,583	(66,977)	48,194	145,096	130,234
Stock		49	—	—	—	—	49
Hedging purpose derivatives:
Interest rate		16,579	26,520	256,124	1,147,552	1,530,039	2,976,814

	~~W~~	11,003	36,359	189,713	1,195,746	1,675,135	3,107,956

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	19	267	768	—	—	1,054
Interest rate		13,519	27,707	(67,905)	285,977	235,630	494,928
Stock		14	—	—	—	—	14
Hedging purpose derivatives:
Interest rate		11,764	(4,700)	209,299	1,259,508	2,288,782	3,764,653

	~~W~~	25,316	23,274	142,162	1,545,485	2,524,412	4,260,649

Gross settlement of derivative financial instruments

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	47,982,985	54,605,599	90,905,007	66,553,775	6,892,477	266,939,843
Outflow		48,107,220	54,610,094	90,954,368	66,361,083	6,944,885	266,977,650

Hedging purpose derivatives:
Currency
Inflow		206,431	239,439	3,909,213	16,077,393	1,357,557	21,790,033
Outflow		219,403	248,463	4,726,407	16,379,043	1,376,508	22,949,824

Total inflow	~~W~~	48,189,416	54,845,038	94,814,220	82,631,168	8,250,034	288,729,876

Total outflow	~~W~~	48,326,623	54,858,557	95,680,775	82,740,126	8,321,393	289,927,474

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	44,391,921	33,891,349	58,815,290	57,202,816	5,725,750	200,027,126
Outflow		44,408,875	33,833,123	58,659,690	57,186,864	5,792,977	199,881,529

Hedging purpose derivatives:
Currency
Inflow		46,574	252,017	6,113,586	15,160,421	1,352,371	22,924,969
Outflow		57,180	263,943	6,133,158	15,110,967	1,352,215	22,917,463

Total inflow	~~W~~	44,438,495	34,143,366	64,928,876	72,363,237	7,078,121	222,952,095

Total outflow	~~W~~	44,466,055	34,097,066	64,792,848	72,297,831	7,145,192	222,798,992

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2019 and 2018

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,040,240	1,140,660	3,757,118	4,514,337	546,837	10,999,192
Commitments		70,984	80,021	839,470	2,293,423	29,752,646	33,036,544

	~~W~~	1,111,224	1,220,681	4,596,588	6,807,760	30,299,483	44,035,736

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,216,626	1,857,438	4,375,807	3,851,524	28,446	11,329,841
Commitments		115,917	90,056	882,736	2,029,013	26,835,562	29,953,284

	~~W~~	1,332,543	1,947,494	5,258,543	5,880,537	26,864,008	41,283,125

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. On April 9, 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. On March 10, 2017, the Constitutional Court unanimously upheld the parliamentary vote to impeach President Park, triggering her immediate dismissal. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on charges of bribery, abuse of power and coercion, among others. On August 24, 2018, the Seoul High Court found former President Park guilty on many of the charges, including bribery, abuse of power and coercion, and sentenced her to 25 years in prison and assessed a fine of Won 20 billion.

A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment; and

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 21st legislative general election was held on April 15, 2020 and the term of the National Assembly members elected in the 21st legislative general election will commence on May 30, 2020. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the United Future Party, or the UFP and the Justice Party, or the JP.

As of April 22, 2020, the parties control the following number of seats in the National Assembly:

	DPK	UFP	JP	Others	Total
Number of seats	180	103	6	11	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 599,000 regular troops and 3 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the

United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April and May 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2015		2016		2017		2018			2019
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		6.1%		5.0%		5.5%		3.1	%(6)		1.1	%(6)
GDP Growth (at chained 2015 year prices)		2.8%		2.9%		3.2%		2.7	%(6)		2.0	%(6)
Inflation		0.7%		1.0%		1.9%		1.5%			0.4%
Unemployment(1)		3.6%		3.7%		3.7%		3.8%			3.8%
Trade Surplus(2)		$90.3		$89.2		$95.2		$69.7			$39.0
Foreign Currency Reserves		$368.0		$371.1		$389.3		$403.7			$408.8
External Liabilities(3)		$396.1		$382.2		$412.0		$441.2	(6)		$467.0	(6)
Fiscal Balance	~~W~~	(0.2)	~~W~~	16.9	~~W~~	24.0	~~W~~	31.2	(6)	~~W~~	12.0	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		37.3%		38.5%		39.8%		40.3	(6)		N/A	(7)
Direct External Debt of the Government(4) (as % of GDP(5))		0.5%		0.4%		0.5%		0.5	(6)		N/A	(7)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2015 year prices.
(6)	Preliminary.
(7)	Not available.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the ongoing outbreak of the COVID-19 pandemic caused by a new strain of coronavirus, as further described below;

•	a deterioration in economic and trade relations between the United States and its major trading partners, including China;

•	increased uncertainties resulting from the United Kingdom’s exit from the European Union;

•	financial and social difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as changes in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East, including Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

COVID-19, an infectious disease caused by severe acute respiratory syndrome coronavirus 2 that was first reported to have been transmitted to humans in late 2019 and was declared a “pandemic” by the WHO in March 2020, has spread globally over the course of 2020 to date and has led to significant global economic and financial disruptions, including an adverse impact on international trade and business activities. In addition, there has been significant volatility in global financial markets due to the COVID-19 pandemic in recent months. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not continue to decline in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in 2020. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event that difficult conditions in the global credit markets continue or the global economy continues to deteriorate in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the ongoing outbreak of the COVID-19 pandemic discussed above and the outbreak of the Middle East Respiratory Syndrome, or MERS, in May 2015, and national tragedies, such as the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers;

•

increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, the impact of the ongoing global outbreak of the COVID-19 pandemic;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,600.1 trillion as of December 31, 2019 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing trade disputes between Korea and Japan);

•

a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for approximately 14.9% of the Republic’s total population as of December 31, 2019, an increase from 7.2% as of December 31, 2000, and is expected to surpass 20.3% in 2025, which could lead to a Korean government budget deficit;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

The first confirmed case of the COVID-19 disease in Korea was announced on January 20, 2020 and the subsequent spread of the disease has since resulted in more than 10,600 confirmed cases and the death of more than 230 people in Korea as of April 22, 2020. The Government has been implementing a number of measures in order to contain the spread of the COVID-19 disease, including, among others, a nationwide order for social distancing, implementation of strict self-isolation and quarantine measures for those who may be infected, or have a higher chance of being infected, and the closure of all school facilities until the possibility of further contamination has subsided sufficiently. In addition, during the months of March and April of 2020, the Government has implemented the following measures, among others, in order to alleviate the adverse impact of the COVID-19 pandemic on the Korean economy and stabilize the financial markets:

•	lowering of The Bank of Korea’s policy rate to 0.75% from 1.25% (See “—Monetary Policy—Interest Rates”);

•	execution of a bilateral currency swap agreement with the U.S. Federal Reserve for the provision of US$60 billion in exchange for the Republic’s Won-denominated treasury bonds;

•

injection of cash into corporate and financial markets in the form of loans, guarantees and maturity extensions to eligible banks and financial institutions, small- and medium business enterprises, small merchants and self-employed business owners facing liquidity crises; and

•	offer of emergency relief payments and expansion of social security contribution reliefs for those impacted by the COVID-19 pandemic.

As a result of deteriorating conditions in the Korean and global economies and financial markets due to the COVID-19 pandemic, as well as factors such as fluctuations in oil and commodity prices, interest and exchange rate fluctuations, higher unemployment, lower consumer confidence and stock market volatility, the economic outlook for Korea and its financial services sector in 2020 and for the foreseeable future remains highly uncertain.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the

“chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic has updated the reference year from 2010 to 2015 in July 2019 to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008 and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2015	2016	2017	2018(1)	2019(1)	As % of GDP 2019(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	804,812.4	834,804.8	872,791.4	908,273.7	929,728.0	48.6
Government	250,088.0	265,295.2	283,045.8	305,513.0	330,273.1	17.3
Gross Capital Formation	489,601.5	524,717.6	592,711.4	592,858.4	597,085.1	31.2
Exports of Goods and Services	712,775.7	698,621.0	751,428.5	788,279.0	762,252.1	39.8
Less Imports of Goods and Services	(599,257.2)	(582,659.1)	(664,278.8)	(701,150.7)	(705,937.8)	36.9
Statistical Discrepancy	0.0	0.0	0.0	(276.4)	563.1	0.0
Expenditures on Gross Domestic Product	1,658,020.4	1,740,779.6	1,835,698.2	1,893,497.0	1,913,963.6	100.0
Net Factor Income from the Rest of the World	5,186.2	6,363.9	7,482.6	4,955.7	17,678.1	0.9
Gross National Income(2)	1,663,206.6	1,747,143.5	1,843,180.9	1,898,452.7	1,931,641.7	100.9
Gross Domestic Product at Chained 2015 Year Prices:
Private	804,812.4	825,676.2	848,589.3	872,304.4	888,951.5	48.2
Government	250,088.0	261,162.3	271,428.7	286,644.8	305,315.7	16.6
Gross Capital Formation	489,601.5	520,296.3	576,996.7	566,376.1	552,228.6	29.9
Exports of Goods and Services	712,775.7	729,684.8	747,783.5	773,752.6	786,709.6	42.7
Less Imports of Goods and Services	(599,257.2)	(630,266.6)	(686,089.2)	(691,374.1)	(688,285.5)	(37.3)
Statistical Discrepancy	—	327.1	(1,130.3)	(2,511.7)	(2,805.2)	0.2
Expenditures on Gross Domestic Product(3)	1,658,020.4	1,706,880.3	1,760,811.5	1,807,735.9	1,844,489.9	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	5,186.2	6,177.2	7,084.6	4,519.5	16,257.3	0.9
Trading Gains and Losses from Changes in the Terms of Trade	0.0	23,569.7	25,915.5	3,272.8	(40,365.3)	(2.2)
Gross National Income(4)	1,663,206.6	1,736,627.2	1,793,818.4	1,815,558.4	1,820,450.4	98.7
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	6.1	5.0	5.5	3.1	1.1
At Chained 2015 Year Prices	2.8	2.9	3.2	2.7	2.0

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2015	2016	2017(1)	2018(1)	2019(1)	As % of GDP 2019(1)
	(billions of Won)
Industrial Sectors:	599,438.1	629,410.8	672,178.8	680,553.1	663,369.5	34.7
Agriculture, Forestry and Fishing	33,225.2	32,361.7	33,974.3	34,528.9	32,408.5	1.7
Manufacturing, Mining and Quarrying	443,278.3	461,198.3	496,993.7	506,854.7	488,050.4	25.5
Mining and Quarrying	2,144.8	2,367.7	2,348.8	2,247.7	2,208.5	0.1
Manufacturing	441,133.5	458,830.6	494,644.9	504,607.0	485,841.9	25.4
Electricity, Gas and Water Supply	41,760.4	44,307.8	40,014.2	36,813.2	38,032.2	2.0
Construction	81,174.2	91,543.0	101,196.6	102,356.3	104,878.4	5.5
Services:	921,469.8	963,671.9	1,006,839.9	1,049,864.7	1,086,641.1	56.8
Wholesale and Retail Trade, Accommodation and Food Services	160,345.6	169,240.8	175,124.9	180,661.0	180,377.0	9.4
Transportation and Storage	58,499.6	58,803.1	58,283.7	57,088.1	59,182.2	3.1
Finance and Insurance	88,257.8	89,593.7	96,983.7	104,336.2	105,245.2	5.5
Real Estate	122,197.8	128,539.4	133,152.6	135,890.3	140,657.6	7.3
Information and Communication	69,789.1	74,469.7	76,712.2	79,242.9	82,112.2	4.3
Business Activities	141,918.6	147,218.4	154,495.4	161,832.1	170,753.9	8.9
Public Administration, Defense and Social Security	95,491.0	100,787.1	107,325.6	115,086.1	122,079.5	6.4
Education	82,133.7	84,528.3	87,880.4	90,933.2	93,732.5	4.9
Human Health and Social Work	63,337.3	68,704.8	74,706.8	80,937.0	87,813.8	4.6
Cultural and Other Services	39,499.3	41,786.5	42,174.6	43,857.8	44,687.3	2.3
Taxes Less Subsidies on Products	137,112.5	147,696.8	156,679.6	163,079.3	163,953.1	8.6
Gross Domestic Product at Current Market Prices	1,658,020.4	1,740,779.6	1,835,698.2	1,893,497.0	1,913,963.6	100.0
Net Factor Income from the Rest of the World	5,186.2	6,363.9	7,482.6	4,955.7	17,678.1	0.9
Gross National Income at Current Market Price	1,663,206.6	1,747,143.5	1,843,180.9	1,898,452.7	1,931,641.7	100.9

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2015	2016	2017	2018(1)	2019(1)
GDP per capita (thousands of Won)	32,501	33,988	35,740	36,691	37,014
GDP per capita (U.S. dollar)	28,724	29,287	31,605	33,346	31,754
Average Exchange Rate (in Won per U.S. dollar)	1,131.5	1,160.5	1,130.8	1,100.3	1,165.7

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2015	2016	2017	2018(1)	2019(1)
GNI per capita (thousands of Won)	32,602	34,112	35,886	36,787	37,356
GNI per capita (U.S. dollar)	28,814	29,394	31,734	33,434	32,047
Average Exchange Rate (in Won per U.S. dollar)	1,131.5	1,160.5	1,130.8	1,100.3	1,165.7

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2015	2016	2017	2018(1)	2019(1)	As % of GDP 2019(1)
	(billions of Won)
Industrial Sectors:	599,438.1	615,346.0	640,516.9	654,072.8	660,959.8	35.8
Agriculture, Forestry and Fishing	33,225.2	31,353.2	32,059.8	32,540.4	33,307.2	1.8
Manufacturing, Mining and Quarrying	443,278.30	453,590.20	470,274.80	485,854.0	492,620.80	26.7
Mining and Quarrying	2,144.8	2,296.0	2,204.5	2,030.9	2,002.4	0.1
Manufacturing	441,133.5	451,294.2	468,070.3	483,823.1	490,626.5	26.6
Electricity, Gas and Water Supply	41,760.4	41,262.6	43,813.8	45,116.2	47,169.5	2.6
Construction	81,174.2	89,140.0	94,368.5	90,562.2	87,862.3	4.8
Services:	921,469.80	948,419.20	973,106.40	1,003,834.7	1,030,649.9	55.9
Wholesale and Retail Trade, Accommodation and Food Services	160,345.6	164,704.5	167,746.5	171,599.5	173,401.8	9.4
Transportation and Storage	58,499.6	58,713.7	60,289.1	61,888.5	62,033.8	3.4
Finance and Insurance	88,257.8	89,948.0	93,709.2	98,999.7	103,417.3	5.6
Real Estate	122,197.8	126,461.1	129,307.2	132,057.6	134,943.1	7.3
Information and Communication	69,789.1	73,517.0	75,814.3	78,941.7	81,872.4	4.4
Business Activities	141,918.6	145,077.1	147,949.8	150,522.3	153,597.2	8.3
Public Administration, Defense and Social Security	95,491.0	98,023.2	100,722.8	104,100.3	107,845.8	5.8
Education	82,133.7	83,160.6	84,806.1	86,440.9	87,447.3	4.7
Human Health and Social Work	63,337.3	67,974.6	72,330.1	78,160.0	84,627.4	4.6
Cultural and Other Services	39,499.3	40,839.4	40,495.8	41,218.1	41,447.6	2.2
Taxes Less Subsidies on Products	137,112.5	143,115.2	147,105.4	149,966.5	153,599.8	8.3
Gross Domestic Product(2)	1,658,020.4	1,706,880.3	1,760,811.5	1,807,735.9	1,844,489.9	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2015 was 2.8% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 2.6%, gross domestic fixed capital formation increased by 5.4% and exports of goods and services increased by 0.2%, which more than offset an increase in imports of goods and services by 2.1%, each compared with 2014.

GDP growth in 2016 was 2.9% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 6.6% and exports of goods and services increased by 2.4%, which more than offset an increase in imports of goods and services by 5.2%, each compared with 2015.

GDP growth in 2017 was 3.2% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.1%, gross domestic fixed capital formation increased by 9.8% and exports of goods and services increased by 2.5%, which more than offset an increase in imports of goods and services by 8.9%, each compared with 2016.

Based on preliminary data, GDP growth in 2018 was 2.7% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 3.5%, which more than offset a decrease in gross domestic fixed capital formation by 2.4% and an increase in imports of goods and services by 0.8%, each compared with 2017.

Based on preliminary data, GDP growth in 2019 was 2.0% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.1%, exports of goods and services increased by 1.7% and imports of goods and services decreased by 0.4%, which more than offset a decrease in gross domestic fixed capital formation by 3.3%, each compared with 2018.

The Government expects that GDP will be adversely affected in 2020, primarily due to the ongoing global outbreak of the COVID-19 pandemic.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2015 = 100)

	Index Weight(1)	2015	2016	2017	2018	2019(2)
Industries	10,000.0	100.0	102.2	104.8	106.4	106.3
Mining and Manufacturing	9,532.3	100.0	102.3	104.7	106.1	106.1
Mining	31.6	100.0	103.4	100.2	89.5	85.3
Manufacturing	9,500.7	100.0	102.3	104.7	106.1	106.2
Food Products	505.9	100.0	102.7	102.9	104.1	107.1
Beverage Products	136.6	100.0	103.7	105.7	105.4	103.4
Tobacco Products	59.4	100.0	113.0	122.7	111.1	121.1
Textiles	136.2	100.0	98.5	95.2	88.7	83.6
Wearing Apparel, Clothing Accessories and Fur Articles	98.1	100.0	96.8	95.9	93.6	87.0
Tanning and Dressing of Leather, Luggage and Footwear	29.0	100.0	92.5	82.0	82.8	71.5
Wood and Products of Wood and Cork (Except Furniture)	34.2	100.0	99.3	103.7	95.3	86.3
Pulp, Paper and Paper Products	157.3	100.0	99.4	97.5	97.0	95.5
Printing and Reproduction of Recorded Media	48.8	100.0	101.3	102.0	100.4	94.9
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	194.4	100.0	106.9	114.8	117.0	114.7
Chemicals and Chemical Products	878.8	100.0	105.5	109.1	111.6	108.8
Pharmaceuticals, Medicinal Chemicals and Botanical Products	232.1	100.0	109.9	118.6	128.2	129.9
Rubber and Plastic Products	480.4	100.0	100.6	99.9	95.1	92.2
Non-metallic Minerals	258.6	100.0	109.0	111.3	107.3	104.0
Basic Metals	623.8	100.0	101.9	102.9	100.1	97.7
Fabricated Metal Products	544.8	100.0	102.1	96.6	88.9	88.5
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	2,108.9	100.0	105.1	112.6	125.9	132.0
Medical, Precision and Optical Instruments, Watches and Clocks	344.5	100.0	101.1	119.5	136.1	120.9
Electrical Equipment	461.5	100.0	103.5	106.6	106.5	107.7
Other Machinery and Equipment	835.5	100.0	101.7	115.5	111.9	105.3
Motor Vehicles, Trailers and Semitrailers	966.2	100.0	97.6	95.1	93.9	93.1
Other Transport Equipment	263.4	100.0	88.8	68.0	61.6	71.7
Furniture	58.2	100.0	106.2	109.5	101.9	99.9
Other Products	44.1	100.0	104.4	108.2	102.9	106.4
Electricity, Gas	467.7	100.0	100.8	106.3	110.3	108.6
Total Index	10,000.0	100.0	102.2	104.8	106.4	106.3

(1)

Index weights were established on the basis of an industrial census in 2015 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production decreased by 0.3% in 2015, primarily due to decreased exports. Industrial production increased by 2.2% in 2016, primarily due to increased domestic consumption. Industrial production increased by

2.5% in 2017, primarily due to increased domestic consumption and exports. Industrial production increased by 1.5% in 2018, primarily due to increased domestic consumption and exports. Based on preliminary data, industrial production decreased by 0.1% in 2019, primarily due to decreased exports.

Manufacturing

The manufacturing sector decreased production by 0.3% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals. The manufacturing sector increased production by 2.3% in 2016 and by 2.3% in 2017, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors), communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers. The manufacturing sector increased production by 1.3% in 2018, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). Based on preliminary data, the manufacturing sector increased production by 0.1% in 2019, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors).

Automobiles. In 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.9%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America. In 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars. In 2017, automobile production decreased by 2.7%, domestic sales volume recorded a decrease of 2.5% and exports sales volume recorded a decrease of 3.5%, compared with 2016, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production and decreased exports to the United States and China. In 2018, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 0.5% and exports sales volume recorded a decrease of 3.2%, compared with 2017, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers and the restructuring of GM Korea’s production units and decreased exports to countries in South America and the Middle East. Based on preliminary data, in 2019, automobile production decreased by 1.9%, domestic sales volume recorded a decrease of 1.8% and export sales volume recorded a decrease of 2.0%, compared with 2018, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production, decreased domestic demand for automobiles and decreased demand for automobiles in China.

Electronics. In 2015, electronics production amounted to ~~W~~316,600 billion, a decrease of 3.9% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports. In 2016, electronics production amounted to ~~W~~309,016 billion, a decrease of 2.4% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports. In 2017, electronics production amounted to ~~W~~342,755 billion, an increase of 10.9% from the previous year, and exports amounted to US$197.6 billion, an increase of 21.6% from the previous year, primarily due to increases in demand for semiconductors, organic light-emitting diode, or OLED, display panels and computers. In 2017, export sales of semiconductor memory chips constituted approximately 17.4% of the Republic’s total exports. In 2018, electronics production amounted to ~~W~~365,548 billion, an increase of 6.6% from the previous year, and in 2018, exports amounted to US$220.3 billion, an increase of 11.5% from the previous year, primarily due to increases in demand for semiconductors and lithium-ion batteries. In 2018, export sales of semiconductor memory chips constituted approximately 21.2% of the Republic’s total exports. Based on preliminary data, in the first eleven months of 2019, electronic production amounted to ~~W~~293,648 billion, a decrease of 12.6% from ~~W~~335,846 billion in the corresponding period of 2018. Based on preliminary data, in 2019, exports amounted to US$176.9 billion, a decrease of 19.7% from the previous year, primarily due to a significant decrease in semiconductor prices. In 2019, export sales of semiconductor memory chips constituted approximately 17.6% of the Republic’s total exports.

Iron and Steel. In 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and domestic sales volume of iron and steel products increased by 0.6% but export sales volume of iron and steel products decreased by 2.2%, primarily due to excess supply from China and adverse conditions in the global shipbuilding and construction industries. In 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume of iron and steel products decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume of iron and steel products increased by 2.2%, primarily due to the recovery of the domestic construction industry. In 2017, crude steel production totaled 71.1 million tons, an increase of 3.7% from 2016, and export sales volume of iron and steel products increased by 2.3%, primarily due to an increase in global demand for crude steel products but domestic sales volume of iron and steel products decreased by 1.2%, primarily due to adverse conditions in the domestic shipbuilding and automobile industries. In 2018, crude steel production totaled 72.5 million tons, an increase of 1.9% from 2017, primarily due to the recovery of the domestic shipbuilding industry, but export sales volume of iron and steel products decreased by 3.9%, primarily due to restrictions on imports of steel products imposed by the United States, Canada and the European Union. Based on preliminary data, in 2019, crude steel production totaled 71.4 million tons, a decrease of 1.5% from 2018, primarily due to adverse conditions in the construction and shipbuilding industries, and export sales volume of iron and steel products decreased by 0.2%, primarily due to continued restrictions on imports of steel products imposed by the United States, Canada and the European Union.

Shipbuilding. In 2015, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, a decrease of 15.4% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry. In 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry. In 2017, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300% compared to 2016, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. In 2018, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, an increase of 62.5% compared to 2017, primarily due to increased demand for LNG carriers, oil tankers and container carriers. Based on preliminary data, in 2019, the Republic’s shipbuilding orders amounted to approximately 9 million compensated gross tons, a decrease of 30.8% compared to 2018, primarily due to decreased demand for container carriers and bulk carriers, which more than offset increased demand for LNG carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. In 2017, rice production decreased 5.3% from 2016 to 4.0 million tons. In 2018, rice production decreased 2.5% from 2017 to 3.9 million tons. In 2019, rice production decreased 5.1% from 2017 to 3.7 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2015, the agriculture, forestry and fisheries industry decreased by 0.2% compared to 2014, primarily due to unfavorable weather conditions. In 2016, the agriculture, forestry and fisheries industry decreased by 5.6% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch. In 2017, the agriculture, forestry and fisheries industry increased by 2.3% compared to 2016, primarily due to an increase in aquafarming production. Based on preliminary data, in 2018, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2017, primarily due to an increase in livestock production. Based on preliminary data, in 2019, the agriculture, forestry and fisheries industry increased by 2.4% compared to 2018, primarily due to an increase in farming and livestock production.

Construction

In 2015, the construction industry increased by 6.2% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings. In 2016, the construction industry increased by 9.8% compared to 2015, primarily due to an increase in the construction of private residential and commercial buildings. In 2017, the construction industry increased by 5.9% compared to 2016, primarily due to an increase in the construction of residential and commercial buildings. Based on preliminary data, in 2018, the construction industry decreased by 4.0% compared to 2017, primarily due to a decrease in the construction of residential and commercial buildings. Based on preliminary data, in 2019, the construction industry decreased by 3.0% compared to 2018, primarily due to a continued decrease in the construction of residential buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2015	286.9	272.0	94.8
2016	293.8	277.9	94.6
2017	302.1	284.0	94.0
2018	307.5	288.1	93.7
2019(2)	303.4	283.4	93.4

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents(2), except percentages)
2015	85,401	29.8	109,090	38.0	34,765	12.1	57,675	20.1	286,931	100.0
2016	81,499	27.7	117,606	40.0	34,181	11.6	60,493	20.6	293,778	100.0
2017	86,177	28.5	119,400	39.5	31,615	10.5	64,874	21.5	302,066	100.0
2018	86,651	28.2	118,521	38.5	28,437	9.2	73,892	24.0	307,501	100.0
2019(3)	82,075	27.0	117,579	38.7	31,079	10.2	72,714	24.0	303,446	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2019, the Republic had 24 nuclear plants with a total estimated nuclear power installed generating capacity of 23,250 megawatts and four nuclear plants under construction. In December 2017, the Government released the “Eighth Basic Plan relating to the Long-Term Supply and Demand of Electricity” which serves as the guideline for stable medium- and long-term supply of electric power. The objectives of the Eighth Basic Plan include, among other things, (i) increasing efforts to address environmental and safety concerns, including reducing greenhouse gas emission and yellow dust, (ii) decreasing the portion of electricity supplied using nuclear and coal energy sources including through suspension of construction of new nuclear power plants, permanent closing of old coal-fired generation units and converting coal-fired generation units into LNG-fired generation units, (iii) increasing the portion of electricity supplied from renewable energy, in particular solar and wind power, and (iv) promoting the replacement of coal with LNG as an energy source by reducing the gap in expenses incurred in using the respective fuel types, for example, by adjusting the consumption tax rates applicable to the respective fuel types. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies. Since the release of the Eighth Basic Plan, the Government has reiterated its policy to slowly phase out power generation from nuclear and coal energy sources and increase the use of renewable energy sources. The Government plans to establish more detailed guidelines and set specific targets for reducing reliance on nuclear and coal power generation in the upcoming years. To that end, the Government commenced preparation of the Ninth Basic Plan in March 2019 and aims to issue the finalized plan by the end of 2020.

Services Sector

In 2015, the service industry increased by 3.1% compared to 2014 as the finance and insurance sector increased by 7.5%, the business activities sector increased by 5.0% and the health and social work sector increased by 4.7%, each compared with 2014. In 2016, the service industry increased by 2.9% compared to 2015 as the health and social work sector increased by 7.3%, the wholesale and retail trade, restaurants and hotels sector increased by 2.7% and the finance and insurance sector increased by 1.9%, each compared with 2015. In 2017, the service industry increased by 2.6% compared to 2016 as the health and social work sector increased by 6.4%, the finance and insurance sector increased by 4.2% and the public administration and defense sector increased by 2.8%, each compared with 2016. Based on preliminary data, in 2018, the service industry increased by 3.2% compared to 2017 as the health and social work sector increased by 8.1%, the finance and insurance sector increased by 5.6% and the public administration and defense sector increased by 3.4%, each compared with 2017. Based on preliminary data, in 2019, the service industry increased by 2.7% compared to 2018 as the health and social work sector increased by 8.3%, the public administration and defense sector increased by 3.6% and the finance and insurance sector increased by 4.5%, each compared with 2018.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2015=100)	(%)	(2015=100)	(%)	(2015=100)		(%)		(%)
2015	100.0	(4.0)	100.0	0.7	100.0		2.9		3.6
2016	98.2	(1.8)	101.0	1.0	104.2		4.2		3.7
2017	101.6	3.5	102.9	1.9	106.4		2.1		3.7
2018	103.5	1.9	104.5	1.5	113.6		6.8		3.8
2019	103.5	0.0	104.9	0.4	N/A	(4)	N/A	(4)	3.8

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office

In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In 2017, the inflation rate increased to 1.9%, primarily due to increases in the prices of agricultural and livestock products and oil. In 2018, the inflation rate decreased to 1.5%, primarily due to a slowdown in the growth rate of agricultural goods and oil prices. In 2019, the inflation rate decreased to 0.4%, primarily due to decreases in the prices of agricultural and livestock products and oil.

In 2015, the unemployment rate increased to 3.6%, primarily due to the sluggishness of the domestic economy. In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In 2017, the unemployment rate remained unchanged at 3.7%. In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In 2019, the unemployment rate remained constant at 3.8%.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2019, the economically active population of the Republic was 28.2 million and the number of employees was 27.1 million.

The following table shows selected employment information by industry and by gender:

	2015	2016	2017	2018	2019
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	26,178	26,409	26,725	26,822	27,123
Employment by Industry:
Agriculture, Forestry and Fishing	5.1	4.9	4.8	5.0	5.1
Mining and Manufacturing	17.6	17.2	17.2	16.9	16.4
S.O.C & Services	77.2	77.9	78.0	78.1	78.5
Electricity, Transport, Communication and Finance	11.8	11.8	11.4	11.8	11.7
Business, Private & Public Service and Other Services	35.4	36.3	36.4	36.5	37.4
Construction	7.0	7.0	7.4	7.6	7.4
Wholesale & Retail Trade, Hotels and Restaurants	23.0	22.9	22.8	22.2	22.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.7	57.6	57.5	57.3	57.0
Female	42.3	42.4	42.5	42.7	43.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees is in the process of being reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and will further be extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Approximately 11.8% of the Republic’s workers were unionized as of December 31, 2018. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•

In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

•

In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•

In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Motors Corporation, or Kia Motors, went on partial strike protesting the wage gap between workers at Kia Motors and workers at Hyundai Motor.

•

In September 2017, several thousand unionized workers at KBS and MBC, Korea’s two largest television and radio broadcasters, went on strike, which lasted several months, to protest against alleged management interference in news coverage and unfair labor practices.

•	In 2017, unionized workers at Hyundai Motor went on a series of partial strikes demanding higher wages and bonuses.

•	In July 2018, unionized workers at Hyundai Heavy Industries went on full strike demanding higher wages.

•	In May 2019, unionized bus drivers launched a nationwide strike seeking higher wages and increased manpower in time for the 52-hour work week that was implemented in July 2019.

•	In September 2019, unionized workers at GM Korea went on full strike, the first in more than 20 years, demanding higher wages and protesting against GM Korea’s restructuring plans.

•	In October and November 2019, several thousand members of the National Railroad Workers’ Union went on full strike demanding a normalization of wages and requesting the hiring of additional personnel.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2019, the Justice Party holds six seats in the National Assembly.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2019, there were six nationwide banks, six regional banks, two internet banks and 36 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~2,055 billion in 2015, ~~W~~308 billion in 2016, ~~W~~395 billion in 2017, ~~W~~170 billion in 2018 and ~~W~~555 billion in 2019. Taking into account these capital contributions, its total paid-in capital was ~~W~~18,663 billion as of December 31, 2019.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~1,130 billion in 2015, ~~W~~1,620 billion in 2016, ~~W~~1,417 billion in 2017, ~~W~~0 billion in 2018 and ~~W~~56 billion in 2019. Taking into account these capital contributions, its total paid-in capital was ~~W~~11,871 billion as of December 31, 2019.

•

The Industrial Bank of Korea: the Government owned, directly and indirectly, 56.5% of its common shares and all of its preferred shares as of December 31, 2019. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2015, the Industrial Bank of Korea issued an aggregate of 3,184,713 new common shares to the Government for ~~W~~40 billion in cash. In March 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ~~W~~40 billion in cash. In March 2019, the Industrial Bank of Korea issued an aggregate of 14,965,579 new shares to the Government for ~~W~~200 billion in cash. In September 2019, the Industrial Bank of Korea issued an aggregate of 2,212,585 new shares to the Government for ~~W~~25 billion in cash. Taking into account such transactions, the Government’s total paid-in capital was ~~W~~1,899 billion as of December 31, 2019.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of Won)		(percentage)
December 31, 2015	1,664.3	30.0	1.8
December 31, 2016	1,732.9	24.6	1.4
December 31, 2017	1,775.9	21.1	1.2
December 31, 2018	1,872.6	18.2	1.0
December 31, 2019(2)	1,980.6	15.3	0.8

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2015, these banks posted an aggregate net profit of ~~W~~4.4 trillion, compared to an aggregate net profit of ~~W~~6.8 trillion in 2014, primarily due to increased loan loss provisions. In 2016, these banks posted an aggregate net profit of ~~W~~3.0 trillion, compared to an aggregate net profit of ~~W~~4.4 trillion in 2015, primarily due to increased loan loss provisions. In 2017, these banks posted an aggregate net profit of ~~W~~11.2 trillion, compared to an aggregate net profit of ~~W~~3.0 trillion in 2016, primarily due to decreased loan loss provisions and increased net interest income. In 2018, these banks posted an aggregate net profit of ~~W~~15.6 trillion, compared to an aggregate net profit of ~~W~~11.2 trillion in 2017, primarily due to increased net interest income and decreased loan loss provisions, which more than offset a decrease in net non-interest income. Based on preliminary data, in 2019, these banks posted an aggregate net profit of ~~W~~14.4 trillion, compared to an aggregate net profit of ~~W~~15.6 trillion in 2018, primarily due to losses on investments in subsidiaries and associates in 2019 compared to gains on investments in subsidiaries and associates in 2018, which more than offset decreased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of September 30, 2019, 79 mutual savings banks, 24 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7
March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4
June 30, 2016	1,970.4
July 29, 2016	2,016.2
August 31, 2016	2,034.7
September 30, 2016	2,043.6
October 31, 2016	2,008.2
November 30, 2016	1,983.5
December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2
April 28, 2017	2,205.4
May 31, 2017	2,347.4
June 30, 2017	2,391.8
July 31, 2017	2,402.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5
October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 30, 2018	2,445.9
April 30, 2018	2,515.4
May 31, 2018	2,423.0
June 29, 2018	2,326.1
July 31, 2018	2,295.3
August 31, 2018	2,322.9
September 28, 2018	2,343.1
October 31, 2018	2,029.7
November 30, 2018	2,096.9
December 28, 2018	2,041.0
January 31, 2019	2,204.9
February 28, 2019	2,195.4
March 29, 2019	2,140.7
April 30, 2019	2,203.6
May 31, 2019	2,041.7
June 28, 2019	2,130.6
July 31, 2019	2,024.6
August 30, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0
February 28, 2020	1,987.0
March 31, 2020	1,754.6

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. During the first quarter of 2020, there has been a significant overall decline in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad due to the ongoing global outbreak of the COVID-19 pandemic. The index was 1,896.2 on April 22, 2020.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to

3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy. On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy. The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25% in response to deteriorating economic conditions resulting from the ongoing global outbreak of the COVID-19 pandemic.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2015	2016	2017	2018	2019
	(billions of Won)
Money Supply (M1)(1)	708,452.9	795,531.1	849,862.4	865,851.8	952,922.8
Quasi-money(2)	1,538,922.1	1,611,928.0	1,680,491.2	1,834,510.6	1,960,686.8
Money Supply (M2)(3)	2,247,375.0	2,407,459.1	2,530,353.6	2,700,362.4	2,913,609.6
Percentage Increase Over Previous Year	8.2%	7.1%	5.1%	6.7%	7.9%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4
March 31, 2016	1,153.5
April 29, 2016	1,143.9
May 31, 2016	1,190.6
June 30, 2016	1,164.7
July 31, 2016	1,125.7
August 31, 2016	1,118.5
September 30, 2016	1,096.3
October 31, 2016	1,145.2
November 30, 2016	1,168.5

Won/U.S. Dollar Exchange Rate
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1
April 28, 2017	1,130.1
May 31, 2017	1,123.9
June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 30, 2018	1,066.5
April 30, 2018	1,076.2
May 31, 2018	1,081.3
June 29, 2018	1,121.7
July 31, 2018	1,116.7
August 31, 2018	1,108.8
September 28, 2018	1,112.7
October 31, 2018	1,140.6
November 30, 2018	1,121.8
December 31, 2018	1,118.1
January 31, 2019	1,117.2
February 28, 2019	1,117.8
March 29, 2019	1,137.8
April 30, 2019	1,158.2
May 31, 2019	1,190.0
June 28, 2019	1,156.8
July 31, 2019	1,182.0
August 30, 2019	1,215.2
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3
December 31, 2019	1,157.8
January 31, 2020	1,183.5
February 28, 2020	1,215.9
March 31, 2020	1,222.6

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. During the first quarter of 2020, the value of the Won relative to the U.S. dollar declined significantly, due primarily to the impact of the ongoing global outbreak of the COVID-19 pandemic. The market average exchange rate was Won 1,231.3 to US$1.00 on April 22, 2020.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2015	2016	2017	2018	2019(4)
	(millions of dollars)
Current Account	105,118.6	97,923.7	75,230.9	77,466.5	59,971.2
Goods	120,275.0	116,461.7	113,592.9	110,086.8	76,856.0
Exports(2)	543,082.5	511,926.1	580,310.2	626,266.5	561,962.6
Imports(2)	422,807.5	395,464.4	466,717.3	516,179.7	485,106.6
Services	(14,625.8)	(17,338.4)	(36,734.1)	(29,369.4)	(23,020.8)
Income	4,454.6	4,567.1	5,336.9	4,901.9	12,198.8
Current Transfers	(4,985.2)	(5,766.7)	(6,964.8)	(8,152.8)	(6,062.8)
Capital and Financial Account	102,724.3	99,765.1	84,398.5	77,251.1	60,886.3
Capital Account	(60.2)	(46.2)	(26.8)	316.7	(64.2)
Financial Account(3)	102,784.5	99,811.3	84,425.3	76,934.4	60,950.5
Net Errors and Omissions	(2,273.9)	1,933.8	9,221.2	(848.8)	1,043.5

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea

The current account surplus in 2018 increased to US$77.5 billion from the current account surplus of US$75.2 billion in 2017, primarily due to a decrease in deficit from the service account, which more than offset decreases in surpluses from the current transfers account and the goods account. The current account surplus in 2019 decreased to US$60.0 billion from the current account surplus of US$77.5 billion in 2018, primarily due to a decrease in surplus from the goods account, which more than offset an increase in surplus from the income account and a decrease in deficit from the services account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2015	2016	2017	2018	2019(2)
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	14.1	15.0	15.7	20.0	15.9
Merger & Acquisition	6.8	6.3	7.2	6.9	7.4

Total	20.9	21.3	22.9	26.9	23.3

Actual Investment	16.6	10.8	13.8	17.3	13.1

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2018, the contracted and reported amount of foreign direct investment in the Republic increased to US$26.9 billion from US$22.9 billion in 2017, primarily due to an increase in foreign investment in the manufacturing sector to US$10.0 billion in 2018 from US$7.2 billion in 2017.

Based on preliminary data, in 2019, the contracted and reported amount of foreign direct investment in the Republic decreased to US$23.3 billion from US$26.9 billion in 2018, primarily due to a decrease in foreign investment in the manufacturing sector to US$8.2 billion in 2019 from US$10.0 billion in 2018.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2015	2016	2017	2018	2019
	(billions of dollars)
North America
U.S.A.	5.5	3.9	4.7	5.9	6.8
Others	2.9	1.4	1.6	1.9	1.7

	8.4	5.3	6.3	7.8	8.6
Asia
Japan	1.7	1.2	1.8	1.3	1.4
Hong Kong	1.5	2.1	1.8	1.5	1.9
Singapore	2.5	2.3	1.8	1.5	1.3
China	2.0	2.0	0.8	2.7	1.0
Others	0.7	0.5	2.0	2.4	1.0

	8.4	8.1	8.2	9.4	6.6
European Union
Malta	0.7	4.1	1.1	2.6	1.5
Netherlands	0.5	1.5	1.7	1.4	1.7
England	0.3	0.4	2.2	1.2	2.1
Germany	0.5	0.3	0.7	0.5	0.4
France	0.1	0.2	0.3	0.7	0.1
Luxembourg	0.2	0.2	0.2	0.2	0.1
Others	0.4	0.8	1.1	2.4	1.4

	2.7	7.5	7.3	9.0	7.4
Others regions and countries	1.4	0.4	1.1	0.6	0.7

Total	20.9	21.3	22.9	26.9	23.3

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2015	526.8	36.0%	436.5	29.8%	90.3	120.7
2016	495.4	33.0%	406.2	27.1%	89.2	122.0
2017	573.7	35.3%	478.5	29.5%	95.2	119.9
2018	604.9	35.2%	535.2	31.1%	69.7	113.0
2019(4)	542.2	33.0%	503.3	30.7%	38.9	107.7

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At current market prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019(2)	As % of 2019 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	6.8	1.3	7.4	1.5	7.8	1.4	7.9	1.3	8.2	1.5
Raw Materials and Fuels	39.5	7.5	33.0	6.7	43.1	7.5	55.1	9.1	48.8	9.0
Petroleum & Derivatives	32.4	6.1	26.8	5.4	35.4	6.2	47.0	7.8	41.3	7.6
Others	7.1	1.3	6.2	1.3	7.7	1.3	8.1	1.3	7.5	1.4
Light Industrial Products	35.4	6.7	35.4	7.1	36.0	6.3	35.8	5.9	34.2	6.3
Heavy & Chemical Industrial Products	445.1	84.5	419.7	84.7	486.8	84.9	506.1	83.7	451.0	83.2
Electronic & Electronic Products	170.5	32.4	159.4	32.2	192.0	33.5	214.8	35.5	171.4	31.6
Chemicals & Chemical Products	55.9	10.6	55.3	11.2	65.7	11.5	74.0	12.2	67.4	12.4
Metal Goods	41.4	7.9	39.9	8.1	46.9	8.2	48.1	8.0	44.1	8.1
Machinery & Precision Equipment	57.3	10.9	55.2	11.1	63.3	11.0	69.4	11.5	67.6	12.5
Transport Equipment	112.8	21.4	101.0	20.4	108.8	19.0	87.4	14.4	87.7	16.2
Passenger Cars	41.7	7.9	37.5	7.6	38.8	6.8	38.2	6.3	40.5	7.5
Ship & Boat	38.8	7.4	33.5	6.8	41.4	7.2	20.7	3.4	19.5	3.6
Others	32.3	6.1	30.0	6.1	28.6	5.0	28.4	4.7	27.7	5.1
Others	7.2	1.4	8.9	1.8	10.1	1.8	12.5	2.1	12.7	2.3

Total	526.8	100.0	495.4	100.0	573.7	100.0	604.9	100.0	542.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019(2)	As % of 2019 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	219.0	50.2	191.0	47.0	233.1	48.7	279.0	52.1	254.0	50.5
Crude Petroleum	55.1	12.6	44.3	10.9	59.6	12.5	80.4	15.0	70.3	14.0
Mineral	17.6	4.0	15.5	3.8	20.3	4.2	22.0	4.1	21.7	4.3
Chemicals	39.6	9.1	39.1	9.6	44.0	9.2	50.0	9.3	47.0	9.3
Iron & Steel Products	21.2	4.9	18.9	4.7	20.3	4.2	19.7	3.7	19.8	3.9
Non-ferrous Metal	11.6	2.7	10.7	2.6	12.1	2.5	12.8	2.4	12.0	2.4
Others	74.0	16.9	62.5	15.4	76.8	16.1	94.1	17.6	83.2	16.5
Capital Goods	150.8	34.5	147.8	36.4	171.8	35.9	174.6	32.6	164.9	32.8
Machinery & Precision Equipment	49.1	11.2	47.8	11.8	63.1	13.2	60.5	11.3	50.7	10.1
Electric & Electronic Machines	87.5	20.0	84.9	20.9	95.8	20.0	100.4	18.8	100.4	20.0
Transport Equipment	12.4	2.8	13.0	3.2	10.8	2.3	11.5	2.1	11.6	2.3
Others	1.9	0.4	2.1	0.5	2.1	0.4	2.2	0.4	2.1	0.4
Consumer Goods	66.7	15.3	67.4	16.6	73.6	15.4	81.6	15.2	84.5	16.8
Cereals	6.9	1.6	6.2	1.5	6.0	1.3	6.8	1.3	6.9	1.4
Goods for Direct Consumption	17.1	3.9	17.8	4.4	19.7	4.1	22.3	4.2	22.2	4.4
Consumer Durable Goods	26.6	6.1	27.0	6.6	30.0	6.3	32.2	6.0	34.5	6.9
Consumer Nondurable Goods	16.0	3.7	16.4	4.0	17.9	3.7	20.3	3.8	20.9	4.2

Total	436.5	100.0	406.2	100.0	478.5	100.0	535.2	100.0	503.3	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

In 2015, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.0% to US$526.8 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 16.9% to US$436.5 billion in 2015 from US$525.5 billion in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials.

In 2016, the Republic recorded a trade surplus of US$89.2 billion in 2016. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2017, the Republic recorded a trade surplus of US$95.2 billion. Exports increased by 15.8% to US$573.7 billion in 2017 from US$495.4 billion in 2016, primarily due to increased demand for semiconductors and steel products. Imports increased by 17.8% to US$478.5 billion in 2017 from US$406.2 billion in 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

In 2018, the Republic recorded a trade surplus of US$69.7 billion in 2018. Exports increased by 5.4% to US$604.9 billion in 2018 from US$573.7 billion in 2017, primarily due to increased demand for semiconductors and petroleum products. Imports increased by 11.8% to US$535.2 billion in 2018 from US$478.5 billion in 2017, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$38.9 billion in 2019. Exports decreased by 10.4% to US$542.2 billion in 2019 from US$604.9 billion in 2018, primarily due to a significant decrease in semiconductor prices. Imports decreased by 6.0% to US$503.3 billion in 2019 from US$535.2 billion in 2018, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019(1)	As % of 2019 Total(1)
	(millions of dollars, except percentages)
China	137,123.9	26.0	124,432.9	25.1	142,120.0	24.8	162,125.1	26.8	136,202.5	25.1
United States	69,832.1	13.3	66,462.3	13.4	68,609.7	12.0	72,719.9	12.0	73,343.9	13.5
Japan	25,576.5	4.9	24,355.0	4.9	26,816.1	4.7	30,528.6	5.0	28,420.2	5.2
Hong Kong	30,418.2	5.8	32,782.4	6.6	39,112.3	6.8	45,996.4	7.6	31,912.9	5.9
Singapore	15,011.2	2.8	12,458.9	2.5	11,651.9	2.0	11,782.2	1.9	12,768.0	2.4
Vietnam	27,770.8	5.3	32,630.5	6.6	47,753.8	8.3	48,622.1	8.0	48,177.7	8.9
Taiwan	12,004.3	2.3	12,220.5	2.5	14,898.4	2.6	20,783.5	3.4	15,666.3	2.9
India	12,029.6	2.3	11,596.3	2.3	15,055.5	2.6	15,606.2	2.6	15,096.3	2.8
Indonesia	7,872.4	1.5	6,608.5	1.3	8,403.7	1.5	8,833.2	1.5	7,650.1	1.4
Mexico	10,891.9	2.1	9,720.8	2.0	10,932.6	1.9	11,458.2	1.9	10,927.0	2.0
Australia	10,830.6	2.1	7,500.7	1.5	19,861.6	3.5	9,610.4	1.6	7,890.6	1.5
Russia	4,685.7	0.9	4,768.8	1.0	6,906.6	1.2	7,320.9	1.2	7,774.1	1.4
Germany	6,220.2	1.2	6,443.0	1.3	8,483.8	1.5	9,372.7	1.5	8,685.7	1.6
Others(1)	156,489.1	29.7	143,445.3	29.0	153,088.4	26.7	150,100.2	24.8	137,717.3	25.4

Total	526,756.5	100.0	495,425.9	100.0	573,694.4	100.0	604,859.7	100.0	542,232.6	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018	As % of 2018 Total	2019(1)	As % of 2019 Total(1)
	(millions of dollars, except percentages)
China	90,250.3	20.7	86,980.1	19.9	97,860.1	20.5	106,488.6	19.9	107,228.7	21.3
Japan	45,853.8	10.5	47,466.6	10.9	55,124.7	11.5	54,603.7	10.2	47,580.9	9.5
United States	44,024.4	10.1	43,215.9	9.9	50,749.4	10.6	58,868.3	11.0	61,878.6	12.3
Saudi Arabia	19,561.5	4.5	15,741.7	3.6	19,590.5	4.1	26,335.8	4.9	21,840.6	4.3
Qatar	16,474.8	3.8	10,081.3	2.3	11,267.1	2.4	16,293.6	3.0	13,036.6	2.6
Australia	16,437.8	3.8	15,175.9	3.5	19,159.7	4.0	20,718.6	3.9	20,608.2	4.1
Germany	20,956.5	4.8	18,917.0	4.3	19,748.7	4.1	20,854.0	3.9	19,936.9	4.0
Kuwait	8,973.4	2.1	7,262.3	1.7	9,594.0	2.0	12,794.3	2.4	10,771.1	2.1
Taiwan	16,653.9	3.8	16,403.1	3.8	18,073.0	3.8	16,738.4	3.1	15,717.7	3.1
United Arab Emirates	8,614.7	2.0	6,941.1	1.6	9,557.1	2.0	9,287.4	1.7	8,991.1	1.8
Indonesia	8,850.4	2.0	8,285.3	1.9	9,571.0	2.0	11,161.2	2.1	8,819.8	1.8
Malaysia	8,609.4	2.0	7,507.8	1.7	8,714.7	1.8	10,205.7	1.9	9,279.9	1.8
Others(1)	131,238.1	30.1	122,214.8	34.9	149,468.3	31.2	170,852.9	31.9	157,652.8	31.3

Total	436,499.0	100.0	406,192.9	100.0	478,478.3	100.0	535,202.4	100.0	503,342.9	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The outbreak of severe health epidemics in Korea and various parts of the world, including the ongoing global outbreak of the COVID-19 pandemic, raises significant uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. See “—The Economy—Worldwide Economic and Financial Difficulties”. In order to contain further spread of such epidemics and to prevent the outbreak of similar epidemics in the future, the Government continues to cooperate actively with regional and international efforts to develop and implement various measures to combat such outbreaks. The further spread of the COVID-19 disease, or the outbreak of other similar diseases in the future, however, may have an adverse effect on Korean and world economies and on international trade.

In recent years and in 2020, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely, in particular due to the impact of the ongoing global outbreak of the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015 and Colombia since July 2016. In March 2017, the Republic signed a regional FTA with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009 and the European Union since 2011 and is currently negotiating additional regional FTAs, including one with China and Japan. The Republic and the United States have recently completed revisions to their bilateral FTA, which became effective in January 2019. The Republic and Turkey have also completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$15.2 billion in 2015, US$18.5 billion in 2016, US$49.0 billion in 2017 and US$32.6 billion in 2018. Based on preliminary data, the Republic had a non-commodities trade deficit of US$16.9 billion in 2019.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2015	2016	2017	2018	2019
	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	358,513.8	361,701.4	379,476.6	393,332.5	397,876.1

Total Gold and Foreign Exchange	363,308.6	366,496.2	384,271.3	398,127.2	402,670.9

Reserve Position at IMF	1,411.8	1,727.5	1,621.1	2,140.4	2,792.9
Special Drawing Rights	3,241.4	2,878.0	3,374.3	3,426.6	3,352.4

Total Official Reserves	$367,961.9	$371,101.6	$389,266.7	$403,694.3	$408,816.2

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$368.0 billion as of December 31, 2015, US$371.1 billion as of December 31, 2016, US$389.3 billion as of December 31, 2017, US$403.7 billion as of December 31, 2018 and US$408.8 billion as of December 31, 2019, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$400.2 billion as of March  31, 2020.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2018 budgeted revenues increased by 6.4% to ~~W~~416.1 trillion from ~~W~~391.2 trillion in 2017, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2018 budgeted expenditures and net lending increased by 5.2% to ~~W~~397.7 trillion from ~~W~~378.2 trillion in 2017, led by increases in budgeted expenditures on the agriculture, forestry and fisheries industry, welfare services for senior citizens, children, unemployed people and temporary workers, health and medical services, education services and military services. The 2018 budget anticipated a ~~W~~18.4 billion budget surplus.

2019 budgeted revenues increased by 7.3% to ~~W~~446.4 trillion from ~~W~~416.1 trillion in 2018, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2019 budgeted expenditures and net lending increased by 10.6% to ~~W~~439.9 trillion from ~~W~~397.7 trillion in 2018, led by increases in budgeted expenditures on economic growth (including job creation and research and development), child care and education, welfare services for senior citizens, children, disabled people, unemployed people and temporary workers and military services. The 2019 budget anticipated a ~~W~~6.5 billion budget surplus.

2020 budgeted revenues increased by 1.0% to ~~W~~450.9 trillion from ~~W~~446.4 trillion in 2019, led by an increase in budgeted tax revenues (including social security contributions and tax on property). 2020 budgeted expenditures and net lending increased by 9.4% to ~~W~~481.4 trillion from ~~W~~439.9 trillion in 2019, led by increases in budgeted expenditures on economic growth (including job creation, research and development and support for start-ups and small businesses), social security, welfare services for senior citizens, unemployed people and temporary workers, and public housing. The 2020 budget anticipated a ~~W~~30.5 billion budget deficit.

In March 2020, the National Assembly approved a supplementary budget for 2020 in the amount of ~~W~~11.7 trillion as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the ongoing global outbreak of the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. The supplementary budget, the largest of its kind drawn up in response to an outbreak of an infectious disease in Korea, focuses on the provision of financial support for certain industries that are most vulnerable to, or adversely impacted by, the COVID-19 pandemic, such as tourism, aviation, shipping, logistics and food services, among others. The Government currently plans to use the supplementary budget for the following: (i) provision of loans and guarantees for small businesses, (ii) household support, including daycare vouchers and emergency livelihood support, (iii) disease prevention and treatment and (iv) various forms of financial support for local communities most affected by the COVID-19 pandemic. It is currently expected that the supplementary budget will be funded through the issuance of treasury bonds by the Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2015	2016	2017	2018	2019(1)	2018	2019	2020
	(billions of Won)
Total Revenues	339,186	371,264	403,839	438,262	443,853	416,085	446,398	450,873
Current Revenues	335,911	367,888	400,659	435,558	441,148	413,304	443,271	447,925
Total Tax Revenues	270,974	299,451	325,845	358,424	363,005	337,402	364,539	365,389
Taxes on income, profits and capital gains	105,751	120,612	134,242	155,399	155,736	135,942	159,618	152,837
Social security contributions	53,089	56,889	60,460	64,854	69,550	69,273	69,747	73,392
Tax on property	11,113	11,112	12,945	15,473	15,474	11,931	14,611	16,013
Taxes on goods and services	79,442	89,221	95,535	99,056	98,614	97,390	97,263	98,154
Taxes on international trade and transaction	8,495	8,045	8,529	8,815	7,882	9,418	9,056	8,791
Other tax	13,084	13,571	14,133	14,828	15,748	13,450	14,244	16,202
Non-Tax Revenues	64,936	68,437	74,814	77,134	78,143	75,902	78,732	82,536
Operating surpluses of departmental enterprise sales and property income	22,129	24,489	27,692	28,616	29,345	27,154	28,692	31,026
Administration fees & charges and non-industrial sales	8,664	8,469	9,067	9,004	10,181	9,460	9,940	10,355
Fines and forfeits	20,777	22,266	23,769	24,455	22,554	23,140	23,726	24,643
Contributions to government employee pension fund	10,929	11,289	12,311	13,206	13,523	13,200	13,445	13,944
Current revenue of non-financial public enterprises	2,437	1,924	1,974	1,853	2,540	2,947	2,929	2,568
Capital Revenues	3,276	3,376	3,180	2,703	2,705	2,781	3,127	2,948
Total Expenditures and Net Lending	339,351	354,354	379,809	407,099	455,850	397,739	439,868	481,352
Total Expenditures	330,537	342,612	363,671	389,610	436,698	388,134	425,270	460,044
Current Expenditures	296,216	309,981	332,719	360,176	387,100	358,912	394,567	426,721
Expenditure on goods and service	63,160	65,145	67,536	71,459	60,196	75,281	80,219	85,521
Interest payment	14,056	13,964	13,976	14,287	13,837	14,334	14,362	15,525
Subsidies and other current transfers	216,189	228,349	248,513	272,080	309,575	265,631	295,970	321,672
Current expenditure of non-financial public enterprises	2,810	2,524	2,694	2,350	3,492	3,666	4,016	4,003
Capital Expenditures	34,322	32,631	30,952	29,434	49,598	29,222	30,704	33,323
Net Lending	8,814	11,741	16,138	17,489	19,152	9,605	14,597	21,308

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2015, the Republic recorded total revenues of ~~W~~339.2 trillion and total expenditures and net lending of ~~W~~339.4 trillion. The Republic had a fiscal deficit of ~~W~~0.2 trillion in 2015.

For 2016, the Republic recorded total revenues of ~~W~~371.3 trillion and total expenditures and net lending of ~~W~~354.4 trillion. The Republic had a fiscal surplus of ~~W~~16.9 trillion in 2016.

For 2017, the Republic recorded total revenues of ~~W~~403.8 trillion and total expenditures and net lending of ~~W~~379.8 trillion. The Republic had a fiscal surplus of ~~W~~24.0 trillion in 2017.

For 2018, the Republic recorded total revenues of ~~W~~438.3 trillion and total expenditures and net lending of ~~W~~407.1 trillion. The Republic had a fiscal surplus of ~~W~~31.2 trillion in 2018.

Based on preliminary data, the Republic recorded total revenues of ~~W~~443.9 trillion and total expenditures and net lending of ~~W~~455.9 trillion in 2019. The Republic had a fiscal deficit of ~~W~~12.0 trillion in 2019.

The Government expects that the Republic’s fiscal deficit will increase in 2020, primarily due to a significant increase in expenditures and a significant decrease in tax revenues, primarily due to the adverse impact of the ongoing global outbreak of the COVID-19 pandemic on the Korean economy.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2017 amounted to approximately ~~W~~648.5 trillion, an increase of 5.3% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2018 amounted to approximately ~~W~~680.7 trillion, an increase of 5.0% over the previous year.

The Government estimates that the total outstanding debt of the Government (excluding guarantees by the Government) as of December 31, 2019 increased to approximately ~~W~~699.0 trillion from the total outstanding debt of the Government (excluding guarantees by the Government) of ~~W~~651.8 trillion as of December 31, 2018.

The Government expects that the amount of the Government’s debt will increase significantly in 2020 as it plans to execute a large stimulus plan to support the Korean economy in light of the ongoing global outbreak of the COVID-19 pandemic. The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2018:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$5,900.0	US$	5,900.0
Euro (EUR)	EUR1,125.0		1,287.1

Total		US$	7,187.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2018.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2014	493,584.9
2015	547,625.6
2016	584,785.0
2017	619,971.9
2018	643,550.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2014	2015	2016	2017	2018
	(billions of Won)
Domestic	29,158.4	26,393.8	24,241.6	21,130.5	17,016.3
External(1)	—	—	—	—	—

Total	29,158.4	26,393.8	24,241.6	21,130.5	17,016.3

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2015	2016	2017	2018	2019(1)
	(billions of dollars)
Long-term Liabilities	291.7	277.4	296.1	315.6	332.5
General Government	62.8	64.5	78.0	83.5	91.2
Monetary Authorities	20.1	10.8	14.5	15.2	14.4
Banks	103.1	93.8	91.7	100.1	103.1
Other Sectors	105.7	108.2	111.8	116.8	123.7
Short-term Liabilities	104.3	104.8	116.0	125.6	134.5
General Government	2.3	2.5	2.0	1.0	1.6
Monetary Authorities	12.0	6.9	8.1	12.8	10.9
Banks	74.8	78.4	85.5	90.3	101.9
Other Sectors	15.2	17.0	20.4	21.5	20.1

Total External Liabilities	396.1	382.2	412.0	441.2	467.0

(1)	Preliminary.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date		Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2018
2005-001	November 2, 2005	November 3, 2025		5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021		4.250	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2019	*	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023		3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044		4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024		2.125	EUR	750,000,000		750,000,000
2017-001	January 19, 2017	January 19, 2027		2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028		3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048		3.875	USD	500,000,000		500,000,000

Total External Bonds in Original Currencies							USD	5,900,000,000
							EUR	1,125,000,000

Total External Bonds in Equivalent Amount of Won(1)							~~W~~	8,035,845,000,000

*	Repaid on the maturity date.

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,118.1, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,279.16, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.00-5.75	2006-2018	2018-2068	567,044.0
Interest-Bearing Treasury Bond for National Housing I	1.25-3.00	2009-2018	2014-2023	72,545.6
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1994-2017	2014-2030	718.9
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	1.6
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				640,319.6

2. Borrowings
Borrowings from The Bank of Korea	1.362-1.652	2017-2018	2019	716.2
Borrowings from the Sports Promotion Fund	1.205-2.275	2016-2018	2019-2020	450.0
Borrowings from The Korea Foundation Fund	1.73-2.34	2017-2018	2019-2020	70.0
Borrowings from the Labor Welfare Promotion Fund	2.13	2018	2019	50.0
Borrowings from Korea Technology Finance Corporation	1.98-2.34	2018	2020-2022	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014-2018	2019-2020	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.51	2018	2021	10.0
Borrowings from the Film Industry Development Fund	1.385-2.235	2016-2018	2019-2020	114.0
Borrowings from the Housing Finance Credit Guarantee Fund	1.385-1.67	2016	2019	526.1

Total Borrowings				3,231.3

Total Internal Funded Debt				643,550.9

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	1.34-2.52	2015-2018	2019-2021	5,850.0
Korea Student Aid Foundation	0.00-5.07	2010-2018	2019-2037	11,160.0

Total Bonds				17,010.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	6.3

Total Borrowings				6.3

Total Internal Guaranteed Debt				17,016.3

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto, or FATCA. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.

Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a

U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Byung Soo Kim, and the Deputy General Manager of our New York Branch, Mr. Eun Young Kim, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% (including local income tax) of net gain or 11% (including local income tax) of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner, or a BO Application. Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income), or an OIV, a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder, and, to a limited extent, if you are a non-U.S. holder. You will be a U.S. holder if you are a beneficial owner of the debt securities and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

A non-U.S. holder is a beneficial owner of a debt security that is not a U.S. holder.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or non-U.S. tax laws, the alternative minimum tax, or the Medicare tax on net investment income. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Book/Tax Conformity

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale, exchange or retirement before deduction of the Korean tax.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties”, you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, or if such Korean tax is not otherwise compulsory for you, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty or otherwise, you may not be able to claim a credit for any Korean tax imposed upon the sale, exchange or retirement of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult your own tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale, exchange or retirement of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above.

For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated

interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Security and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on IRS Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a United States or non-United States person will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the IRS or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the debt securities are issued or materially modified after the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

By purchasing the debt securities, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Byung Soo Kim, General Manager of our New York Branch, or Mr. Eun Young Kim, Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Minsik Shin, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2019 and 2018 have been included in this prospectus in reliance upon the report of Nexia Samduck, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations, or Cautionary Statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•

the occurrence of severe health epidemics in Korea or other parts of the world, including the ongoing global outbreak of the COVID-19 pandemic, swine or avian flu, Ebola or Middle East respiratory syndrome;

•

adverse conditions or uncertainty in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, in particular in light of the ongoing global outbreak of the COVID-19 pandemic;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese yuan and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, in particular in light of the Government’s ongoing efforts to provide emergency relief payments to households and corporations in need of funding, which, together, would lead to a Government budget deficit as well as an increase in the Government’s debt;

•	declines in consumer confidence and a slowdown in consumer spending, in particular due to the outbreak of infectious diseases, including the ongoing global outbreak of the COVID-19 pandemic;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	further decreases in the market prices of Korean real estate;

•	increased uncertainties resulting from the United Kingdom’s exit from the European Union;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•

the investigations of large Korean conglomerates and their senior management for bribery, embezzlement and other possible misconduct relating to the impeachment and dismissal of former President Park Geun-hye in March 2017;

•	the economic impact of any pending or future free trade agreements;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing trade disputes between Korea and Japan and controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea);

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil producing countries in the Middle East or North Africa and any material disruption in the supply of oil or sudden changes in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	695,400
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	2,445,400

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1)	Facing Sheet.

(2)	Explanatory Note.

(3)	Part I, consisting of the Prospectus.

(4)	Part II, consisting of pages II-1 to II-10.

(5)	The following Exhibits:

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A to the Registration Statement of The Korea Development Bank (No. 33-38873).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Korea Development Bank (No. 33-44818).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Korea Development Bank (No. 33-156305).

B-3	-	Form of Amendment No. 1 to Fiscal Agency Agreement, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Korea Development Bank (No. 333-111608).

C-1	-	Form of Warrant Agreement, including form of Warrants.*

C-2	-	Form of Guarantee Agreement, including form of Guarantees, incorporated herein by reference to Exhibit C-2 to the Registration Statement of The Korea Development Bank (No. 333-97299).

C-3	-	Form of Solicitation Indemnification Agreement, incorporated herein by reference to Exhibit C-3 to the Registration Statement of The Korea Development Bank (No. 333-97299).

D-1	-	Consent of the Chief Executive Officer & Chairman of The Korea Development Bank (included on page II-6).

D-2	-	Power of Attorney of the Chief Executive Officer & Chairman of The Korea Development Bank.**

E-1	-	Consent of the Minister of Economy and Finance of The Republic of Korea (included on Page II-7).

E-2	-	Power of Attorney of the Minister of Economy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Korea Development Bank (No. 333-156305).

F	-	Consent of Nexia Samduck.

G-1	-	Letter appointing certain persons as authorized agents of The Korea Development Bank in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2), incorporated herein by reference to Exhibit G-2 to the Registration Statement of The Korea Development Bank (No. 333-189409).

H	-	The Korea Development Bank Act.

I	-	The Enforcement Decree of The Korea Development Bank Act.**

J	-	The Articles of Incorporation of The Korea Development Bank.**

K-1	-	Form of Prospectus Supplement relating to The Korea Development Bank’s Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the “Series C Notes”), incorporated herein by reference to Exhibit K-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

K-2	-	Form of Supplement to the Prospectus Supplement relating to the Korea Development Bank’s Series C Notes, incorporated herein by reference to Exhibit K-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

L	-	Form of Distribution Agreement between The Korea Development Bank and the Agents named therein relating to the offer or sale from time to time of the Series C Notes, incorporated herein by reference to Exhibit L to the Registration Statement of The Korea Development Bank (No. 333-6866).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19th Floor, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants).**

M-2	-	Opinion (including consent) of Kim & Chang, 39, Sajik-ro 8-gil, Jongno-gu, Seoul, Korea, Korean counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.**

M-3	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-4	-	Opinion (including consent) of Bae, Kim & Lee LLC, 133, Teheran-ro, Gangnam-gu, Seoul 06133, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-5	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-6	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-7	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

M-8	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

M-9	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 3.000% Notes due 2022 and US$500,000,000 3.250% Notes due 2024.**

M-10	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 3.000% Notes due 2022 and US$500,000,000 3.250% Notes due 2024.**

M-11	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2022 and US$500,000,000 2.125% Notes due 2024.**

M-12	-	Opinion (including consent) of Shin & Kim, 23F, D-Tower (D2), 17 Jongno 3-gil, Jongno-gu, Seoul 03155, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2022 and US$500,000,000 2.125% Notes due 2024.**

M-13	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$750,000,000 Floating Rate Notes due 2023 and US$750,000,000 1.750% Notes due 2025.**

M-14	-	Opinion (including consent) of Bae, Kim & Lee LLC, Korea Intellectual Property Service Center 13F, 131 Teheran-ro, Kangnam-gu, Seoul 06133, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$750,000,000 Floating Rate Notes due 2023 and US$750,000,000 1.750% Notes due 2025.**

N-1	-	Form of the Series C Note that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

N-2	-	Form of the Series C Note that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

O	-	Form of Calculation Agency Agreement between The Korea Development Bank and the calculation agent named therein relating to the Series C Notes that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Korea Development Bank (No. 333-6866).

*	May be filed by amendment.
**	Previously filed.

SIGNATURE OF THE KOREA DEVELOPMENT BANK

Pursuant to the requirements of the Securities Act of 1933, as amended, The Korea Development Bank has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea, on the 22nd day of April, 2020.

THE KOREA DEVELOPMENT BANK

By:	DONG GULL LEE*†
Chief Executive Officer & Chairman

†By:	/s/ YOO SEOUNG KIM
Yoo Seoung Kim
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 22nd day of April, 2020.

THE REPUBLIC OF KOREA

By:	NAM-KI HONG*†
Minister of Economy and Finance

†By:	/s/ MINSIK SHIN
Minsik Shin
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE KOREA DEVELOPMENT BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 22nd day of April, 2020.

†By:	/s/ BYUNG SOO KIM
Byung Soo Kim

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE KOREA DEVELOPMENT BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 22nd day of April, 2020.

†By:	/s/ EUN YOUNG KIM
Eun Young Kim

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 22nd day of April, 2020.

†By:	/s/ MINSIK SHIN
Minsik Shin

Financial Attaché
Korean Consulate General in New York

EXHIBIT INDEX

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A to the Registration Statement of The Korea Development Bank (No. 33-38873).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Korea Development Bank (No. 33-44818).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Korea Development Bank (No. 33-156305).

B-3	-	Form of Amendment No. 1 to Fiscal Agency Agreement, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Korea Development Bank (No. 333-111608).

C-1	-	Form of Warrant Agreement, including form of Warrants.*

C-2	-	Form of Guarantee Agreement, including form of Guarantees, incorporated herein by reference to Exhibit C-2 to the Registration Statement of The Korea Development Bank (No. 333-97299).

C-3	-	Form of Solicitation Indemnification Agreement, incorporated herein by reference to Exhibit C-3 to the Registration Statement of The Korea Development Bank (No. 333-97299).

D-1	-	Consent of the Chief Executive Officer & Chairman of The Korea Development Bank (included on page II-6).

D-2	-	Power of Attorney of the Chief Executive Officer & Chairman of The Korea Development Bank.**

E-1	-	Consent of the Minister of Economy and Finance of The Republic of Korea (included on Page II-7).

E-2	-	Power of Attorney of the Minister of Economy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Korea Development Bank (No. 333-156305).

F	-	Consent of Nexia Samduck.

G-1	-	Letter appointing certain persons as authorized agents of The Korea Development Bank in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Development Bank Act.

I	-	The Enforcement Decree of The Korea Development Bank Act.**

J	-	The Articles of Incorporation of The Korea Development Bank.**

K-1	-	Form of Prospectus Supplement relating to The Korea Development Bank’s Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the “Series C Notes”), incorporated herein by reference to Exhibit K-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

K-2	-	Form of Supplement to the Prospectus Supplement relating to the Korea Development Bank’s Series C Notes, incorporated herein by reference to Exhibit K-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

L	-	Form of Distribution Agreement between The Korea Development Bank and the Agents named therein relating to the offer or sale from time to time of the Series C Notes, incorporated herein by reference to Exhibit L to the Registration Statement of The Korea Development Bank (No. 333-6866).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19th Floor, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants).**

M-2	-	Opinion (including consent) of Kim & Chang, 39, Sajik-ro 8-gil, Jongno-gu, Seoul, Korea, Korean counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.**

M-3	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-4	-	Opinion (including consent) of Bae, Kim & Lee LLC, 133, Teheran-ro, Gangnam-gu, Seoul 06133, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-5	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-6	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-7	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

M-8	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

M-9	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 3.000% Notes due 2022 and US$500,000,000 3.250%
Notes due 2024.**

M-10	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 3.000% Notes due 2022 and US$500,000,000 3.250% Notes due 2024.**

M-11	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2022 and US$500,000,000 2.125% Notes due 2024.**

M-12	-	Opinion (including consent) of Shin & Kim, 23F, D-Tower (D2), 17 Jongno 3-gil, Jongno-gu, Seoul 03155, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2022 and US$500,000,000 2.125% Notes due 2024.**

M-13	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$750,000,000 Floating Rate Notes due 2023 and US$750,000,000 1.750% Notes due 2025.**

M-14	-	Opinion (including consent) of Bae, Kim & Lee LLC, Korea Intellectual Property Service Center 13F, 131 Teheran-ro, Kangnam-gu, Seoul 06133, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$750,000,000 Floating Rate Notes due 2023 and US$750,000,000 1.750% Notes due 2025.**

N-1	-	Form of the Series C Note that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

N-2	-	Form of the Series C Note that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

O	-	Form of Calculation Agency Agreement between The Korea Development Bank and the calculation agent named therein relating to the Series C Notes that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Korea Development Bank (No. 333-6866).

*	May be filed by amendment.
**	Previously filed.